As filed with the Securities and Exchange Commission on May 29, 2001
An Exhibit List can be found on page 119

Registration No. 333 - 48188

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM SB-2/A
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

TORVEC, INC.
(exact name of registrant specified in its charter)

                                       New York                              336350                            16-1509512
                                ------------------------        -------------------------      --------------------
                               (State of incorporation)            (Primary Standard                  (IRS Employer
                                                                           Industrial Classification)           Identification Number)

11 Pond View Drive, Rochester, New York 14534
-------------------------------------------------------------------
(Address of principal executive offices)

Keith E. Gleasman, President
TORVEC, INC.
11 Pond View Drive
Rochester, New York 14534
---------------------------
(Name and address of agent for service)
(716) 248-8549
--------------
(Telephone number, including area code, of agent for service)

COPIES TO:
Robert Oppenheimer, Esq.
Richard B. Sullivan, Esq.
Chamberlain D'Amanda
Oppenheimer & Greenfield
1600 Crossroads Bldg.
Rochester, New York 14614
(716) 232-3730
Fax (716) 232-3882

APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC:
AS SOON AS PRACTICABLE AFTER THE EFFECTIVE DATE OF THIS REGISTRATION
STATEMENT.
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          If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

          If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [   ]

          If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [   ]

          If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [   ]

          If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [   ]

          -----------

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Proposed Maximum Amount to be Registered	Proposed Maximum Offering Price Per Security (1)	Amount of Registration Fee(1)
Common Stock, $.01 par value(2)	3,672,636	$3.625	$3,514.71
Common Stock, $.01 par value (3)	960,101	$3.625	$ 918.82
Common Stock, $.01 par value (4)	367,263	$3.625	$ 351.47
Common Stock, $.01 par value (5)	354,000	$3.625	$ 338.78
(1)

Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(c) under the Securities Act of 1933, as amended (the "Act"), based upon the average of the closing bid and asked prices for the Registrant's ~~C~~ common ~~S~~stock ($3.625) as reported on the ~~OTC~~over-the-counter ~~E~~electronic ~~B~~board on October 16, 2000.

(2)	Issuable as ~~P~~put ~~S~~shares to Swartz Private Equity, LLC ("Swartz")

(3)	Issuable upon the exercise of ~~C~~common ~~S~~stock ~~C~~commitment ~~W~~warrants issued or issuable to Swartz.

(4)	Issuable upon the exercise of ~~P~~purchase ~~W~~warrants issuable to Swartz.

(5)	Issuable upon the exercise of 354,000 consulting stock options, held by PMC Direct Corp. and Marquis Capital, LLC.

(6)

Also registered hereunder pursuant to Rule 416(a) and 457 under the Act are an indeterminate number of shares of common stock issuable upon ~~certain~~ stock splits, stock dividends and similar anti-dilution provisions of the warrants.

          The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

PROSPECTUS DATED MAY 29, 2001

TORVEC, INC.
11 Pond View Drive
Rochester, New York 14534

5,354,000 SHARES

COMMON STOCK

THE OFFERING

               The resale by the selling shareholders of up to 5,354,000 shares of common stock in the over-the-counter ~~E~~electronic ~~B~~ bulletin ~~B~~board at the prevailing market price or in negotiated transactions.

o	960,101 shares are issuable upon the exercise of the ~~C~~commitment ~~W~~warrants issued to Swartz Private Equity, LLC.;
o	up to 3,672,636 shares are issuable to Swartz as ~~P~~put ~~S~~shares;
o	up to 367,263 shares are issuable upon the exercise of ~~P~~purchase ~~W~~warrants issuable to Swartz;
o	up to 354,000 shares are issuable upon the exercise of consulting stock options by Marquis Capital, LLC and PMC Direct Corp.

               Swartz, Marquis Capital and PMC Direct Corp. are underwriters as defined under the Securities Act of 1933. We provide information about Swartz's current ownership of our common stock on page 6 of this prospectus. We provide information about Marquis Capital's and PMC Direct's current ownership of our common stock on page 7 of this prospectus.

               We will receive no proceeds from the sale of the shares by the ~~S~~selling ~~S~~shareholders. Based upon the formula set forth in our investment agreement with Swartz, current market prices and our daily trading volume during calendar year 2000, we would be able to access up to $4,550,000 from the future sale of our shares to Swartz under our equity line and would receive up to $4,750,000 upon the exercise of all commitment and purchase warrants issued to Swartz. A description of this formula is found on page 6 of this prospectus. We will receive $1,770,000 if all of the consulting stock options granted to Marquis Capital and to PMC Direct are exercised. ~~We may receive proceeds from the sale of shares to Swartz and, if exercised, will receive proceeds from the sale of shares issuable upon the exercise of warrants by Swartz. We will also receive proceeds $           from the sale of shares issuable upon the exercise of the consulting stock options by either Marquis Capital, LLC or PMC Direct Corp. or both.~~

TRADING SYMBOL
"TOVC" (~~O~~over-the-~~C~~counter ~~E~~electronic ~~B~~bulletin ~~B~~board)

THIS INVESTMENT INVOLVES A HIGH DEGREE OF RISK.  PLEASE REFER TO RISK FACTORS BEGINNING ON PAGE 8.

THE SECURITIES AND EXCHANGE COMMISSION (SEC) AND STATE SECURITIES REGULATORS HAVE NOT APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

PROSPECTUS SUMMARY

               Before reading this prospectus summary, consider these important points:

  the ~~following~~ summary highlights selected information contained in this prospectus~~. This summary~~ and does not contain all the information you should consider before investing in ~~the securities~~ our shares
  ~~B~~before making an investment decision, you should read the entire prospectus carefully, including the "risk factors" section, the financial statements and the notes to the financial statements.
  ~~S~~some of the statements made in this prospectus discuss future events and developments, including our future business strategy and our ability to generate revenue, income and cash flow. These forward-looking statements involve risks and uncertainties which could cause actual results to differ ~~materially~~ significantly from those ~~contemplated~~ discussed in these forward-looking statements.

ABOUT OUR COMPANY

               Torvec, Inc. ~~("the Company")~~ was incorporated as a New York business corporation on September 25, 1996. ~~Upon its our incorporation, the Company acquired numerous patents, inventions and know-how developed for more than ten years by Vernon E. Gleasman and members of his family. The Company presently is a development stage Company specializing in automotive and ice technology. The Ccompany owns many U.S. and international patent properties developed by the Gleasmans protecting important inventions relating to the following five different areas of automotive technology:~~ Upon our formation, we acquired numerous patents, inventions and know-how developed for more than 10 years by Vernon E. Gleasman and his sons, Keith E. Gleasman and James A. Gleasman. The acquired U.S. and international patents protect important inventions in 5 different areas of automotive technology:

  steering drive for tracked vehicles
  infinitely-variable transmission
  hydraulic pump and motor
  constant velocity joint ~~and~~
  spherical gearing.

               To date, we have built prototypes for each of four ~~, and Many~~ of these inventions and anticipate completing a ~~are incorporated in the Ccompany 's FTV, (an acronym for fast tracked full terrain vehicle),~~ prototype ~~vehicle. A CAD/CAM design~~ of the infinitely variable transmission by mid to late summer, 2001.

               We have also built a prototype of our FTV™ , an acronym for fast tracked full terrain vehicle and have incorporated our 4 finished prototypes into the FTV prototype. We currently are engaged in testing the FTV prototype and have showcased the vehicle at auto shows, in our power point presentation to automotive industry leaders and have demonstrated the FTV's operating capability to automotive engineers and top-level executives representing practically all U.S. and foreign automotive and truck manufacturers.

               ~~The Company also has acquired a 20-year, exclusive worldwide license to a unique de-icing system and ice adhesion system for motorized, land-based vehicle applications~~

               In late November, 2000, we acquired a 20 year, exclusive world-wide license to a unique de-icing and ice adhesion system for motorized, land-based vehicle applications from Dartmouth College.

               We are a development stage company with a $11,232,000 accumulated deficit as of March 31, 2001. We have generated no revenues from operations since our incorporation. We do anticipate receiving revenue from the license of our ice technology within the next 12 months and from the commercialization of our automotive technology within the next 36 months.

               Our business strategy is to generate revenue from the commercialization of our automotive inventions is two-fold. First, we intend to market our five automotive inventions as stand-alone products. This strategy will be pursued by manufacturing each of our automotive inventions either by ourselves or through a joint venture partnership with U.S. and/or foreign manufacturers conducting quality control and product stability testing of our automotive inventions either at a Torvec facility or at one or more contract manufacturer's sites, however, under Torvec's supervision distributing our products to our customers--we, together with our joint venture partner, will market our inventions to U.S. and foreign and truck manufacturers, major drive component suppliers, governmental and military entities

               Secondly, we intend to market our FTV by entering into a working arrangement with a joint venture partner to actually assemble, build and distribute the FTV for us. While Torvec may continue to consider building, assembling and distributing the FTV itself, management's preference is to joint venture with a truck or car manufacturer or major supplier to produce the FTV.

               Torvec intends to generate revenue from its ice technology by licensing this technology directly to an automotive or truck manufacturer or to a major tire or glass component supplier for inclusion of the technology by automotive and truck manufacturers.

               Our executive offices are located at 11 Pond View Drive, Rochester, New York 14534. Our telephone number is (716) 248-8549. Our fax number is (716) 383-0175. Our website address is www.torvec.com. Information contained on our website or on any other website does not constitute a part of this ~~P~~prospectus.

ABOUT OUR INVESTMENT AGREEMENT WITH SWARTZ

               ~~We have been seeking additional financing to commercialize all of our technologies -- (i) steering drive for tracked vehicles; (ii) infinitely-variable transmission; (iii) hydraulic pump and motor; (iv) constant velocity joint; (v) spherical gearing; and our ice technology. We have entered into an investment agreement with Swartz Private Equity, LLC ("Swartz") to raise up to $50 million through a series of sales of our common stock. The dollar amount of each sale is limited by our common stock's trading volume, and a minimum period of time must elapse between each sale. Each sale will be to Swartz. In turn, Swartz will either hold our stock in its own portfolio, sell our stock in the open market, or place our stock through negotiated transactions with other investors. This Prospectus covers the~~

 ~~resale of our stock by Swartz either in the open market or to other investors. All of the documentation relating to our deal with Swartz was filed with the SEC in a Current Report (Form 8-K) on October 2, 2000 and is available on the SEC's website www.sec.gov.~~ On September 5, 2000, the company entered into an investment agreement with Swartz Private Equity, LLC pursuant to which Swartz granted to the company a $50,000,000 equity funding commitment which continues for a period of 36 months. The salient features of the investment agreement are as follows:

  from time to time at the company's request, Swartz will purchase from the company that number of the company's common shares equal to 15% of the number of shares traded in the market in the 20 business days immediately before or immediately after the date of the requested purchase which ever is less;
  the purchase price per share is the lesser of 91% of the average market price per share during the 20 day period after our request or that average market price minus $0.20;
  Swartz will not be required to purchase at any one time shares having a value in excess of $2,000,000;
  The company may make additional requests at intervals of approximately 30 days;
  Each time we sell shares to Swartz, we must issue Swartz a purchase warrant equal to 10% of the number of shares purchased at an initial exercise price equal to 110% of the average market price per share during the same 20 day period after our request;
  As a commitment fee, the company granted to Swartz commitment warrants to purchase 960,101 shares of the company's common stock which warrants can be exercised at $4.875 per share through August 15, 2005.
  the purchase and commitment warrant exercise price is reset to the lowest closing price of the company's common stock during the five trading days ending on each six month anniversary of each warrant issue date, if the lowest price is lower than the then current exercise price;
  Swartz can only exercise its commitment or purchase warrants to the extent that, after exercise, Swartz does not own more than 4.99% of our outstanding shares;
  the purchase and commitment warrants are subject to antidilution provisions, in the case of stock splits, stock dividends and similar transactions.

               The following table is a summary of the Swartz formula as applied to our most recent purchase:
Torvec request date	2/26/2001
Pricing period end date - 20 business days	3/26/2001
Aggregate daily trading volume over 20 days	133,000
15% of aggregate trading volume	19,950
Average market price per share over 20 days	$4.9375
91% of average market price	$4.4931
Proceeds to Torvec	19,950 shares x $4.4931 per share=$89,637.84

Purchase warrant-10% of shares purchased	1,995
Initial warrant exercise price-110% of market	$5.4313

                Our agreement with Swartz is not a convertible debenture, convertible preferred stock or similar type of investment instrument. In addition, we are not borrowing from Swartz as with a conventional cash line of credit. Rather, subject to the limitations set forth above, our agreement with Swartz permits us to decide, solely in our discretion, whether and the extent to which we wish to require that Swartz purchase our stock.

ABOUT OUR CONSULTING AGREEMENTS WITH PMC DIRECT CORP. AND MARQUIS CAPITAL, LLC

               On February 10, 1999, we entered into option and consulting agreements with PMC Direct Corp. and Marquis Capital, LLC. The terms of the option and consulting agreements were identical. The consultants were obligated to provide consulting services including consulting advice with respect to corporate finance, public relations matters, review of ~~C~~company objectives and plans, and advice with respect to the ~~C~~company's historical financial performance and corporate finance objectives. As part consideration for the consulting services to be performed by each ~~C~~company we, in the case of PMC Direct Corp., issued an option to purchase 125,000 shares at any time or from time to time during the period commencing on February 10, 1999 and ending on February 10, 2004. In the case of Marquis Capital, LLC we granted an option for 250,000 shares exercisable at any time or from time to time during the period commencing on February 10, 1999 and ending on February 10, 2004. The exercise price is $5.00 per share.

               On February 19, 1999 Marquis Capital, LLC exercised 14,000 options to purchase 14,000 shares of Torvec common stock at $5.00 per share. On February 19, 1999 PMC Direct Corp exercised 7,000 options to purchase 7,000 shares of Torvec common stock at $5.00 per share.

               Under each option and consulting agreement, each consultant ~~has~~ was given the right to request registration of the shares it was to receive upon the exercise of its options. This right was triggered if and when we registered any of our own shares for public sale.~~underlying the remaining options (118,000 options in the case of PMC Direct Corp., 236,000 options in the case of Marquis Capital, LLC) concurrently with any registration that the Ccompany files with respect to the registration of other securities to the extent necessary to permit the public offering and sale of the shares underlying the options.~~ On Monday, September 25, 2000 PMC Direct Corp. and Marquis Capital, LLC requested that we register all of the shares underlying the outstanding options in the registration statement filed with this ~~P~~prospectus and the ~~C~~company is so doing in this ~~P~~prospectus.

CERTAIN KEY FACTS
Shares being offered for resale to the public	5,354,000
Total shares outstanding prior to the offering	22,835,877*
Total shares outstanding after the offering	26,508,513
Total shares outstanding after the offering and exercise of Swartz warrants	27,835,877
Total shares outstanding after the offering and exercise of Swartz warrants and consultant stock options Price per share to the public	28,189,877 Market price at time of resale

*Includes 200,000 shares issued to Swartz under the September 5, 2001 Agreement.

Proceeds from Swartz

To date, we have received $357,193 from Swartz and, based upon the Swartz formula, current market prices and our daily trading volume during calendar year 2000, we would be able to access up to $4,550,000 additional dollars from the future sale of our stock to Swartz. We would receive up to $4,750,000 if Swartz exercises all of its warrants. This amount can fluctuate - it will increase if our stock price and trading volume increases and it will decrease if our stock price and trading volume decrease.

Proceeds from Marquis Capital and PMC Direct Corp.	We will receive $590,000 if PMC Direct exercises all its options and $1,180,000 if Marquis Capital exercises all its options.

Dividend policy	No cash or stock dividends have been paid on the ~~C~~company 's common stock.

RISK FACTORS

               This investment has a high degree of risk. Before you invest you should carefully consider the risks and uncertainties described ~~belowand the other~~  in this section as well as all of the other information found in this prospectus. If any of the ~~following~~ risks stated in this section actually occur, our business, our future operating results and our financial condition could be harmed. ~~and t~~The value of our stock could go down. This means you could lose all or a part of your investment.

               This prospectus also contains forward-looking statements that involve risks and uncertainties. These statements relate to our future plans, goals, expectations and intentions. These statements may be identified by the use of words like "believes," "expects," "may," "will," "should," "seeks," "pro forma," "pro forma as further adjusted," or "anticipates," and similar expressions. Our actual results could differ materially from those discussed in these statements. Factors that could contribute to these differences include those discussed ~~below~~ in this section and elsewhere in this prospectus.

OUR BUSINESS PROSPECTS ARE DIFFICULT TO EVALUATE BECAUSE WE HAVE NO OPERATING HISTORY.

               Since its incorporation on September 25, 1996, the ~~C~~company 's activities have consisted primarily of continuing the development of and designing specific applications for the inventions patented by Vernon E. Gleasman and Keith E. Gleasman as independent inventors during a period of more than ten years. The ~~C~~company as yet has not manufactured nor entered into any arrangements to manufacture its prototypes as commercially available products and therefore has no operating history.

Its revenue to date has originated exclusively from sales of its ~~C~~common ~~S~~stock, including sales made pursuant to the terms of ~~C~~confidential ~~P~~placement ~~M~~memorandums dated November 8, 1996 and May 11, 1998 respectively. The ~~C~~company is subject to all of the business risks associated with a new enterprise, including, but not limited to, risks of unforeseen capital requirements, failure of market acceptance, failure to establish business relationships, and competitive disadvantages as against larger and more established companies. The ~~C~~company's ability to succeed may be hampered by the expenses, difficulties, complications and delays frequently encountered in connection with the formation and commencement of operations of a new business, including, but not limited to management's potential underestimation of initial and ongoing costs associated with the enterprise, overestimation of gross receipts and market penetration, the adverse impact of competition, as well as the adverse impact on the ~~C~~company, and its cash flow, of the ~~C~~company's inability to promote the worldwide use of Torvec~~™~~ products.

               The ~~C~~company also has been attempting to commercialize its recently acquired (November 29, 2000) de-icing and ice adhesion technology through either sublicenses, joint venture agreements or an acquisition. Such attempts may not be successful or lead to overall profitability of the ~~C~~company.

THERE CAN BE NO ASSURANCE OF COLLABORATIVE AGREEMENTS, JOINT VENTURES OR LICENSES

               The ~~C~~company's business strategy is based upon entering into collaborative joint working arrangements, formal joint venture agreements and/or licensing agreements with domestic and/or foreign governments, automotive industry manufacturers and suppliers in order to promote the use of its automotive inventions. Only one such license has been consummated to date but there can be no assurance that the ~~C~~company will be able to generate revenue from that license or to enter into definitive joint working arrangements or joint venture collaborative agreements with prospective working partners or others, or that such agreements, if entered into, will be on terms and conditions that will enable the ~~C~~company to generate profits.

               In addition, the ~~C~~company has as yet not entered into any sublicense, joint venture agreement or acquisition transaction relating to its ice technology and there is no assurance that it will be able to do so or that any such arrangements, if entered into, will be on terms and conditions that will enable the ~~C~~company to generate profits.

THERE IS UNCERTAINTY THAT THE AUTOMOTIVE INDUSTRY WILL ACCEPT OUR TECHNOLOGIES

               ~~The Ccompany's~~ Our ability to generate revenue and become profitable is dependent, in part, upon the automotive industry's acceptance ~~of certain~~ of our ~~its products, such as the~~ automotive technologies -- our steering drive for tracked vehicles, ~~the~~ our infinitely-variable transmission ~~(IVT),~~ our the hydraulic pump and motor, ~~the CV~~ our constant velocity~~)~~ joint and spherical gearing. ~~The Company's~~ Our growth and future financial performance will depend on demonstrating the advantages of such inventions over existing technologies to an automotive industry which has committed substantial resources to product systems utilizing old technology. In addition~~, despite management's belief that its products are superior, the Ccompany~~ we will have to overcome the "not invented here" attitude that permeates the industry.

               The ~~C~~company's future development is additionally dependent upon consumer acceptance of ~~certain other of its products~~ our inventions, for example, the FTV vehicle especially in the Asian, African, South and Central American markets. While the potential domestic and international market is great, the ~~C~~company faces considerable obstacles in introducing the FTV in these markets and there can be no assurance that it will be able to do so successfully.

               The ~~C~~company's future ~~development~~ profitability is also dependent, in part, upon its ability to successfully commercialize its ice technology through either a sublicense, a joint venture or an acquisition.

WE MAY NEED ADDITIONAL FINANCING AND MAY NEED TO OUTSOURCE OUR
REQUIREMENTS

               The ~~C~~company believes that the Swartz financing will generate sufficient revenues to fund its operations for the 12 months immediately following the date of this ~~P~~prospectus. However, since ~~the Swartz commitment is dependent upon our public trading volume~~ Swartz is only obligated to purchase 15% of our stock's trading volume during the 20 business days immediately before or immediately after each "put" request, whichever is less, the ~~C~~company may still need additional financing. . In addition, the ~~C~~company currently does not have a manufacturing facility. If the ~~C~~company decides to manufacture any of its technologies itself, this decision would require significant additional capital. The ~~C~~company presently intends to outsource its requirements through collaborative working agreements, joint venture arrangements, licenses or a combination of all three. The ~~C~~company may not be able to control the terms and conditions of such outsourcing arrangements, including the costs of labor, component parts and manufacturers' mark-up as well as the time involved for the manufacture and/or delivery of the products it outsources. The ~~C~~company, therefore, very likely will be faced with the need for additional financing of a capital nature in order to successfully commercialize its products.

               The ~~C~~company intends to satisfy any ~~such~~ additional capital requirements through debt and/or future equity financing. There can be no assurance that ~~such~~ this financing will be available or, if available, that it will be on favorable terms. If adequate financing is not available, the ~~C~~company may be required to delay, scale back or eliminate certain of its research and development programs, to relinquish rights to certain of its technologies, or to license third parties to commercialize technologies that the ~~C~~company would otherwise seek to develop itself.

THE COMPANY'S ABILITY TO PROTECT ITS PATENTS AND PROPRIETARY
TECHNOLOGY MAY BE LIMITED

               The ~~C~~company currently has United States and foreign patent properties covering its automotive technologies and Dartmouth College  ~~onto~~owns the U.S. and foreign patents on the ~~C~~company 's ice technology. The ~~C~~company 's success depends, in part, on its ability to enforce the patents which it owns, maintain trade secrecy protection and operate without infringing on the proprietary rights of third parties. All of the pending applications are based upon technology that has already been patented in the United States, and therefore, the ~~C~~company is optimistic that these applications will mature into appropriate protection. However, there can be no assurance that any of the ~~C~~company 's pending patent applications will be approved, that the ~~C~~company will develop additional proprietary technology that is patentable, that any patents issued to the ~~C~~company will provide the ~~C~~company with competitive advantages or will not be challenged by third parties or that the patents of others will not have an adverse effect on the Ccompany 's ability to conduct its business. Furthermore, there can be no assurance that others will not independently develop similar or superior technologies, duplicate any of the C company 's automotive technologies, or design around the ~~C~~company 's patented automotive technologies. It is possible that the ~~C~~company may need to contest the validity of issued or pending patents of third parties relating to its automotive technologies. There can be no assurance that the ~~C~~company would prevail in any such contest. In addition, the ~~C~~company could incur substantial costs in defending itself in suits brought against the ~~C~~company on its patents or in bringing patent suits against other parties.

               In addition to patent protection, the ~~C~~company also relies on trade secrets, proprietary know-how and technology which it seeks to protect, in part, by confidentiality agreements with its prospective working partners and collaborators, employees and consultants. There can be no assurance that these agreements will not be breached, that the ~~C~~company would have adequate remedies for any breach, or that the ~~C~~company 's trade secrets and proprietary know-how will not otherwise become known or be independently discovered by others.

               Under its ice technology license agreement with Dartmouth College, the ~~C~~company is obligated to share the expense of patent implementation and protection with Dartmouth College which has the sole ultimate responsibility to ensure adequate patent coverage.

WE MAY FACE SIGNIFICANT COMPETITION

               ~~The Company believes that its patented automotive technology is superior to similar products manufactured in the automotive industry and in some instances represent a true paradigm shift with respect to existing technology. However, once the Company commences operations, it~~ The company has not yet commenced principal revenue producing operations. Once it does so and actually commences operations designed to produce revenue, the company will be marketing products that are provided by companies in the automotive industry that have significantly greater financial, marketing and operating resources than the ~~C~~company.

WE DEPEND ON A LIMITED NUMBER OF KEY PERSONNEL

               To date, the ~~C~~company has been dependent upon and for the foreseeable future, it will be dependent upon the efforts of Vernon E. Gleasman, James E. Gleasman, and Keith A. Gleasman. Therefore, the loss of the services of any one or more of such persons may have a material adverse effect on the ~~C~~company. However, the ~~C~~company's negotiations and communications with others is quite well documented, and the technology relating to the ~~C~~company's FTV ~~(fast tracked full terrain vehicle) vehicle, orbital~~ infinitely variable transmission, hydraulic pump/motor, CV Joint, and spherical gears has all (a) been quite thoroughly documented, by engineering drawings and on CAD computer disks, and (b) already undergone considerable applied development and testing. The ~~C~~company, therefore, believes that Messrs. Dobbs, Sawyer and Polster should be capable of continuing the ~~further~~ development ~~and marketing of the Ccompany's inventions supported by this just-identified technology.~~ of the company's business strategy even if the company were to lose the services of one or more of the Gleasmans.

               The ~~C~~company is also dependent with respect to its ice technology upon the continued efforts of Dr. Victor F. Petrenko of Dartmouth College's Thayer School of Engineering. The loss of Dr. Petrenko's services could have a materially adverse impact upon the ~~C~~company.

               The ~~C~~company's future success will also depend upon its ability to attract and retain skilled scientific, management, operational and marketing personnel. The ~~C~~company faces competition for hiring such personnel from other companies, government entities and other organizations. While there can be no assurance that the ~~C~~company will be successful in attracting and retaining such personnel in the future, the ~~C~~company feels quite fortunate that its management presently includes non-family individuals with skills and experience remarkably pertinent to the ~~C~~company's present needs.

OUR EXISTING SHAREHOLDERS CONTROL THE COMPANY AND THIS MAY HAVE A
DEPRESSIVE EFFECT ON THE COMPANY'S COMMON STOCK

               The ~~C~~company's existing stockholders will be able to elect all of the ~~C~~company's directors, dissolve, merge or sell all of the ~~C~~company's assets and otherwise control the ~~C~~company. Such concentration of control of the ~~C~~company may also have the effect of delaying, deferring or preventing a third party from acquiring control of the ~~C~~company, may discourage bids for the ~~C~~company's ~~C~~common ~~S~~stock at a premium over the market price and may adversely affect the market price of the ~~C~~ common ~~S~~stock.

OUR DIRECTORS CAN NOT BE SUED FOR MONETARY DAMAGES FOR BREACH OF
FIDUCIARY DUTY, EXCEPT IN SPECIFIED CIRCUMSTANCES

               The ~~C~~company's Certificate of Incorporation excludes personal liability on the part of its directors to the ~~C~~ company for monetary damages for breach of fiduciary duty, except in certain specified circumstances. Accordingly, the ~~C~~company will have a much more limited right of action against its directors than otherwise would be the case. This exclusionary provision does not affect the liability of any director under federal or applicable state securities laws.

THE PAYMENT OF CASH DIVIDENDS IS UNCERTAIN

               The ~~C~~company has never paid any cash dividends on its ~~C~~common ~~S~~stock, and has no plans to pay cash dividends on its ~~C~~common ~~S~~stock in the foreseeable future. Future cash dividend policy will depend upon the ~~C~~company's future earnings, capital requirements, financial condition and other factors considered relevant by the ~~C~~company's Board of Directors. The Board cancelled its plan to issue one share of preferred stock for each common share held in January 2001 due to increased levels of third-party interest in the ~~C~~company and its technologies.

~~FUTURE SALES OF RESTRICTED SECURITIES COULD ADVERSELY AFFECT OUR~~
~~STOCK PRICE~~

               ~~The Ccompany currently (April 4, 2001) has 22,678,816 22,835,886 shares of Ccommon~~
~~Sstock outstanding. Except for shares sold pursuant to the Business Consultant's Plan, these shares of~~
~~Ccommon Sstock (the "Restricted Shares") outstanding were originally sold by the Ccompany in~~
~~reliance on exemptions from the registration requirements of the Securities Act of 1933, as "restricted~~
~~securities" as defined in Rule 144 promulgated under the Securities Act. and Consequently, these~~
~~restricted securities may not be sold in the absence of registration under the Securities Act unless an~~
~~exemption therefrom, including an exemption afforded by Rule 144, is available. Subject to~~
~~limitations imposed by Rule 144, the majority of these shares may now be sold because the Ccompany~~

~~has filed and maintained a current registration statement pursuant to the Securities Exchange Act of 1934 and is current in its reporting requirements under the Exchange Act. The holders of 1,000,000 of the Restricted Shares have warrants to purchase 125,000 shares and these shares and the shares underlying the warrants have limited registration rights. In addition, certain consultants own 354,000 stock options and these consultants have exercised their piggyback registration rights with respect to the underlying shares in this Pprospectus. In addition, the Ccompany has reserved 2,000,000 shares of common stock under its 1998 Stock Option Plan and 1,327,364 shares for issuance upon the exercise of the Swartz warrants. The sale of a substantial number of shares of C common Sstock or the availability of Ccommon Sstock for sale could adversely affect the market price of the Ccommon Sstock prevailing from time to time.~~

~~PREVIOUSLY ISSUED OPTIONS AND WARRANTS COULD ADVERSELY AFFECT OUR~~
~~ABILITY TO SECURE ADDITIONAL FINANCING~~

               ~~The Ccompany has reserved from the authorized, but unissued, Ccommon Sstock, 455,000 shares of Ccommon Sstock for issuance upon exercise of outstanding options granted under the Ccompany's 1998 Stock Option Plan, 1,545,000 shares for issuance upon exercise of options available for future grant under the Pplan, 125,000 warrants exercisable if we ever have an initial public offering. In addition, certain consultants own 354,000 stock options and these consultants have exercised their piggyback registration rights with respect to the underlying shares in this Pprospectus. The existence of these options and warrants as well as the Swartz warrants, may prove to be a hindrance to future financings, since the holders of such securities may be expected to exercise them at a time when the Ccompany would otherwise be able to obtain additional equity capital on terms more favorable to the Ccompany. In addition, the holders of these securities have certain registration rights, and the sale of the shares issuable upon exercise of such securities or the availability of such shares for sale could adversely affect the market price of the C common Sstock.~~

THE ISSUANCE OF ADDITIONAL SHARES UNDER OUR 1998 STOCK OPTION PLAN,
OUR BUSINESS CONSULTANTS STOCK PLAN AND TO OPTION AND WARRANT
HOLDERS MAY SIGNIFICANTLY DILUTE YOUR OWNERSHIP IN OUR COMPANY.

               We are authorized to issue 40,000,000 common shares, of which 22, 835,877 shares have been issued as of the date of this prospectus.

  under our 1998 Stock Option Plan, we have granted 455,000 options to management and have reserved an additional 1,545,000 shares for future option grants to management and our key employees;
  under our Business Consultants Stock Plan, we are authorized to issue an additional 101,242 shares to business consultants;
  under our option agreements with Marquis Capital and PMC Direct Corp., we may be called upon to issue up to 354,000 shares upon the exercise of their options;

  under our investment agreement with Swartz, we may sell up to an additional 3,576,036 put shares. We may be called upon to issue up to 960,101 shares to Swartz upon the exercise of Swartz's commitment warrants and up to 367,263 shares upon the exercise of purchase warrants granted to Swartz; however, Swartz cannot exercise its warrants to the extent that its equity ownership, after exercise, would exceed 4.99% of our outstanding shares;
  if we ever have an initial public offering of our stock, we may be called upon to issue 125,000 shares to two former financial advisors associated with LT Lawrence & Co., Inc., which previously provided financial consulting services to the company.

               The following table illustrates the dilutive effects of put shares to Swartz under the assumptions stated:

Torvec Price	Amount raised with daily trading volume of 5,000 shares and 12 puts in one year. 180,000 total shares sold to Swartz	Amount raised with daily trading volume of 10,000 shares and 12 puts in one year. 360,000 total shares sold to Swartz	Amount raised with daily trading volume of 20,000 shares and 12 puts in one year. 720,000 total shares sold to Swartz	Amount raised with daily trading volume of 50,000 shares and 12 puts in one year. 1,800,000 total shares sold to Swartz

$5.00	$900,000	$1,800,000	$3,600,000	$9,000,000
$3.75	$675,000	$1,350,000	$2,700,000	$6,750,000
$2.50	$450,000	$ 900,000	$1,800,000	$4,500,000
$1.25	$225,000	$ 450,000	$ 900,000	$2,250,000

Swartz potential ownership based on 22,835,877 shares outstanding at May 29, 2001	0.78%	1.55%	3.06%	7.31%

               The following table illustrates the dilutive effects of the issuance of shares upon the exercise of purchase warrants by Swartz under the assumptions stated:
Torvec Price	Amount raised 18,000 shares at 110% of above prices sold to Swartz	Amount raised 36,000 shares at 110% of above prices sold to Swartz	Amount raised 72,000 shares at 110% of above prices sold to Swartz	4.99% limit prohibits exercise

$5.50	$99,000	$198,000	$396,000	$0
$4.125	$74,250	$148,500	$297,000	$0
$2.75	$49,500	$ 99,000	$198,000	$0
$1.375	$24,750	$ 49,500	$ 99,000	$0

Swartz potential ownership based on 22,835,877 outstanding on May 29, 2001	.08%	.16%	.32%	0%

               The following table illustrates the dilutive effects of the issuance of shares upon the exercise of commitment warrants by Swartz under the assumptions stated:

Torvec Price	Amount raised 960,101 shares sold to Swartz	4.99% limit reduces amount raised 743,510 shares sold to Swartz	4.99% limit reduces amount raised 347,510 shares sold to Swartz	4.99% limit prohibits exercise

$5.00	$4,800,505	$3,717,550	$1,737,550	$0
$3.75	$3,600,379	$2,788,163	$1,303,163	$0
$2.50	$2,400,253	$1,858,775	$868,775	$0
$1.25	$1,200,126	$929,388	$434,387	$0

Swartz potential ownership based on 22,835,877 outstanding on May 29, 2001	4.04%	3.28%	1.61%	0%

Cumulative Swartz potential ownership based on 22,835,877 outstanding on May 29, 2001	4.90%	4.99%	4.99%	7.31%

               The following table sets forth the dilutive effects if all of the Marquis Capital and PMC Direct options are exercised at $5.00 per share under the assumptions stated:

Torvec Price	Amount raised 236,000 shares at $5.00 per share sold to Marquis Capital	Amount raised 118,000 shares at $5.00 per share sold to Marquis Capital

$20.00	$1,180,000	$590,000
$15.00	$1,180,000	$590,000
$10.00	$1,180,000	$590,000
$ 5.00	$1,180,000	$590,000

Marquis Capital potential ownership based on 22,835,877 outstanding on May 29, 2001	1.02%

PMC Direct Corp. potential ownership based on 22,835,877 outstanding on May 29, 2001		.51%

               The following table illustrates the dilutive effects of the issuance of 101,242 additional shares under our Business Consultants Stock Plan and shares issued under our 1998 Stock Option Plan under the assumptions stated:
Torvec Price	Amount raised upon issuance of 101,242 shares under Business Consultants Stock Plan	Amount raised upon issuance of 455,000 shares at $5.00 per share under 1998 Stock Option Plan

$20.00	$0	$2,275,000
$15.00	$0	$2,275,000
$10.00	$0	$2,275,000
$5.00	$0	$2,275,000

Business Consultants potential ownership based on 22,835,877 outstanding on May 29, 2001	.44%

Optionees potential ownership based on 22,835,877 outstanding on May 29, 2001		1.95%

               The following illustrates the combined dilutive effects of the foregoing stock issuances
Existing shareholder ownership as of May 29, 2001	Percentages
22,835,877	100%	100%	100%	100%
Swartz	(4.90%)	(4.99%)	(4.99%)	(7.31%)
Marquis Capital	(1.02%)	(1.02%)	(1.02%)	(1.02%)
PMC Direct Corp.	(.51%)	(.51%)	(.51%)	(.51%)
Business Consultants Stock Option Plan	(.41%)	(.41%)	(.41%)	(.41%)
1998 Stock Option Plan	(1.95%)	(1.95%)	(1.95%)	(1.95%)

Existing shareholder potential ownership expressed as a percentage of former ownership	91.21%	91.12%	91.12%	88.80%

               The company is not planning an initial public offering and therefore does not anticipate the 125,000 consultant warrants will become exercisable in the foreseeable future. The company has no plans to grant additional options under its 1998 Stock Option Plan in the foreseeable future. Consequently, the shares potentially issuable in the event of an initial public offering and/or under the option plan are not included in the above tables.

EXISTING AND FUTURE OPTIONS AND WARRANTS COULD ADVERSELY EFFECT
OUR ABILITY TO SECURE ADDITIONAL FINANCING

               As of the date of this prospectus, we have:

  granted 455,000 options to management under our 1998 Stock Option Plan, exercisable at $5.00 per share, and have reserved an additional 1,545,000 shares for future option grants, exercisable at the market price of our common stock on the date of each grant;

  granted 354,000 options to Marquis Capital and PMC Direct Corp., exercisable at $5.00 per share;
  issued 960,101 commitment warrants to Swartz exercisable at $4.875 per share, with this price reset each 6 months;
  issued 3,674 purchase warrants to Swartz at $3.575 per share; 3,992 purchase warrants to Swartz at $4.8125 per share and 1,995 purchase warrants to Swartz at $5.4313 per share, with these prices reset each 6 months;
  we may issue an additional 357,602 purchase warrants to Swartz under our investment agreement with an initial exercise price equal to 110% of the average market price of our common stock during the 20 day period after each put request;
  if we ever have an initial public offering, we will issue 125,000 warrants to two former LT Lawrence & Co., Inc. financial advisors at an initial exercise price equal to the initial public offering price of our shares. Upon a 50% ownership change of the company, the exercise price for these warrants drops to $1.50 per share.

               The existence of these outstanding options and warrants, the prices at which they are exercisable as well as the distinct possibility that we will issue additional options and warrants at lower prices in the future may prove to be a hindrance to future financings, since the holders of such options and warrants may be expected to exercise them at a time when the company would otherwise be able to obtain additional equity capital on terms more favorable to the company.

THE SALE OF A SIGNIFICANT NUMBER OF OUR SHARES COULD ADVERSELY
EFFECT OUR STOCK PRICE

               Our common stock is traded on the over-the-counter electronic bulletin board. The daily trading volume for our shares during calendar year 2000 averaged approximately 11,900 shares. We are authorized to issue 40,000,000 common shares, of which 22,835,877 are outstanding as of the date of this prospectus. All of our outstanding shares may be sold in the over-the-counter market at any time any from time to time, although shares owned by the Gleasmans and members of our board of directors may be sold only on a quarterly basis at a rate equal to 1% of our outstanding shares on the date of sale and provided certain other conditions established by the Securities and Exchange Commission under Rule 144 are satisfied.

               As stated above, under our investment agreement with Swartz, we may sell up to an additional 3,576,036 shares and may issue up to 960,101 shares to Swartz upon the exercise of its commitment warrants. We may issue 9,661 shares upon the exercise of purchase warrants issued to Swartz to date and may issue an additional 357,602 shares upon the exercise of purchase warrants issued to Swartz in the future. We may issue 354,000 shares upon the exercise of all of the options owned by Marquis Capital and PMC Direct Corp. All of these shares would be available for sale immediately upon the exercise of the associated options and warrants since the resale of these shares is being registered under this prospectus.

               Under our 1998 Stock Option Plan, we have granted 455,000 options to management. Upon the exercise of these options, the shares purchased may not be sold for one year after they are acquired and, thereafter, may be sold only on a quarterly basis at a rate equal to 1% of the outstanding number of our common shares on the date of sale and in compliance with all other conditions established under Rule 144. Under the plan, we have reserved an additional 1,545,000 shares for future option grant, to persons who would be subject to the Rule 144 sale restrictions set forth herein.

               The sale of our currently outstanding shares in amounts significantly exceeding our daily trading volume prevailing on date of sale could cause our common stock price to decline. Similarly, if Swartz, Marquis Capital, PMC Direct Corp. and our management sell the shares they may acquire from us in amounts significantly exceeding the daily trading volume for our shares prevailing on the date of sale, such sales could cause our common stock price to decline.

THE MARKET RELATED CONVERSION PRICES GOVERNING OUR SALES TO
SWARTZ MAY AGGREVATE ANY DECLINE IN OUR COMMON STOCK PRICE

               If we decide to exercise our put rights to Swartz, our selling price is 91% of our stock's average market price over the preceding or next 20 days, whichever is less, or, if less, our average market price less $.20. The exercise prices of our commitment warrants and purchase warrants are reset each six months based upon the lowest closing price of our stock in the previous five days if the lowest price is lower than the current exercise price. These future-based conversion prices may encourage third parties to take significant short positions in our common stock, which could aggravate any existing decline in our stock price.

A DECLINE IN OUR STOCK PRICE WOULD MATERIALLY EFFECT OUR ABILITY TO
RAISE SUBSTATIAL DOLLARS FROM SWARTZ

               Our average market price was $4.96 for the first quarter, 2001. If the price of our common stock were to decline and if we were to decide to exercise our put rights to Swartz in a declining market, we will have to issue more shares to Swartz in order to raise any given dollar amount. The first part of the table found on page 14 of this prospectus illustrates this fact. This will result in increased dilution in the ownership of our common stock. Further, depending upon the extent of the price decline, our ability to raise substantial monies from Swartz could be jeopardized.

ISSUANCE OF PREFERRED STOCK MAY DILUTE VOTING POWER OF COMMON
SHAREHOLDERS AND MAKE IT MORE DIFFICULT TO REMOVE PRESENT
MANAGEMENT.

               The Board of Directors may issue up to 100,000,000 shares of ~~P~~preferred ~~S~~stock in one or more series without any action on the part of our shareholders, the existence and/or terms of which may adversely affect the rights of holders of the ~~C~~common ~~S~~stock. In addition, the issuance of any such additional preferred stock may be used as an "anti-takeover" device without further action on the part of the shareholders. Issuance of preferred stock, which may be accomplished through a public offering or a private placement to parties favorable to current management, may dilute the voting power of holders of ~~C~~common ~~S~~stock and the ~~P~~preferred ~~S~~stock ~~(~~such as by issuing preferred stock with super voting rights~~)~~ and may render more difficult the removal of current management, even if such removal may be in our shareholders' best interests. The Board cancelled its plan to issue 1 share of preferred stock for each common share held of record in January, 2001 due to an significant increase in third-party interest in the ~~C~~company and its technologies.

WE HAVE A LIMITED ACTIVE TRADING MARKET AND THE MARKET WE TRADE IN
CAN BE VOLATILE

               The ~~C~~company's shares are traded on the ~~OTC~~over-the-counter ~~E~~electronic ~~B~~ bulletin ~~B~~board, a screen-based trading system operated by the National Association of Securities Dealers, Inc. Securities traded on the ~~B~~bulletin ~~B~~board are, for the most part, thinly traded and subject to special regulations not imposed on securities listed or traded on the National Association of Securities Dealers Automated Quotation ("NASDAQ") system or on a national securities exchange. The ~~C~~company's shares have experienced in the past and are expected to experience in the future significant price and volume volatility, increasing the risk of ownership to investors. Factors such as the ~~C~~c ompany 's financial results, the introduction of the ~~C~~company's products, its ability to enter into joint venture or licensing agreements and various factors effecting the automotive industry may have a significant impact on the market price of the ~~C~~company's ~~C~~common ~~S~~stock. Additionally, in recent years, the stock market has experienced a high level of price and volume volatility and market prices for the stock of many companies, particularly of small capitalization companies the common stock of which trade in the over-the-counter market, have experienced wide price fluctuations which have not necessarily been related to the operating performance of such companies. Such activities may exert a dominating influence on the market during their duration and such activities may be discontinued at any time.

OUR SHARES MAY CONSTITUTE A "PENNY STOCK" WHICH MAY MAKE IT MORE
DIFFICULT TO SELL YOUR SHARES

               The Securities and Exchange Commission has adopted Rule 15g-9 which established the definition of a "penny stock," for the purposes relevant to the ~~C~~ company, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require :

  ~~(i)~~that a broker or dealer approve a person's account for transactions in penny stocks; and
  ~~(ii)~~the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

               In order to approve a person's account for transactions in penny stocks, the broker or dealer must obtain financial information, ~~and~~ investment experience and investment objectives of the person; and
  ~~(ii)~~make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

               The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the Securities and Exchange Commission relating to the penny stock market, which, in highlight form,

  ~~(i)~~sets forth the basis on which the broker or dealer made the suitability determination; and
  ~~(ii)~~that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

               Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

               Certain statements contained ~~or incorporated by reference~~ in this ~~Registration Statement~~prospectus, including  ~~without limitation,~~ statements containing the words "believes," "anticipates," "intends," "expects," "plans" and similar words ~~of similar import~~, constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties, assumptions and other factors which may cause the actual results, performance or achievements of the ~~C~~company, or industry results, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, among others, the risks identified above under "~~Special~~ Risk Factors." Given these uncertainties, prospective investors are cautioned not to place undue reliance on such forward-looking statements.

THE COMPANY

DESCRIPTION OF BUSINESS.

(a)   History and Development of Torvec~~Our Inventions~~

               Torvec, Inc. ~~("the Company")~~ was incorporated as a New York business corporation on September 25, 1996. Upon its incorporation, the ~~C~~ company acquired numerous patents, inventions and know-how developed for more than ~~ten~~10 years by Vernon E. Gleasman and members of his family. The ~~C~~company presently is a development stage ~~C~~ company specializing in automotive and related technology. The ~~C~~company owns many U.S. and international patent properties developed by the Gleasmans protecting important inventions relating to five different areas of automotive technology~~, i.e.,~~:

  steering drive for tracked vehicles
  infinitely-variable transmission
  hydraulic pump and motor
  constant velocity joint
  spherical gearing

               As a family, the Gleasmans have operated and sold their own innovative products and companies over the ~~l~~past 30 years. The Gleasman knowledge of the automotive industry ~~It is this knowledge base (of the automotive industry~~ and its trends~~), that~~ was the basis of the various research projects that are now the properties of the ~~C~~company. A review of Vernon Gleasman's first 100 plus inventions indicates that almost all of them are improvements of other companies' technology, and most of Vernon Gleasman's inventions were created either while he was employed by various companies, or while he was acting as a consultant to these other companies.

               Historically, the major impediments to the incorporation of Gleasman ~~products~~ inventions into other companies' vehicles have been the "not invented here" syndrome and the problems relating to enforcement of licensing agreements by an independent inventor. Consequently, the company decided to build~~It is necessary to fully engineer and develop a highly~~ refined prototypes of each of its inventions, and to date has engineered and developed highly refined prototypes of its steer drive for tracked vehicles, hydraulic pump and motor, spherical gearing and constant velocity joint. The company is currently engineering and developing its infinitely variable transmission prototype, which we estimate will be completed by mid to late summer, 2001.

               As will be more fully described in the section of this prospectus entitled "Business Development and Commercialization of Products", each of the company's inventions can be commercialized on a stand-alone basis. However, in contrast to the Gleasmans' past procedures of selling their inventions for another company's use, the management of Torvec decided to incorporate the steer drive mechanism and, as they are built, the hydraulic pump and motor, spherical gearing and constant velocity joint into a new type of vehicle which can be designed as a specific product that can be sold directly to the consumer. The company therefore built the highly refined prototype of its fast-track, full terrain vehicle-the FTV™ . The FTV prototype  ~~Generally, thousands of hours and millions of dollars have to be invested before a new product can be sold to an OEM (original equipment manufacturer). A highly refined prototype of the FTV™ -- an acronym for "Fast Tracked Full Terrain Vehicle" (described immediately below)~~ was completed in February, 1999 and was initially showcased to the public in early spring, 1999. The company intends to also incorporate its infinite variable transmission into the FTV when that prototype is completed this summer. ~~Since then, the Ccompany has been actively engaged in ongoing discussions with a number of potential joint venture partners to manufacture and commercialize this vehicle. In addition, the Ccompany is engineering and developing highly refined prototypes of its infinitely variable transmission, hydraulic pump/motor, spherical gearing and constant velocity joint (described below on pages 15-18) to serve as critical components of the FTV vehicle as well as for direct commercialization.~~

               To date, the company has no employees, relying on the full-time services of Vernon, Keith and James Gleasman as consultants. The company also relies on the services of the staff of Joseph Neri Chevrolet, Williamson, New York on a project by project basis, free of charge. See "Description of Property." To date, the company has conducted substantially all of its research, testing and product-showcasing at Neri Chevrolet. It has outsourced the actual building of all of its prototypes, subject to the direct supervision of the Gleasmans.

                In addition, Morton A. Polster devotes the majority of his time rendering ongoing patent services to the company, including the prosecution of all of the company's foreign patent applications. Herbert H. Dobbs is active in company PowerPoint presentations to and discussions with auto and truck manufacturers, auto parts suppliers, glass component suppliers and the U.S. military. Lee Sawyer provides the company with ongoing expertise regarding the Asian automotive markets based upon his 30 years experience with Asian automobile manufacturers. He has facilitated the company's discussions with Japanese and Korean auto manufacturers and has established company contacts with Chinese, Indonesian and other Far Eastern country representatives. See "Business Experience of Offices and Directors."

(b)   Our Patented Automotive Properties

               The following is an overview of our automotive technologies:

Torvec's FTV™

               Historically, wheeled trucks and cars have been able to travel at high speeds on prepared roads and are easy to drive and steer. However, wheeled trucks and cars have lacked the ability to traverse truly difficult terrain. On the other hand, tracked vehicles have the ability to traverse truly difficult terrain but are difficult to steer precisely, are cumbersome to drive and are limited to relatively low speeds even on prepared roads.

               ~~The infrastructure of most of Asia, Africa, South and Central America is very similar to the U.S. in the early 1900's. At that time U.S. demographics were as follows: eighty percent of the population lived in rural areas, income was low and transportation was limited to walking, bicycles, push carts and animal pulled vehicles. Roads, when they existed, were dirt and at times impassable due to terrain or inclement weather. Even with the advent of automobiles, commerce remained inhibited because paved roads were only found in the cities. Similarly, the wheeled vehicles of the developing country today can only traverse the rural dirt roads during certain seasons of the year. When roads are in rough condition (e.g., muddy, blocked by snow or ice, etc.), there is little difference in travel time between an animal drawn cart, a man on foot or bicycle, or a wheeled car. If they are able to travel at all, even four-wheeled drive vehicles are usually limited to 4-5 mph under these conditions. The idealized vehicle would be a vehicle that could travel at higher speeds (25-50 mph.), regardless of the terrain, significantly shortening the travel time between rural areas and the primary marketplaces in the city. A tracked vehicle, in effect, "brings its own road with it".~~

               The company's FTV is a new type of vehicle, that management believes combines the high speed capabilities of trucks and cars with the high traction capabilities of tracked vehicles.  The company has tested the FTV prototype over the past 2 years at Neri Chevrolet. It has demonstrated the FTV in person to representatives of the majority of U.S. and foreign auto and truck manufacturers at the Neri facility over the past 2 years. Based upon these tests, demonstrations and the reaction of industry representatives, the company believes it has shown that the FTV is relatively easy to drive and steers as easily as a car. The company also believes it has shown that this tracked vehicle can traverse almost any terrain at speeds ranging from 45 to 65 mph. The company also believes that it has shown that the FTV is also environmentally sensitive since its low ground pressure, less than 2 pounds per square inch, does not damage paved road surfaces or leave ruts or cause potholes on unpaved surfaces. We believe our rubber tracks will be made by Goodyear, a corporation dedicated to supporting original equipment manufacturers, and Goodyear has provided the tracks for the company's prototype FTV. The FTV is able to perform as it does because of its unique steering mechanism, which is protect by several patents in Europe and Japan as well as the following U.S. patents: multi-axle vehicle steer drive system (4732053), no-slip imposed differential reduction drive (4776235), no-slip imposed differential (4776236), steer-driven reduction drive system (4895052) and modular track system (6135220). This steer-drive mechanism can best be described in engineering terms as a hydro mechanical steering mechanism. The "mechanical" portion is manufactured from conventional, high volume gearing, while the "hydro" portion is our patented hydraulic pump and motor. Conventional hydraulic pumps and motors are large, noisy and inefficient at low revolutions per minute. The company believes that company sponsored tests at the Neri facility has shown that our patented hydraulic pump and motor has substantially solved these problems.

               ~~The Ccompany FTV prototype vehicle is a new type of vehicle, that management believes steers as easily as a car (using a steering wheel), has rubber tracks and bridges an important gap between wheeled and tracked vehicles that manufacturers have been trying to span for decades. This new vehicle combines the high-speed capabilities of trucks and cars with the high-traction capabilities of tracked vehicles. Unlike most "new generation" vehicles (e.g., the Model T, for which Henry Ford had to design and build almost every part), the FTV can be made from existing automotive~~

~~components, and lends itself to formation of joint ventures for assembly in the developing country. FTV vehicles are rubber-tracked vehicles which, by design, are environmentally sensitive since their low ground pressure (less than 2 lbs. per sq. in.) does not damage paved road surfaces or leave ruts or cause potholes on unpaved surfaces. The Ccompany believes that this tracked vehicle can traverse almost any terrain at higher speeds. The tracks may be made by Goodyear, a corporation dedicated to supporting original equipment manufacturers (OEMs), and Goodyear has provided the tracks for the Ccompany 's prototype vehicle. Goodyear states, "Based on product testing and feedback from our customers, in most situations, Goodyear's rubber track has been seen to last 3 to 5 times longer than a set of standard utility tires used in the same application." FTV vehicles will be able to perform as they do because of their unique steering mechanism, which is protected by several patents in Europe and Japan as well as the following U.S. patents: Multi-Axle Vehicle Steer Drive system (4732053), No-slip imposed Differential Reduction Drive (4776235), No-slip imposed differential (4776236), Steer-Driven Reduction Drive System (4895052) and Modular Track System (6135220). The FTV will also use the Ccompany 's infinitely variable transmission (5186692). Different from the multi-shifting automatic transmission used on passenger vehicles, the Ccompany 's infinitely variable transmission should contribute to increased fuel mileage and significantly lower emissions. The FTV will also use the Ccompany 's infinitely variable transmission (5186692). Different from the multi-shifting automatic transmission used on passenger vehicles, the Ccompany 's infinitely variable transmission should contribute to increased fuel mileage and significantly lower emissions.~~

              ~~The military has been seeking an adequate, economical mechanism for steered track vehicles and has made this need known in releases issued by the David Taylor Marine Research Department of the U.S. Navy. To meet this need, the Gleasman steering mechanism for tracked vehicles (GSD-10) was conceived and developed. Because they are difficult to steer precisely, tracked vehicles generally have been cumbersome and limited to low speed. While wheeled trucks and cars have been able to travel at higher speed on prepared roads, they have lacked the ability to traverse truly difficult terrain.~~

~~Having developed the GSD-10 steer drive, and seeking the best way to market it, led the Ccompany to a new direction for commercializing the Gleasman inventions. In contrast to the Gleasmans' past procedures of selling their products for another company's use, the decision was made to incorporate the new steer drive into a new type of vehicle designed as a specific product that could be sold directly to the consumer, thereby providing a foundation upon which the Ccompany can propose joint ventures with countries, automobile producers, and/or component manufacturers for producing this vehicle. The prototype FTV has been completed as a result of a major investment of time, know-how and capital.~~

               ~~The GSD-10 steer drive can best be described in engineering terms as a hydro-mechanical steering mechanism. The "mechanical" portion is manufactured from conventional, high-volume gearing, while the "hydro" portion is the Ccompany 's patented hydraulic pump and motor. Conventional hydraulic pumps and motors are large, noisy, and inefficient at low RPM. Therefore, because tests have indicated that the recently patented Torvec hydraulic pump/motors have substantially solved these heretofore inherent problems, the Ccompany believes the GSD-10 steer drive is most effective when used with these novel Torvec pump/motors.~~

Torvec's Infinitely Variable Transmission

               The ~~C~~company is now building a prototype of the infinitely variable transmission, which we estimate will be completed by mid to late summer. The infinitely variable transmission is a transmission that provides an uninterrupted drive through an infinite number of geared speed ratios, allowing ideal torque flow to propel the vehicle while permitting the engine to run at optimum efficiency. In sharp contrast to ~~other~~ work being done by ~~others~~ other companies in relation to diesel/gasoline engine management, the ~~C~~company believes its new transmission will not require any change, costly or otherwise, to the manufacture or operation of existing diesel/gasoline engines. Instead, it permits present automotive diesel/gasoline engines to operate in a near steady-state mode, with dramatically reduced pollution, at most times during normal operation, i.e., under the starting, stopping, acceleration and deceleration of normal urban traffic. For instance, such a near steady-state optimum condition may match the usual engine setting when the vehicle is being driven at its top urban speed (e.g., 35-45 miles per hour). It should be noted that this optimum urban cruising speed may be only approximately twice the normal idling speed of the engine, and that this steady-state setting is relatively low in comparison to the normally required engine speed of three, four or five times idling speed that must be attained by the same diesel/gasoline engine each time the vehicle accelerates between each of the conventional forward gears (e.g., when shifting from first gear to second gear, then from second to third, etc.). ~~[NOTE: Because it is an infinitely variable transmission and changes its ratios extremely quickly, the Ccompany 's transmission can accelerate a diesel-powered vehicle as quickly as a gasoline-powered vehicle. The Ccompany 's transmission also may be able to significantly improve the performance of electric drive vehicles. There are a number of kinds of electric motors that can be chosen to drive a vehicle. Their performance and physical characteristics vary considerably. Weight (for a given power level), zero-speed torque, useful speed range, efficiency-vs-motor -speed, and control characteristics are among these, and there are conflicts in making the best choice for a given vehicle application. A transmission of some sort commonly is needed to resolve these. The performance characteristics of the Ccompany 's transmission make it a promising candidate for such applications.]~~

               In addition to having the potential of reducing particulates, the ~~C~~company 's transmission will be less complicated and has approximately 1/3 fewer parts when compared to a conventional four or five speed automatic transmission, making it smaller in size, lighter in weight and, therefore, further improving fuel economy. The ~~C~~company 's transmission, which the ~~C~~company believes will be simpler and less expensive to manufacture than existing transmissions, should provide the automotive industry with a higher performing product at a lower cost.

               In view of the above, and because all vehicles currently have transmissions, the ~~C~~company believes that the ~~C~~c ompany 's transmission will permit substantial reductions in diesel/gasoline engine pollutants and that such significant environmental benefits will be achieved without an economic penalty. Further, it is believed that the ~~C~~company 's transmission will not be in direct competition with companies who provide other diesel/gasoline engine pollution remedies and that the latter may even be interested in working with the ~~C~~company to explore possible synergistic effects with the ~~C~~company 's transmission.

               In December, 1999, the ~~C~~company finished a wide-ranging and complete CAD/CAM design evaluation on the infinitely variable transmission which demonstrates that the ~~C~~company 's transmissions will meet the new emissions standards for light trucks announced in December, 1999 by the federal government. The evaluation included finite element analysis, fluid dynamics analysis and material compatibility analysis for "real world conditions" under temperatures ranging from minus 20 degrees fahrenheit to 150 degrees.

                Because it is an infinitely variable transmission and changes its ratios extremely quickly, the company's transmission can accelerate a diesel-powered vehicle as quickly as a gasoline-powered vehicle. The company 's transmission also may be able to significantly improve the performance of electric drive vehicles. There are a number of kinds of electric motors that can be chosen to drive a vehicle. Their performance and physical characteristics vary considerably. Weight (for a given power level), zero-speed torque, useful speed range, efficiency-vs-motor -speed, and control characteristics are among these, and there are conflicts in making the best choice for a given vehicle application. A transmission of some sort commonly is needed to resolve these issues. The performance characteristics of the company 's transmission make it a promising candidate for such applications.

Hydraulic Pump/Motor, Constant Velocity Joint, and Spherical Gearing

               The ~~C~~company 's patented infinitely variable transmission will incorporate a hydraulic pump/motor machine and, although it can be operated with commercially-available pump/motors, it is most effectively used in combination with the ~~C~~company 's patented hydraulic pump/motors ~~which, like the infinitely variable transmission, are~~. The company's pump and motor is significantly simpler, smaller and lighter than other commercially available pump/motors having comparable performance specifications. The key feature of the ~~C~~company 's ~~pump/motors~~ pump and motor is ~~their~~ its swash-plate mounting arrangements that utilize a new form of ~~spherical~~ gearing which is also proprietary to the ~~C~~company. This new form of gearing--spherical gearing--is based on the geometry of spheres rather than conventional gear of geometry of cylinders and cones. ~~Further, t~~This spherical gearing has been incorporated in yet another ~~C~~company -owned invention, which has been developed to replace constant velocity joints used, among other places, in all front-wheel drive vehicles. The ~~C~~company 's constant velocity joint is a departure from known designs, and its efficiency and weight savings may provide a significant competitive advantage in the annual constant velocity joint market of 180,000,000 units per year (1994 Annual Report of GKN (the world's largest producer of constant velocity joints)).

               ~~The compact size and full power start-up torque of the Torvec hydraulic pump/motors are made possible through the invention of a revolutionary new form of gearing based on the geometry of spheres rather than conventional gear geometry of cylinders and cones. This new "spherical" gear is perhaps the most important and creative Gleasman invention to date, surpassing the "impossible geometry" of the Torsen® differential gearing, which was developed by the Gleasmans and is now used in many passenger vehicles throughout the world such as: Porsche, Audi Quattro's, eight lines of Toyota, and Mazda Miata.~~

               The ~~Gleasman~~company's spherical gears have been used to form a geared ball-and-socket coupling in which driving tooth contact is maintained continuously while, at the same time, permitting the coupling to be flexed at 40 degrees to either side of center. The potential versatility of the ~~C~~company 's spherical gears may open the door to many yet unknown solutions and products yet to be discovered. This new gearing paradigm is found in the swash-plate mechanism of the ~~C~~company 's hydraulic pump and motor, and it will also be used to create a constant velocity joint as a working prototype ready for installation in a car. The ~~C~~company 's constant velocity joint is designed to be interchangeable in over 40 existing car models. It is notably lighter, less costly to manufacture, and potentially more durable than the constant velocity joints presently being used in all front-wheel drive vehicles. In spite of mechanical and design limitations, the constant velocity joints currently in use are manufactured at the rate of over "180 million units annually" according to the 1994 Annual Report of GKN.

(c)     Our Patented Ice Technology

               On November 29, 2000, the ~~C~~company entered into an Agreement and Plan of Merger to acquire Ice Surface Development, Inc. ("ISD"), a wholly-owned subsidiary of UTEK Corporation, 202 South Wheeler Street, Plant City, Florida 33566. As a result of the merger, the ~~C~~company acquired through a wholly-owned subsidiary, a 20 year, exclusive worldwide license granted by the Trustees of Dartmouth College to ISD for land-based motorized applications to a novel ice adhesion modification system developed by Professor Victor F. Petrenko at Dartmouth's Thayer School of Engineering. The Dartmouth patented technology allows for the rapid non-thermal de-icing of vehicle surfaces using a novel electrochemical decomposition technology invented by Dr. Petrenko. Dr. Petrenko's work has shown that electrodes attached directly to surfaces can break down ice and water through the process of electrolysis. When applied to automotive and truck surfaces, gas bubbles of hydrogen and oxygen are formed during the electrolysis process. These bubbles generate pressure on the vehicle surface therefore shedding ice. ~~The Torvec-Dartmouth team intends to adapt this principle to automotive and other motorized de-icing systems.~~

               In June, 2000, Dr. Petrenko's technology was licensed by Dartmouth to The BF Goodrich ~~C~~company for all aircraft and marine applications. Recently Discover Magazine honored Dr. Petrenko's technology as the "most innovative invention for the aerospace industry in the year 2000."

               Aside from repelling ice on glass and other surfaces, Dr. Petrenko's technology also increases the traction of rubber on ice by a factor of 20. New ice traction systems based upon this technology could give vehicles, including the FTV vehicle, as much traction on ice as if they were driving on dry pavement. Vehicles could one day be equipped with "smart" tracks that grab ice.

               The ~~C~~company acquired ISD from UTEK to integrate the Dartmouth icing technology into its FTV™ as well as to sub-license the technology for a wide-assortment of land-based motorized vehicle applications (e.g. cars, trucks, trains, trailers), including their components (e.g. windshields). ~~The Ccompany is actively negotiating with potential licensees and/or joint venture partners to commercialize its ice technology.~~

  Current Status of Product Development

               Based upon our research to date, we believe the following inventions will eventually become commercially viable:

  the FTV, including the steering drive for tracked vehicles;
  the infinitely variable transmission;
  the hydraulic pump and motor;
  the constant velocity joint which includes Torvec's spherical gearing;
  the ice technology.

               During the past three years, we have engineered and developed our inventions from concept to prototype, a process which has included detail computer aided design, generation of computer aided engineering simulation, generation of adequate drawings and process definition, the manufacture and assembly of each of our prototypes, testing of the prototypes, identifying and resolving problems resulting from testing and updating the design where appropriate to reflect any changes needed.

               As of the date of this prospectus, these inventions are in the following stages of development:

  the FTV - the prototype has been completed and continues to be showcased to automobile, truck manufacturers and assembly suppliers. We have developed a detailed manufacturing plan for the FTV, including factory floor layouts, commitments for the sourcing of major assemblies, identification of major suppliers, identification of critical skills necessary to produce the vehicle on a commercial basis, assembly cost estimates, and an overall business plan for the manufacture, assembly and distribution of the vehicle;
  the infinitely variable transmission - the initial detailed design for the infinitely variable transmission has been completed. We are currently building and assembling a prototype of the infinitely variable transmission, and we estimate this will be completed by mid to late summer, 2001. The infinitely variable transmission incorporates the hydraulic pump and motor allowing us to meet the desired envelope for incorporation into automobiles, trucks and the FTV. Preliminary tests of the infinitely variable transmission have been performed at an independent test facility. The results have confirmed the transmission's function, which is to enable an automotive engine to run at a fixed revolutions per minute, while providing the needed range of power and torque output to reduce harmful exhaust emissions and improve efficiency;
  the hydraulic pump and motor - the prototype has been completed, testing has been completed and the pump and motor is now being incorporated into our infinitely variable transmission as discussed above;
  the constant velocity joint - the constant velocity joint prototype has been completed, has gone through preliminary testing, and our preliminary tests indicate that this will be a lower cost product with fewer components resulting in a more compact, lighter weight device than is currently used in the automotive industry;
  the ice technology - we continue to work with Dr. Petrenko at Dartmouth College to refine this technology. The technology is undergoing field testing by Goodrich for use in the aerospace industry. We, through Dr. Petrenko, share the results of this field testing, and we believe that the technology has been developed sufficiently to enable us to negotiate with automotive manufacturers, automotive parts suppliers as well as companies servicing the automotive industry to sublicense this technology.

  Business Development and Commercialization of Products

               Although we believe that we have made substantial progress in engineering, building and testing prototypes for each of our inventions and the FTV, to date we have not manufactured any of our inventions in commercial quantities for sale, and we have not entered into any written arrangements with auto or truck manufacturers for the manufacture, assembly, production or distribution of our products. As stated above, we believe our ice technology has been sufficiently developed, and we are currently entertaining proposals from companies to become sublicensees of this technology.

               The following table sets forth, as of the date of this prospectus, the advances we have made with respect to our technology, the material stages of development that are required in order to manufacture and commercially offer our products and an approximate timeline for doing so:
Product	Feasibility Studies/ Testing	Product/Process Development	Commercialization	Estimated Time to Commercialization

FTV™	Complete	Prototype built-being test driven and showcased	OEM discussions underway	24 to 36 months

Infinitely Variable Transmission	Complete	Prototype being built	OEM discussions underway	18 to 24 months

Hydraulic Pump/Motor	Complete	Prototype built; initial tool design in process	OEM discussions underway	9 to 10 months

CV Joint	Complete	Prototype built; initial tool design in process	OEM discussions underway	12 to 14 months

Ice Technology	Complete	Prototype built; field testing; in commercial design	Sublicense discussions underway	12 months

               As indicated in the above chart, we have been and continue to be in ongoing and periodic discussions with automobile manufacturers, truck manufacturers as well as parts and assembly suppliers to manufacture, produce and distribute our automotive technologies, including the FTV, to the consuming public. Generally, these discussions no longer are focusing on the validation and credibility of our inventions, but now are focusing on pricing issues as well as how to structure a Torvec-auto or truck manufacturer transaction, including direct licensing, joint venture partnership and the direct acquisition by or of Torvec through a merger or similar transaction. Based upon the status of these current discussions, including the regular and ongoing expressed interest in our technologies vocalized by U.S. and international auto and truck manufacturers, management believes that a written letter of intent regarding our automotive technology could be forthcoming within the next 12 months.

               In August, 1999, we entered into a working relationship with HTV Export to conduct a worldwide market survey and introduce our inventions to potential customers including private companies and governmental agencies throughout Europe, Asia, Africa and South America. HTV Export has focused its attention on generating interest in our FTV and, in the course of its ongoing marketing efforts, has solicited and obtained valuable feedback on the uses to be made of and interest in purchasing, when it is available, the FTV. Within the last number of months, representatives of HTV Export have joined with Torvec management to provide automotive industry representatives its findings on the considerable worldwide interest in Torvec's FTV.

               Our board chairman, Herbert H. Dobbs, was the former technical director of the United States Army Tank-Automotive Command, which effectively made him the United States Army's chief engineer for all ground vehicles and related technology. Since his retirement from the U.S. Army in 1985, Dr. Dobbs has remained active as a consultant to the U.S. Army on specific issues related to his expertise and, since 1994, has been a member of or consultant to the Army Science Board. The Army Science Board provides direct advice to the Secretary of the Army, the Chief of Staff of the Army and the Department of the Army staff on technical and management issues. Dr. Dobbs has made a number of presentations regarding the FTV and its capabilities to the Army Science Board and is personally in a working relationship with senior U.S. Army personnel responsible for the development and acquisition of U.S. military ground vehicles. Under its normal procurement procedures, the Army tells industry what it needs and then chooses the best candidate offered by industry that meets specified Army requirements. Torvec management has been assured that the Army will consider the FTV as a candidate if and when the next U.S. military truck acquisition program is initiated by the Department of Defense.

(d)     Competition and Market Acceptance

               The ~~C~~company believes that its automotive technology is superior to similar products manufactured in the automotive industry and in some instances represents a true paradigm shift with respect to presently known technology. However, once the ~~C~~company commences operations, it will be competing against companies that have significantly greater financial, marketing and operating resources than the ~~C~~company. The ~~C~~company also believes that its ice technology is truly unique. No other ~~C~~company in the world possesses the right to commercialize such technology in the motorized, land-based vehicle field.

               The ~~C~~company 's immediate future development is, in part, dependent upon its ability to successfully commercialize its ice technology, ~~(~~either through a sublicense or through a joint venture arrangement~~)~~. It is also dependent, in part, upon ~~consumer~~ acceptance of the FTV vehicle especially in the Asian, African, South and Central American markets. ~~While the potential domestic and international market is great, the Ccompany faces considerable obstacles in introducing the FTV in these markets and there can be no assurance that it will be able to do so successfully.~~

               With respect to these foreign markets,

the infrastructure of most of Asia, Africa, South and Central America is very similar to the U.S. in the early 1900's. At that time U.S. demographics were as follows: eighty percent of the population lived in rural areas, income was low and transportation was limited to walking, bicycles, push carts and animal pulled vehicles. Roads, when they existed, were dirt and at times impassable due to terrain or inclement weather. Even with the advent of automobiles, commerce remained inhibited because paved roads were only found in the cities. Similarly, the wheeled vehicles of the developing country today can only traverse the rural dirt roads during certain seasons of the year. When roads are in rough condition (e.g., muddy, blocked by snow or ice, etc.), there is little difference in travel time between an animal drawn cart, a man on foot or bicycle, or a wheeled car. If they are able to travel at all, even four-wheeled drive vehicles are usually limited to 4-5 mph under these conditions. The idealized vehicle would be a vehicle that could travel at higher speeds (25-50 mph.), regardless of the terrain, significantly shortening the travel time between rural areas and the primary marketplaces in the city. A tracked vehicle, in effect, "brings its own road with it".

               The ~~C~~company 's ability to generate revenue and become profitable is also dependent upon the automotive industry's acceptance of  ~~certain of~~ its other products, ~~such as~~ namely the infinitely-variable transmission, the hydraulic pump and motor, the constant velocity joint and spherical gearing. The ~~C~~company 's ultimate growth and future financial performance will depend on demonstrating the advantages of such products over existing technologies to an automotive industry which has committed substantial resources to product systems utilizing old technology. In addition, despite management's belief that its products are superior, the ~~C~~company will have to overcome the "not invented here" attitude that permeates the industry. However, the recent Bush Administration decision to implement the previous administration's stricter diesel emission standards  ~~could lead to rapid acceptance within the industry~~  had lead to increased automotive industry interest in the emission reduction capabilities of the ~~C~~company's automotive inventions especially its infinitely-variable transmission.

DESCRIPTION OF PROPERTY

               On January 7, 1998, the ~~C~~company entered into a Service and Space Agreement with Joseph L. Neri, Sr. (a shareholder) and Joseph Neri Chevrolet-Oldsmobile-Pontiac pursuant to which the ~~C~~company was entitled to lease the premises described below. The ~~A~~agreement was terminated on August 31, 1999 and, in accordance with an informal and oral understanding with Mr. Neri, the ~~C~~ company was permitted to utilize the premises at no charge from time to time during fiscal year 2000 and anticipates utilizing the facility in fiscal year 2001 in similar fashion. The facility is located at 3740 Route 104, Williamson, New York (approximately 20 minutes from downtown Rochester, New York). The facility is approximately 17,000 sq. ft., situated on 8 acres of land. The ~~C~~company has been able to use the facility, all utilities (including telephone system with an after-hour answering service), computer system, service department, specialized equipment and tools with DEC approved, above-ground lifts ~~(D.E.C. approved)~~ one of which has a 28,000 lb. capacity for trucks and buses, an 8 bay body shop, complete with a paint room and Kansas Jack straightening machine, and a two floor parts department. ~~and a 30 member staff~~ The company also has access to approximately 30 employees of Joseph Neri Chevrolet, including ~~(~~sales, managers, office staff, mechanics and a computer programmer~~)~~. The ~~C~~company believes that this facility is sufficient to construct all prototype FTV vehicles as well as assemble and install all prototypes for the ~~C~~company's other products for testing and demonstration purposes.

               The executive offices of the ~~C~~company are located at 11 Pond View Drive, Rochester, New York 14534.

MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

               ~~The Ccompany's present business strategy relating to its automotive inventions is (1) to provide developing country FTV™ full terrain vehicle models for marketing to potential Asian, African, South and Central American joint venture partners; (2) to complete the installation of the Ccompany's infinitely variable transmission into diesel-powered trucks for appropriate testing by national and state environmental agencies in the U.S. and other countries to quantify exact fuel savings and emissions levels and to determine its potential effect on the worldwide problem of diesel engine pollutants; (3) to promote worldwide use of the infinitely variable transmission for reducing diesel/gasoline engine pollution; (4) to enter into appropriate licensing/joint working arrangements for all of the Ccompany's automotive inventions (the FTV, infinitely variable transmission, hydraulic pump/motor, constant velocity joint, and spherical gearing); (5) to obtain patent protection on new developments and improvements related to the Ccompany's inventions described above.~~

               The company's overall business strategy relating to its automotive inventions is to manufacture, market and sell, either directly, through others or jointly, the FTV™ to domestic and foreign customers, especially in the Asian, African, South and Central American markets; and
  to manufacture, market and sell, either directly, through others or jointly, its hydraulic pump and motor, its constant velocity joint and its infinitely variable transmission to automotive and truck manufacturers, suppliers and component parts assemblers.

               The company's plan of operation relative to its automotive inventions over the next 12 months beginning on the date of this prospectus is to complete the infinitely variable transmission prototype by mid to late summer;
  to install the infinitely variable transaction into a company owned vehicle and begin testing to document actual emission levels and fuel economy;
  to initiate discussions with national and state environmental agencies in the United States and other countries to quantify exact fuel savings and emissions levels and to determine the potential effect of the infinitely variable transmission on the worldwide problem of diesel engine pollutants;
  to install the constant velocity joint, including its spherical gearing, into a company owned vehicle and to test and evaluate its actual operation;
  to incorporate all of the company's completed prototypes into the FTV™ ;
  continue negotiations with selected automotive and truck manufacturers to generate a letter of intent with respect to either a license, merger or joint partnership for the continued development and testing of all of the company's prototypes, their manufacture, their marketing and their worldwide sale;
  to continue to improve the company's inventions and, where appropriate, to obtain patent protection on such new improvements.

               ~~The Ccompany has engaged in discussions with a number of vehicle manufacturers to license one or more of its inventions and/or to create one or more joint venture relationships. If successful, these licenses or relationships will lead to the further development, manufacture and distribution of the Ccompany's inventions, especially the FTV, the infinitely variable transmission and the Ccompany's constant velocity joint.~~

               ~~The Ccompany has completed its first pre-production prototype of the FTV on an Isuzu truck frame and is now testing and demonstrating the FTV. The Cc ompany believes that its ability to showcase the Isuzu truck frame prototype will enhance its pursuit of joint venture or licensing agreements with one or more manufacturers of cars, trucks and related equipment, especially since the FTV can be assembled, without significant modification, on nine manufacturer's vehicle frames.~~

               ~~The Ccompany plans to selectively incorporate its other patented technologies, including its infinitely variable transmission, its lightweight hydraulic pump and motor, its constant velocity joint (with its true infinite gearing based on the Ccompany's proprietary spherical gearing assembly), into the FTV prototype as well as to separately commercialize each of the technologies through licensing and one or more joint venture partners.~~

               ~~The Ccompany intends to begin emission and fuel economy testing of the infinitely variable transmission as installed into diesel-powered trucks. The Cc ompany also intends to install the infinitely variable transmission into a vehicle owned by the Ccompany to document actual emission levels and fuel economy. The vehicle and test results should enhance joint venture/ licensing opportunities with major auto manufacturers throughout the world.~~

               ~~The Ccompany also intends to install its constant velocity joint, including its spherical gearing assembly, into a vehicle for evaluation. Upon satisfactory results, the Ccompany will present the constant velocity joint to the auto industry for possible licensing and/or joint venture arrangements.~~

               ~~In August, 1999, the Ccompany established a working relationship with an international export Ccompany to solicit expressions of interest for its FTV to form potential worldwide governmental and institutional customers.~~

               While it is not management's preferred strategy,~~T~~the ~~C~~company continues to investigate the possibility of manufacturing the FTV itself. ~~To this end, t~~The ~~C~~company has investigated and is investigating potential sites in Rochester, New York and other communities. The company as, as yet, not found a facility suitable for manufacturing commercial quantities of the FTV itself. During the next 12 months, management will continue to attempt to locate a suitable facility. The company  ~~and~~ has engaged in preliminary discussions with a number of financial institutions to formulate a financial package which, together with government based incentives, will enable the ~~C~~company to pursue this approach with the actual production of the vehicle. The ~~C~~company believes that it will need at least 12-15 million dollars initially in order to pursue this possibility. ~~and m~~Management is presently investigating ways in which to acquire  ~~such monies~~ this amount of money, including the proceeds from Swartz ~~Private Equity~~ as well as additional equity and/or debt financing. However, no specific financial package with banks or other lenders has been negotiated to date. If a suitable facility is found in the next 12 months, management will reinstitute discussions to obtain financing to acquire, refurbish, modernize, equip and staff such a facility,

               On April 25, 2000, the ~~C~~company inaugurated its website, www.torvec.com, for marketing, sales, education and information relating to the ~~C~~company's inventions. ~~Potential customers for the FTV may access the website to order the vehicle for delivery in 18 months by depositing 10% towards the purchase price.~~

               On June 29, 2000, the ~~C~~company announced that it had granted an exclusive, world-wide license of all its automotive technology to Variable Gear, LLC for the aeronautical and marine markets. Variable Gear will pay the ~~C~~company 4% royalties for 7 years after which the ~~C~~company is obligated to repurchase the license. Variable Gear is owned 51% by Robert C. Horton, Chairman and CEO of Ultrafab, Inc. and a ~~C~~ company shareholder. The ~~C~~company owns the remaining 49%. The ~~C~~company does not share in any profit or losses in this entity. It has initiated discussions with a number of boat manufacturers, but to date Variable Gear has not commenced operations or sublicensed our automotive technology in its markets.

               The ~~C~~company's ~~present ongoing~~overall business strategy relating to its ice technology is t o:

  ~~1)~~to develop, in cooperation with Dr. Petrenko at Dartmouth under his one year consulting agreement, commercially viable de-icing and ice adhesion systems for land-based motorized vehicle applications;
  ~~2)~~ to enter into appropriate licensing/joint venture arrangements; and
  ~~3)~~ to otherwise promote utilization of the ~~C~~company's ice technology world-wide.

               The ~~C~~company's license agreement with Dartmouth provides for a royalty of 3.5% based on the value of net sales of licensed product with minimum annual payments of $10,000 for the first two years, $15,000 for the third year and $25,000 per year thereafter. In addition, the agreement provides for the payment of 50% of sub-license fee income. Based upon industry discussions, the company anticipates that it will sublicense, joint-venture or otherwise commercialize this technology within the next 12 months.

               ~~Dr. Petrenko has entered into a one year consulting agreement with the Ccompany.~~

               The net loss for the year ended December 31, 2000 was ~~$2,363,000~~ $2,374,000 as compared to the year ended December 31, 1999 net loss of $4,788,000. The decrease in the net loss of $2,414,000 is principally related to a decrease in the amortization of unearned compensatory stock. The amortization, which is a non-cash item, amounted to $435,000 for the year ended December 31, 2000 compared to $3,050,000 for the year ended December 31, 1999.

               Research and development expenses for the year ended December 31, 2000 amounted to $731,000 as compared to $1,035,000 for the year ended December 31, 1999. This decrease amounted to $304,000 and is due to the decrease in expenses associated with the FasTrack ~~vehicle~~.

               During fiscal 1999, we spent approximately 65% of research and development expenses on building the FTV prototype, testing and upgrades. We spent approximately 12% of research and development expenses on the hydraulic pump and motor, 11% on the CV joint and 12% on the infinitely variable transmission. During fiscal 2000, we spent approximately 24% of research and development expenses on upgrades to the FTV prototype. We spent approximately 15% of research and development expenses on upgrading our steer drive, 25% of research and development expenses on the hydraulic pump and motor, 25% on the CV joint and 11% on the infinitely variable transmission.

               General and administrative expenses for the year ended December 31, 2000 amounted to $1,643,000 as compared to $3,753,000 for the year ended December 31, 1999. This decrease amounted to $2,110,000 and is due to a decrease in unearned compensatory stock previously discussed, offset by an increase in advertising and promotion of approximately $433,000 and an increase in legal and professional fees of $201,000 and a decrease of $164,000 relating to lease payments charged to operations in 1999 on termination of agreement.

               The net loss for the three months ended March 31, 2001 was $537,000 as compared to the three months ended March 31, 2000 net loss of $779,000. The decrease in the net loss of $242,000 is principally related to a decrease in the amortization of unearned compensatory stock. The amortization, which is a non-cash item, amounted to $0 for the three months ended March 31, 2001 compared to $383,000 for the three months ended March 31, 2000.

               Research and development expenses for the three months ended March 31, 2001 amounted to $294,000 as compared to $147,000 for the three months ended March 31, 2000. This increase amounted to $147,000 and is due to increases in the amounts spent associated with improvements to the FTV and amounts spent on the transmission.

               General and administrative expenses for the three months ended March 31, 2001amounted to $243,000 as compared to $632,000 for the three months ended March 31, 2000. This decrease amounted to $389,000 and is primarily due to a decrease in unearned compensatory stock previously discussed.

               ~~The company has created a Business Consultants Stock Plan to pay consenting business consultants for services rendered to the company in common stock rather than cash. The plan is more fully described on page 38. During fiscal 2000, we paid 196,259 shares for ongoing corporate legal services, and internal accounting services rendered and associated expenses by our chief financial officer, litigation expenses, marketing research expenses and legal fees and associated expenses for ongoing patent work.~~

Liquidity and Capital Resources

               The ~~C~~company's ~~operations~~ plan of operation during its fiscal year ended December 31, 2000 ~~have been~~ was partially funded through the sale of ~~181,056 shares of common stock to Swartz and an investor~~ 144,321 shares to Robert C. Horton for aggregate proceeds of approximately $550,000. In addition, during fiscal 2000,the ~~C~~company issued 196,259 shares to business consultants ~~in exchange for services rendered~~ under ~~the Company's~~ its Business Consultants Stock Plan in exchange for ongoing corporate legal services, internal accounting services and associated expenses incurred by our chief financial officer, expenses associated with our two lawsuits, marketing research expenses as well as legal fees and associated expenses for ongoing patent work ~~(described on page 38)~~.

               In fiscal 2001 through the date of this prospectus, the company has sold 96,600 shares to Swartz for aggregate proceeds of $357,194. We estimate that at current market prices and our daily trading volume during calendar year 2000, we will be able to sell approximately 200,000 shares to Swartz for between $500,000 and $1,000,000 during the balance of fiscal 2001.

               In fiscal 2001 through the date of this prospectus, the company has issued 57,148 shares under its Business Consultants Stock Plan for ongoing corporate legal services, internal accounting services rendered by our chief financial officer, patent expenses and ongoing litigation expenses. We estimate that an additional 75,000 shares will be ~~paid~~ issued under the plan during the balance of 2001 for ~~same type of~~ similar services.

               Based upon the above, ~~T~~the ~~C~~company anticipates that the funding it will receive from Swartz as well as its continuing issuance of shares under its Business Consultants Stock Plan will be adequate to fund its plan of operation ~~fund its needs~~ during the next 12 months. However, the ~~C~~company also recognizes, based on its currently proposed plans and assumptions relating to its ~~operations~~  plan of operation (including assumptions regarding the nature and extent of its prototype development program, its testing program, the ability of the ~~C~~company to secure adequate manufacturing and distribution relationships and market acceptance of the ~~C~~company's products) that, over the next twelve months, the ~~C~~company may be required to seek additional financing in the form of a significant equity investment by one or more investors in pri vately-negotiated transactions or through debt-financing or both.

               If we were to need financing in addition to monies we raised from Swartz and we were not successful in obtaining it, we would be forced to cancel any attempt to manufacture and distribute our products ourselves. We would have to reduce and or delay expenditures, including research and development expenditures. We would also be forced to lengthen the timeframes set forth on page 31 of this prospectus within which we would be able to commercialize all our automotive technologies. We may also be forced to commercialize our technologies on terms which are less favorable than are presently being negotiated.

               The ~~C~~company's cash position at any time during fiscal 2000 was directly dependent upon its success in selling stock of the ~~C~~ company. The company has not yet received any revenue from operations. This trend is expected to continue throughout fiscal 2001.

                The company has an obligation to repurchase 51% of Variable Gear, LLC on January 1, 2008. The purchase price is equal to 51% of the then value of Variable Gear as determined by an independent appraiser selected by the parties. This liability can not be estimated at this time. We believe that a combination of cash flows from operations, financing and strategic alliances will produce sufficient cash flow to fund this obligation.

Y2K Compliance

               The ~~C~~company currently uses a software which management believes is in "Year 2000" (Y2K) compliance. Management will continue to evaluate the current software and implement any necessary changes to remain in "Year 2000" (Y2K) compliance.

Impact of Inflation

               Inflation has not had a significant impact on the ~~C~~company's operations to date and management is currently unable to determine the extent inflation may impact the ~~C~~company's operations during its fiscal year ending December 31, 2000.

Quarterly Fluctuations

               As of December 31, 2000, the ~~C~~company had not engaged in significant revenue producing operations. Once the ~~C~~c ompany actually commences significant revenue producing operations, the

~~C~~company's operating results may fluctuate significantly from period to period as a result of a variety of factors, including purchasing patterns of consumers, the length of the ~~C~~company's sales cycle to key customers and distributors, the timing of the introduction of new products and product enhancements by the ~~C~~ company and its competitors, technological factors, variations in sales by product and distribution channel, product returns, and competitive pricing. Consequently, once the ~~C~~company actually commences significant revenue producing operations, the ~~C~~company's product revenues may vary significantly by quarter and the ~~C~~company's operating results may experience significant fluctuations.

LEGAL PROCEEDINGS

(a)     The Gleasman Litigation

               On August 29, 1997, McElroy Manufacturing, Inc. of Tulsa, Oklahoma, and two MMI employees (collectively "MMI"), initiated a lawsuit against Vernon and Keith Gleasman in the United States District Court for the Northern District of Oklahoma. The ~~C~~company is not a party to this litigation. The plaintiffs claimed that the Gleasmans had breached an Agreement dated October 10, 1991 to market inventions developed under U.S. Patent 5,440,878 (the gimbal patent), in which MMI had an interest. Secondly, the plaintiffs alleged that the two MMI employees should have been named as co-inventors on three other patents. The plaintiffs also sought reimbursement of their development costs in the amount of $750,000.

               In responding to the MMI complaints, the Gleasmans requested dismissal of the complaint on the grounds that the October 10, 1991 Agreement contained provisions under which the parties agreed to arbitrate "any controversy or claim arising out of or relating to this Agreement." The Gleasmans also requested dismissal of the complaint on the additional grounds that the two individuals were not co-inventors and, even if they were, that pursuant to the Agreement the individuals and MMI assigned any and all interest they may have had in such patents to the Gleasmans.

               On February 6, 1998, the Court stayed all aspects of the litigation pending arbitration in New York State.

               Hearings were conducted before the arbitrator in 1998. On April 22, 1999, the arbitrator issued a nonappealable decision which determined that Vernon and Keith Gleasman exclusively owned all three patents, thereby confirming that these patents, which were assigned by them to the ~~C~~company, are the exclusive patents of the ~~C~~company. The arbitrator also determined that neither party breached the 1991 Agreement, but that, in accordance with its terms, the sum of $862,699.61 should be paid to MMI (as reimbursement for development costs) by the Gleasmans out of royalties and other sums which they may receive and that MMI was entitled to a 20% interest in all royalties and other sums received by the Gleasmans.

               On June 3, 1999, MMI, by letter addressed to the Gleasmans' personal counsel, demanded that the Gleasmans reimburse MMI immediately for its expenses in the amount of $862,699.61, plus interest, to be paid from any monies received by the Gleasmans on account of the subject patents including, but not limited to, 20 % of all royalties or monies received by the Gleasmans from the sale of shares of stock in the ~~C~~company. Further, MMI demanded that the Gleasmans correct inventorship of the subject patents by requesting the Commission of Patents & Trademarks to issue a Certificate of Correction adding A.H. "Chip" McElroy, II and Dave Porter as co-inventors on the subject patents. While correction of inventorship was not addressed in the decision, such correction, if appropriate, is desirable and possible, and can be accomplished by application to the Commissioner of Patents and Trademarks. MMI did not contest the arbitrator's determination that the patents were assigned to the Gleasmans and are now owned by the ~~C~~company. In the same letter, MMI demanded that the ~~C~~company pay, out of proceeds generated by sale of its stock, the same sums demanded of the Gleasmans and notify any licensee, assignee or investor of MMI's right to recover expenses and its 20% interest in monies received on account of the subject patents.

               On June 15, 1999, MMI filed its amended complaint in the United States District Court for the Northern District of Oklahoma. There were two causes of action. The first cause of action sought correction of the inventorship of the subject patents. The second cause of action sought an order confirming the arbitrator's award and, in addition, sought an order directing that the Gleasmans reimburse MMI immediately for its expenses in the amount of $862,699.61 plus interest accruing from the date of the arbitrator's award.

               On March 31, 2000, the Court remanded the case to the arbitrator to clarify certain ambiguities regarding the payment and terms of his April 22, 1999 decision. On July 10, 2000, the arbitrator issued an "Addendum and Clarification Memorandum" awarding $360,000 to MMI in partial reimbursement of its expenses. This amount is to be paid by Vernon and Keith Gleasman, not the ~~C~~company.

               Vernon and Keith Gleasman made an application to the arbitrator to vacate so much of the Addendum which related to the payment of $360,000 to MMI and if the application to vacate was not granted, to reopen the hearing before the arbitrator to allow Vernon and Keith Gleasman to introduce additional evidence regarding their expenses.

               On September 25, 2000, the arbitrator found that Vernon and Keith Gleasman's contentions to reopen the hearing were without merit and therefore denied in all respects Vernon and Keith Gleasman's application to vacate so such of the Addendum as relates to the payment of $360,000 or, in the alternative, to reopen the hearing to allow them to introduce additional evidence regarding their expenses.

               In rendering its decision, the arbitrator stated that the existence of Torvec, Inc. has nothing to do with the lawsuit or the arbitration and that the Gleasmans have certain obligations to MMI and MMI to the Gleasmans.

               On March 23, 2001, the court confirmed the arbitrator's award against Vernon and Keith Gleasman for MMI's expense reimbursement in the amount of $360,000. The court stayed enforcement of the award until the court resolved the question of whether MMI committed fraud upon the court in bringing its lawsuit. As a condition for the stay, Vernon and Keith Gleasman deposited $423,000 (including $63,000 interest) with the court.

               As stated above, the company is not, and never has been, a party to this litigation. Based upon the amended complaint filed by MMI and the order of the court confirming the award against Vernon and Keith Gleasman, the company's position has been confirmed that it is not obligated in any way to reimburse MMI for their expenses nor liable to MMI for any continuing royalty obligation or any other sums.

               ~~As indicated above, the Ccompany is not a party to this litigation. Moreover, the arbitrator's statements made in his September 25, 2000 decision reinforce management's belief that the demands (of reimbursement and a 20% interest in monies received) made by MMI upon the Ccompany (expressed only in a letter from MMI's counsel) constitute a complete misreading of the arbitrator's decision and are without merit procedurally as well as substantively, since among other reasons, the contract was between the Gleasmans and MMI, the Ccompany did not participate in the arbitration proceedings and that the arbitrator's decision did not direct payment of any sums from the Ccompany to MMI.~~

(b)     The ~~C~~company's Lawsuits

               (i)     On November 14, 2000, the ~~C~~company joined with Vernon and Keith Gleasman, as plaintiffs, in filing a lawsuit against McElroy Manufacturing, Inc., Arthur H. McElroy, II and Tri-Mc (collectively, "MMI") in the United States District Court for the Northern District of Oklahoma.

               Under the October 10, 1991 Agreement between MMI and the Gleasmans, McElroy was to manufacture from one to five prototypes of an hydraulic pump and motor designed by the Gleasmans for use in a continuously variable gear transmission also designed by them. The hydraulic pump and motor designed by the Gleasmans necessitated a constant velocity joint in order to be marketable, and the Gleasmans utilized a gimbal in their designs for the constant velocity joint. The designs and related technology were patented under U.S. Patent No. 5, 440,878.

               MMI manufactured a first-generation prototype of the pump and motor using a gimbal for the constant velocity joint. However, after such manufacture, on numerous occasions, MMI stated to the Gleasmans that the first-generation prototype pulsated or oscillated during operation of the motor which rendered the pump and motor inoperable for its stated purposes and, thus, unmarketable, and that the gimbal was the source of the pulsation or oscillation.

               In the summer of 2000, the ~~C~~company's engineers, based upon CAD/CAM studies, discovered that the first generation gimbal did not pulsate or oscillate. The Gleasmans and the ~~C~~company's management only then concluded that MMI had been misleading the Gleasmans, the ~~C~~company and the Court concerning the operability of the prototype of the pump and motor design which utilized the gimbal as a constant velocity joint.

               As the result of such discovery, management of the ~~C~~company believes that MMI's earlier statements regarding the inoperability of the gimbal were false and fraudulent and that MMI knew that the first-generation pump and motor utilizing a gimbal as the constant velocity joint, as specifically designed by the Gleasmans, did not pulsate or oscillate but was instead a valuable and marketable pump and motor system which could have been rapidly commercialized.

Management therefore believes that the ~~C~~company has been harmed by MMI in the following important respects:

o

The Gleasmans and, later, the ~~C~~company were induced to proceed with expensive and time-consuming design, manufacturing and marketing of an alternative to the gimbal. Specifically, the Gleasmans and, later, the ~~C~~ company, expended an aggregate sum of approximately $1,000,000 in the design, manufacture and marketing of spherical gear technology, in significant part, to replace the gimbal and subsequent pump and motor prototypes;

o	The Gleasmans, and later, the ~~C~~company, lost significantly valuable business opportunities available to them;

o

The Gleasmans, and later, the ~~C~~company, were induced to forebear the exercise of their rights to obtain worldwide patents on the pump and motor design which implemented a gimbal as the constant velocity joint.

               By reason of the foregoing, management believes that MMI is liable to the plaintiffs for considerable compensatory and punitive damages in an amount to be determined at trial. The plaintiffs have demanded a jury trial with respect to this litigation.

               On January 2, 2001, MMI moved to dismiss the plaintiffs' complaint on the grounds that it constituted an impermissible collateral attack on the arbitration award of April 22, 1999 and July 10, 2000. Moreover, MMI alleged that the plaintiffs' fraud claims were reviewed and rejected by the arbitrator.

               On January 31, 2001 plaintiffs responded to MMI's motion to dismiss. In its papers, the plaintiffs stated that the fraud complained of was never at issue in the arbitration proceedings and that inasmuch as the ~~C~~company was not a party to the arbitration, it should be permitted a full and fair opportunity to litigate its claims.

               (ii)     On February 26, 2001, the ~~C~~company brought suit against John Spiezio and John Doe, a/k/a "Torvec1" in the United States District Court for the Western District of New York. The ~~C~~company contends that, Spiezio, John Doe and "Torvec1" either alone or acting on behalf of other persons, maliciously published numerous false and defamatory statements on the Internet worldwide website, "Raging Bull." The ~~C~~company also claims that the defendant(s) intentionally interfered with the ~~C~~company's business to its detriment. The ~~C~~company believes that as the result of the defendant(s)

defamation and/or business interference, the ~~C~~company has sustained the following significant damages:

o	an adverse effect upon the daily trading of the ~~C~~company's stock;
o	an erosion of confidence among the ~~C~~company's current and potential shareholders;
o	a diminution of the ~~C~~company's publicly trading stock value, in a range equal to at least $5.00 per share;
o	damage to the business reputations of the ~~C~~company's management and officers.

               The ~~C~~company seeks compensatory and punitive damages against the defendant(s) in an amount to be determined at trial and has demanded a jury trial. ~~The complaint has been filed but defendant(s) have yet to respond.~~

USE OF PROCEEDS

               ~~We expect to sell to Swartz Private Equity, LLC, subject to effective registration and applicable volume and other limitations, up to $50,000,000 of common stock under the Investment Agreement. Net proceeds are determined after all expenses of the offering (estimated to be $170,000). We intend to use the net proceeds from this offering as follows:~~

               To date, we have sold 96,600 shares to Swartz under our investment agreement for aggregate proceeds of $357,194. Although our equity commitment from Swartz is $50,000,000, we may choose not to access the entire commitment, for example, if our capital needs do not require us to do so or we are able to access monies on a more favorable basis. Further, we may not be able to raise this amount of money due to limitations set forth in our investment agreement, especially the 15% of daily trading volume limitation discussed on page 6.

              If we pursue a strategy to manufacture and sell the FTV and each of our component products ourselves and we were able to access the full $50,000,000 commitment from Swartz, as well as all amounts to be received upon the exercise of PMC Direct and Marquis Capital options, we would use the proceeds as follows:

Percentage

Expenses of financing,
  registration and other similar expenses

Capital needs
  cost of facility, including moderation
  necessary to produce commercial
  numbers of FTVs

  acquisition of truck bodies, tire,
  tracks and other subassembly units

  cost of FTV assembly including
  additional management and employees

  costs of worldwide distribution system

  acquisition of parts to assemble IVT,
  CVT and HPM

  cost of product distribution

  advertising and promotion

  general operating and administrative
  costs including consultant fees

TOTAL PROCEEDS

$ 170,000 $6,000,000 $22,000,000 $8,500,000 $4,500,000 $5,000,000 $1,500,000 $2,000,000 $2,100,000 $51,770,000	0.3% 11.6% 42.5% 16.4% 8.7% 9.7% 2.9% 3.9% 4% 100%

               On the other hand, if we are successful in our strategy to license or establish a joint venture partnership with an existing truck or auto manufacturer, then our need to access the Swartz line of credit will not be as great, and we will not "need" the proceeds from purchases of our stock by optionees and warrant holders. We estimate that our capital requirements to successfully pursue this strategy over the life of the Swartz commitment will be approximately $4,500,000. These proceeds will be spent as follows:

Percentage

Completion of IVT prototype

Cost of testing IVT for commercial viability

Modifying CVT in light of previous tests

Incorporation of all components into FTV

Building of one to three final production FTV
prototypes

Advertising and promotion

Administrative expenses including consultants'
fees

TOTAL PROCEEDS

$700,000 $600,000 $250,000 $1,000,000 $1,500,000 $250,000 $200,000 $4,500,000	15.6% 13.3% 5.5% 22.3% 33.3% 5.5% 4.5% 100%

               Our management has broad discretion on how to spend any proceeds we receive from this offering and may spend the proceeds in ways that differ from the proposed uses in this ~~P~~prospectus. Our shareholders may not agree with our spending decisions. If we fail to spend the proceeds effectively, our business and financial condition could be harmed.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS;
COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

(a)     Identification of Directors, Executive Officers And Consultants

               The following table sets forth certain information about the current directors, executive officers of the ~~C~~company and its consultants.

Name	Age	Position	Date of Election or Designation	Date of Termination

Herbert H. Dobbs 448 West Maryknoll Road Rochester Hills, MI 48309	69	Chairman of the Board of Directors	02/20/98	*
Keith E. Gleasman 11 Pond View Drive Pittsford, NY 14534	52	Director; President and Consultant to Torvec, Inc.	09/26/96	*
Lee E. Sawyer 16 Williamsburg Lane Rolling Hills, CA 90274	58	Director	09/27/96	*
Morton A. Polster c/o Eugene Stephens & Associates 56 Windsor Street Rochester, NY 14605	72	Director; Secretary of Torvec, Inc.	09/27/96	*
James A. Gleasman 11 Pond View Drive Pittsford, NY 14534	59	Director; Consultant to Torvec, Inc.	02/20/98	*
Vernon E. Gleasman 11 Pond View Drive Pittsford, NY 14534	88	Consultant to Torvec, Inc.	12/01/97	*
Samuel M. Bronsky 6653 Main Street Williamsville, NY 14221	39	Chief Financial and Accounting Officer	04/01/98	*

*Changes in Control

               To the knowledge of the ~~C~~company's management, there are no present arrangements or pledges of the ~~C~~c ompany's ~~C~~common ~~S~~stock which may result in a change of control of the ~~C~~company. The members of the ~~B~~board of ~~D~~directors shall serve until the next annual meeting of shareholders and until their successors are elected or appointed and shall have qualified, or until their prior resignation or termination.

(b)     Business Experience

               The following sets forth the business experience of the members of the ~~C~~company's ~~B~~board of ~~D~~d irectors, its executive officers and other significant ~~C~~company personnel:

          1.          Dr. Herbert H. Dobbs - Chairman of the Board of Directors

Dr. Dobbs, Ph.D., P.E., has worked at every level from design engineer to technical director of an Army Major Commodity Command at the two-star level. He has worked as a hands-on engineer and scientist in industry and government, commanded field units, managed Army R & D programs and laboratories and currently has his own practice as a consultant engineer. He has the broad background needed to guide the ~~C~~company's growth and development.

During his career he has:
o	Worked as a manufacturing engineer.
o	Worked as a design engineer in the aircraft and missile industry.
o	Managed Army laboratories as a captain, lieutenant colonel and colonel.
o

Organized, implemented and operated the theater-wide "Red Ball Express" quick response supply system in Vietnam to get disabled weapons and other critical equipment repaired and back into combat as rapidly as possible.

o	Done basic research on multi-phase turbulent fluid dynamics supporting development of the gas turbine primary power system now used in the M1 Abrams Main Battle Tank (MBT).
o	Managed advanced development of the laser guided 155mm-artillery shell now known as the "Copperhead".
o	Served in Taiwan as a member of the U.S. Military Assistance Advisory Group (MAAG) working with the Republic of China Army General Staff.
o	Served as liaison officer between the Army and Air Force for development of the laser seeker for the Hellfire missile.
o

Guided development of a new family of tactical vehicles for the Army, including the High Mobility Multipurpose Wheeled Vehicle (HMMWV) now known as the "Hummer", which uses Vernon Gleasman's Torsen® differential.

o

Served as Technical Director of U.S. Army Tank-Automotive Command* (TACOM), which then employed some 6,400 people and is responsible for all support of U.S. military ground vehicles (a fleet of 440,000) from development to ultimate disposal with a budget of nearly $10 billion a year. He was also responsible for negotiation and management of military automotive R&D agreements with the French and German Ministries of Defense.

*	Now the U.S. Army Tank-Automotive and Armaments Command.

At the end of 1985, Herbert H. Dobbs left government service and started his own consulting practice and began working with the Gleasmans to develop and market Vernon Gleasman's inventions. Herbert H. Dobbs holds a Ph.D. in Mechanical Engineering from the University of Michigan and is a registered professional engineer in Michigan. He holds several patents of his own and, among many affiliations, is a member of SAE, ASME, NSPE, AAAS, Sigma XI, AUSA, NDIA and the U.S. Army Science Board. The last named organization is a small group of senior technical and managerial people chosen from industry and academia to provide direct advice to the Secretary of the Army, the Chief of Staff, and the Department of the Army concerning issues of policy, budgets, doctrine, organization, training and technology.

          2.          Keith E. Gleasman - Director; President and Consultant to Torvec, Inc.

Co-Inventor with Vernon E. Gleasman on all Torvec patents, Mr. Gleasman's strengths include his extensive marketing and sales executive experience, in addition to his design and development knowledge. His particular expertise has been in the area of defining and demonstrating the products to persons within all levels of the automotive industry, race crew members, educators and students.

o

As former Vice President of Sales for the unrelated Gleason Corporation (Power Systems Division), designed and conducted seminars on vehicle driveline systems for engineers at the U.S. army tank automotive command.

o	Designed a complete nationwide after-market program for the Torsen Differential, which included trade show participation for the largest after-market shows in the U.S., SCORE and SEMA.
o	Extensive after-market experience including pricing, distribution, sales catalogs, promotions, trade show booths designs and vehicle sponsorships.
o	Responsible for over 300 articles in trade magazines highlighting the Torsen Differential (e.g., Popular Science, Auto Week, Motor Trend, Off-Road, and Four Wheeler).
o	Designed FTV vehicle prototype, (from concept to assembly).
o	Assisted in developing engineering and manufacturing procedures for the Torsen Differential and for all of the Torvec prototypes.
o	Instructed race teams on use of the Torsen Differential (Indy cars, Formula 1, SCCA Trans-Am, IMSA, GTO, GTU, GT-1, NASCAR, truck pullers and off-road racers).
o	Has been trained for up-to-date manufacturing techniques such as NWH, statistical process control and MRP II.
Mr. Gleasman has extensive technical and practical experience, covering all aspect of the ~~C~~company's products such as, promotion, engineering and manufacturing. 47

           3.          Morton A. Polster - Director; Secretary of Torvec, Inc.

Partner in the intellectual property law firm of Eugene Stephens & Associates. Formerly, General Patent Counsel and, thereafter, Secretary and Corporate Counsel for Gleason Corporation (1969 - 1989) and prior to that, Patent Counsel for Eastman Kodak Corporation (1960 - 1969). While with Gleason Corporation, Mr. Polster represented Gleason when the latter purchased the Gleasman's Triple D, Inc., and exclusive rights to the Gleasman patents relating to the design and manufacture of the Torsen differential. He was part of the management team overseeing the operation of the Gleason Power Systems Division, which was created to manufacture and sell the Torsen differential. Also, he represented Gleason when the latter sold its Power Systems Division and its rights to the Torsen Differential to Diesel Kiki, Ltd. of Japan (now Zexel Corporation). While in private practice, since 1989, Mr. Polster represented Zexel Torsen, Inc., (subsidiary of Zexel Corp.), which was created to manage the manufacture and sale of Torsen Differentials. Mr. Polster has been patent counsel to the Gleasmans since 1989 and has been in charge of the preparation and execution of their U.S. and international patent protection.

          4.          Lee E. Sawyer - Director

Over a 30-year career in the wholesale side of the automotive industry, Mr. Sawyer has worked for Ford in the technical training field and for Toyota in sales, marketing, motorsports and service. During the last ten years, he was part of the start-up teams that successfully launched Hyundai and Kia Motors America focusing on parts, service, quality assurance, fleet sales, public relations and consumer affairs policy, procedures and systems. During his career he has worked with these automakers as follows:

Ford Motor ~~C~~company:
o o	As Ford's first field service engineer. Managed expanded Training Center with Ford, Lincoln-Mercury car and heavy truck classrooms, and taught Ford Shelby high performance curriculum.
Toyota Motor Sales USA:
o o o

Established 12 service Training Centers.

Computerized the national warranty system and established an expense control audit program.

Managed sales, parts and service field force during a period in which sales increased 300%

o o

In 1979, introduced the Torsen® differential to Toyota

Started Motorsports - hired factory race teams, coordinated race engine development, and conducted Long Beach Grand Prix and Pro-Celebrity Match Race. Results: 14 national championships.

Hyundai Motor America:
o o

Started national Service Department: warranty, quality assurance, consumer affairs, technical and management training.

Managed public relation's activities, product introduction press previews, press releases and media interviews.

Kia Motors America:
o o	Consulted with Kia Korea re: establishing a car ~~C~~company in the USA. Started service department: warranty, quality assurance, consumer affairs, service training and publication.

Mr. Sawyer is a start-up specialist with the operations, management, communications and problem solving skills required to launch the ~~C~~company successfully. He holds a B.A. in Industrial Technology and attended USC School of Business-International Relations, Ford Marketing Institute, Toyota Management Training, American Management Association Training, Interpersonal skills training, and U.S. Coast Guard Leadership and Diesel Engine schools.

          5.           James A. Gleasman - Director; Consultant to Torvec, Inc.

o	Life-long entrepreneur.
o	Skilled in management, finance, strategic planning, organizing and marketing.
o	Co-inventor of the Gleasman ~~GSD-10~~ steer drive mechanism.
o	Established manufacturing of the Torsen® Differential in Argentina, Brazil, etc.
o	Former ~~P~~principal ~~at two of the family~~ with two companies formerly owned by the Gleasman family where he raised capital~~,~~ and negotiated international, military and automotive contracts.
o	Set business strategies for small company's dealings with large companies, including sale of family ~~C~~company to Gleason Corporation~~.~~, Rochester, New York.
o	Joint venture partner with Clayton Brokerage Co. of St. Louis, MO.
o	Owned financial-consulting business.
o	Negotiated with numerous Asian Corporations (including Mitsubishi and Mitsui).
o	Educated in Asian philosophy, business practices and culture.

          6.          Samuel M. Bronsky - Chief Financial and Accounting Officer

Owner of a Certified Public Accounting firm specializing in small to medium-sized businesses. Services include audits, reviews, compilations, and consulting services, including among other items, business valuations, computer applications, assisting in debt acquisition and consolidation, purchasing and selling of businesses and related tax ramifications, and general business assistance for clients. In addition, Mr. Bronsky has worked with various government agencies in a variety of audit contexts, including sales tax audits, IRS examinations. Mr. Bronsky is licensed in New York and is a member of the New York State Society of CPAs and the American Institute of CPAs. He is a director of the East Buffalo Credit Union and the Erie Community College Foundation and is the treasurer of the East Buffalo Credit Union. Mr. Bronsky is past treasurer and director of the Amherst Chamber of Commerce.

          7.          Vernon E. Gleasman - Consultant to Torvec, Inc.

Mr. Gleasman is co-inventor (with sons, James A. and Keith E. Gleasman) of the all-gear GSD-10 (a hydro-mechanical steering system for track vehicles); conceived and engineered the FTV vehicle (discussed below); and is inventor of the Torsen® differential now used in many passenger automobiles around the world such as: Porsche, Audi Quattro's, 8 car lines of Toyota (e.g., Lexus, Supra and RAV4), Mazda Miata and RX7, Chevrolet Camero, Pontiac Firebird, Oldsmobile Achieva, Suzuki, and the U.S. Army HMMWV (Hummer). Mr. Gleasman was the winner of the Society of Automotive Engineers' 1983 Schwitzer Award for Most Innovative New Product at the Indianapolis 500; is listed in Who's Who in American Inventors 1990 Edition; and he has been nominated to the National Inventors Hall of Fame. His work is featured in the Theory of Machines and Mechanisms, McGraw-Hill, 1995 (Mr. Gleasman's Torsen® Differential is pictured on the jacket cover of the book). He has been granted over 20 patents on gearing, differentials, and machine tools over the past 30 years, and he is the principal inventor on over 100 U.S. patents (as well as corresponding foreign patents), primarily automotive-related. Examples (U.S. patent numbers in parenthesis): hydraulic clutch transmission (2177213); hydraulic clutch for transmission (2226309); Bendix fuel direct engine injector valve and Bendix diesel engine starter (2450129); hydraulic variable-speed hydrostatic transmission (2471031); Vane-type fluid drive (2552167), hypoid differential (2628508); fluid transmission (2668417); White Motor Co. tilting cab (2838126), assigned to White Motor; hydro-vector fuel-injector advance mechanism; catalytic converter for diesel trucks. He is also the inventor of non-freeze water meter, machine tools and other products. Early career: engineer at Bendix; and vice president manufacturing at White Motor, where engineering and management experience included designing and planning White's plant for manufacture of White 9000 heavy truck and organizing manufacturing and production of aircraft components for White's Aircraft division. Later, Mr. Gleasman founded his own companies, including Triple-D, Inc., sold to Gleason Corporation, Rochester, New York.

(c)     Family Relationships

               Vernon E. Gleasman is the father of James A. and Keith E. Gleasman. There are no other family relationships between any directors or executive officers of the ~~C~~company, either by blood or by marriage.

(d)     Section 16(a) Beneficial Ownership Reporting Compliance

               Based upon its review of copies of Forms 3 and 4 and 5 received by it, the ~~C~~company believes that, to the extent such ~~F~~ forms were required to be filed, such ~~F~~forms were timely filed pursuant to Section 16 of the Securities Exchange Act of 1934, and that no director, officer and/or 10% ~~S~~shareholder required to file such ~~F~~forms failed to either file them or file them in timely fashion.

(e)     Indemnification

               The ~~C~~company's by-laws provide for indemnification rights of officers, directors, and others and limits the personal liability of directors for monetary damages to the extent permitted by New York law. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted for directors, officers and controlling persons of the ~~C~~company, the ~~C~~company has been advised that in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

EXECUTIVE COMPENSATION

Summary Compensation Table

               The following table sets forth the aggregate compensation paid or accrued to the ~~C~~company's ~~N~~named  ~~E~~executive ~~O~~officers and ~~C~~consultants by the ~~C~~company for services rendered during the fiscal year ending December 31, 2000:

Long Term Compensation Awards

Name and Position	Annual Compensation		Options Granted	Stock Awards
	Salary	Consultants Fee

Keith E. Gleasman
President and Consultant

James A. Gleasman
Consultant

Vernon E. Gleasman
Consultant

Morton A. Polster
Secretary and Consultant

Samuel M. Bronsky
Chief Financial and Accounting Officer

	$0 $0 $0 $0 $0	$ 75,000(1)(4) $ 60,000(2)(4) $ 71,000(3)(4) $ 0 (5) $ 0	0 0 0 0 0	0 0 0 2,882(6) 11,989(7)

(1)     On December 1, 1997, the ~~C~~company entered into a 3 year consulting agreement with Keith E. Gleasman, under which he is obligated to devote substantially all of his business and professional time to the ~~C~~company and its Plan of Operation in the capacity of Consultant to the ~~C~~company. Under such agreement, Mr. Keith E. Gleasman is entitled to receive an annual consulting fee of $150,000 and was granted an option to purchase 25,000 shares of the ~~C~~company's ~~C~~common ~~S~~stock pursuant to the ~~C~~company's 1998 Stock Option Plan. The ~~C~~company has accrued a total of $201,000 under the consulting agreement though December 31, 2000, of which $75,000 was accrued in fiscal 2000. The consulting agreement was extended as of December 1, 2000 for an additional 3 years.

(2)     On December 1, 1997, the ~~C~~company entered into a 3 year consulting agreement with James A. Gleasman, under which he is obligated to devote substantially all of his business and professional time to the ~~C~~company and its Plan of Operation in the capacity of Consultant to the ~~C~~company. Under such agreement, Mr. James A. Gleasman is entitled to receive an annual consulting fee of $150,000 and was granted an option to purchase 25,000 shares of the ~~C~~company's ~~C~~common ~~S~~stock pursuant to the ~~C~~company's 1998 Stock Option Plan. The ~~C~~company has accrued a total of $250,000 under the consulting agreement through December 31, 2000, of which $90,000 was accrued in fiscal 2000. The consulting agreement was extended as of December 1, 2000 for an additional 3 years.

(3)     On December 1, 1997, the ~~C~~company entered into a 3 year consulting agreement with Vernon E. Gleasman, under which he is obligated to devote substantially all of his business and professional time to the ~~C~~company and its Plan of Operation in the capacity of Consultant to the ~~C~~company. Under such agreement, Mr. Vernon Gleasman is entitled to receive an annual consulting fee of $150,000 and was granted an option to purchase 25,000 shares of the ~~C~~company's ~~C~~common ~~S~~stock pursuant to the ~~C~~company's 1998 Stock Option Plan. The ~~C~~company has accrued a total of $214,000 under the consulting agreement through December 31, 2000, of which $79,000 was accrued in fiscal year 2000. The consulting agreement was extended as of December 1, 2000 for an additional 3 years.

(4)     Each of the consulting agreements contain customary covenants prohibiting the consultant from disclosure of confidential information regarding the ~~C~~company, its inventions and its products, and provisions confirming that all inventions conceived, made or developed by the consultant and relating to the business of the ~~C~~company constitutes the sole property of the ~~C~~company. Each of the consulting agreements contains covenants restricting the consultant from engaging in any activities competitive with the business of the ~~C~~company during the terms of such agreements and for a period of two years after termination. Each of the consulting agreements also contain a provision that the benefits provided thereunder continue even if the consultant were to become unable to perform services for the ~~C~~company during its term.

(5)     On February 6, 1998, the ~~C~~company entered into a 3 year employment agreement with Morton A. Polster, commencing on the first day of the month in which the ~~C~~company receives the proceeds from the completion of an initial public offering of its securities, under which he is obligated to devote substantially all of his business and professional time to the ~~C~~company and its Plan of Operation in the capacity as Secretary and Legal and Patent Counsel of the ~~C~~company. Under such agreement, Mr. Polster is entitled to receive a salary of $150,000 during the first year of the agreement, $150,000 during the second year and $150,000 during the last year. He is also entitled to certain employee benefits normally associated with employment such as vacation, health and disability insurance and was granted an option to purchase 100,000 shares of the ~~C~~company's ~~C~~common ~~S~~stock pursuant to the ~~C~~company's 1998 Stock Option Plan. The agreement is automatically renewable for an additional 3 years and may be terminated earlier by the employee upon 12 months notice or by the ~~C~~company upon payment of a severance of 12 months base pay, except if the termination is for cause. Since the ~~C~~company has not initiated an initial public offering, the employment agreement, by its terms, has not become effective.

(6)     During fiscal year 2000, Mr. Polster was paid 2,882 shares of the ~~C~~company's common stock as remuneration for legal services rendered to the ~~C~~company in connection with its patents.

(7)     During fiscal year 2000, Mr. Bronsky was paid 11,989 shares of the ~~C~~company's common stock for services rendered as Chief Financial Officer.

               Herbert H. Dobbs is Chairman of the ~~C~~company's Board of Directors. Lee E. Sawyer is a Director of the ~~C~~company. During its fiscal year ending December 31, 2000, the ~~C~~company did not renumerate either of them in such capacities.

               On February 6, 1998, the ~~C~~company entered into a 3 year employment agreement with Herbert H. Dobbs, commencing on the first day of the month in which the ~~C~~company receives the proceeds from the completion of an initial public offering of its securities, under which he is obligated to devote substantially all of his business and professional time to the ~~C~~c ompany and its Plan of Operation in the capacity as Chairman and Chief Executive Officer of the ~~C~~company. Under such agreement, Herbert H. Dobbs is entitled to receive a salary of $150,000 during the first year of the agreement, $150,000 during the second year and $150,000 during the last year. He is also entitled to certain employee benefits normally associated with employment such as vacation, health and disability insurance and was granted an option to purchase 100,000 shares of the ~~C~~company's ~~C~~common ~~S~~stock pursuant to the ~~C~~company's 1998 Stock Option Plan. The agreement is automatically renewable for an additional 3 years and may be terminated earlier by the employee upon 12 months notice or by the ~~C~~company upon payment of a severance of 12 months base pay, except if the termination is for cause. Since the ~~C~~company has not initiated an initial public offering, the employment agreement, by its terms, has not become effective.

               On February 6, 1998, the ~~C~~company entered into a 3 year employment agreement with Lee E. Sawyer, commencing on the first day of the month in which the ~~C~~company receives the proceeds from the completion of an initial public offering of its securities, under which he is obligated to devote substantially all of his business and professional time to the ~~C~~c ompany and its Plan of Operation in the capacity as President and Chief Operating Officer of the ~~C~~company. Under such agreement, Mr. Sawyer is entitled to receive a salary of $240,000 during the first year of the agreement, $252,000 during the second year and $264,000 during the last year and a minimum bonus of $15,000 per quarter during the agreement's term, with bonus increases determined by the Board of Directors depending upon such factors as performance, profitability and the financial condition of the ~~C~~company. He is also entitled to certain employee benefits normally associated with employment such as vacation, health and disability insurance and was granted an option to purchase 180,000 shares of the ~~C~~c ompany's ~~C~~common ~~S~~stock pursuant to the ~~C~~company's 1998 Stock Option Plan. The agreement is automatically renewable for an additional 3 years and may be terminated earlier by the employee upon 12 months notice or by the ~~C~~company upon payment of a severance of 12 months base pay and minimum bonus, except if the termination is for cause. Since the ~~C~~company has not initiated an initial public offering, the employment agreement, by its terms, has not become effective.

               Each of the employment agreements contain customary covenants prohibiting the employee from disclosure of confidential information regarding the ~~C~~ company, its inventions and its products, and provisions confirming that all inventions conceived, made or developed by the employee and relating to the business of the ~~C~~company constitutes the sole property of the ~~C~~ company. Each of the employment agreements contains covenants restricting the employee from engaging in any activities competitive with the business of the ~~C~~company during the terms of such agreements and for a period of two years after termination. Each of the employment agreements also contain a provision that the benefits provided thereunder continue even if the employee were to become unable to perform services for the ~~C~~company during its term.

Conversion of Consultant Fees to Common Stock

                As stated above, as of December 31, 2000, the ~~C~~company had accrued, in the aggregate, $201,000, $214,000 and $250,000 for payment to Keith E. Gleasman, Vernon E. Gleasman and James A. Gleasman, respectively, under their consulting agreements. Effective December 1, 2000, the consulting agreements were modified to authorize the ~~B~~board of ~~D~~directors, in its sole discretion, to pay accrued and future Gleasman consulting fees in cash or the capital stock of the ~~C~~company, or a combination of both, at such times as the ~~B~~board deems appropriate.

               On March 26, 2001, the ~~B~~board elected to pay the amounts of accrued consulting fees owed to the Gleasmans as of December 31, 2000 in common stock rather than cash. It therefore authorized the issuance of 38,286, 40,762 and 47,619 common shares to Keith E. Gleasman, Vernon E. Gleasman and James A. Gleasman, respectively in lieu of payment of such accrued fees in cash. The conversion price was $5.25 per share. On March 26, 2001, the closing price for the ~~C~~company's common stock on the ~~OTC~~over-the-counter ~~E~~electronic ~~B~~bulletin ~~B~~board was $5.00 per share.

Option/SAR Grants in Last Fiscal Year

               The following table sets forth certain information for the ~~N~~named ~~E~~executive ~~O~~officers as well as the ~~C~~company's ~~C~~consultants with respect to the grant of options to purchase common stock during the fiscal year ended December 31, 2000.

	Shares Underlying	% of Options
Name	Options Granted	Granted to Employees	Exercise Price	Expiration Date

Keith E. Gleasman	0	0%	0	0
James A. Gleasman	0	0%	0	0
Vernon E. Gleasman	0	0%	0	0
Morton A. Polster	0	0%	0	0
Herbert H. Dobbs	0	0%	0	0
Lee E. Sawyer	0	0%	0	0

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

               The following table sets forth certain information for the ~~N~~named ~~E~~executive ~~O~~officers as well as the ~~C~~company's Consultants with respect to the exercise of options to purchase common stock during the fiscal year ended December 31, 2000 and the number and value of securities underlying unexercised options held by the ~~N~~ named ~~E~~executive ~~O~~officers as well as the ~~C~~company's ~~C~~consultants as of such date.

Name	Shares Acquired on Exercise	Value Realized	Number of Unexercised Options at December 31, 2000 Exercisable Unexercisable		Value of Unexercised In-the-Money Options at December 31, 2000(1) Exercisable Unexercisable

Keith E. Gleasman	0	0	20,000	5,000	$ 0	$ 0
James A. Gleasman	0	0	20,000	5,000	$ 0	$ 0
Vernon E. Gleasman	0	0	20,000	5,000	$ 0	$ 0
Morton A. Polster	0	0	60,000	40,000	$ 0	$ 0
Lee E. Sawyer	0	0	108,000	72,000	$ 0	$ 0
Herbert H. Dobbs	0	0	60,000	40,000	$ 0	$ 0

(1)     The closing price of the ~~C~~company's common stock on December 29, 2000 (the last trading day of the year) was $4.125 per share. Since the per share exercise price is $5.00 under the option agreements, none of the options were "in-the-money" as of that date.

Year 2000 Options

               No options were granted in the fiscal year ended December 31, 2000 under the ~~C~~company's 1998 Stock Option Plan.

1998 Stock Option Plan

               On December 1, 1997, the ~~C~~company's Board of Directors adopted the ~~C~~company's 1998 Stock Option Plan pursuant to which officers, directors, key employees and/or consultants of the ~~C~~company may be granted incentive stock options and/or non-qualified stock options to purchase up to an aggregate of 2,000,000 shares of the ~~C~~company's common stock. On May 27, 1998, the ~~C~~ company's shareholders approved the 1998 Stock Option Plan. On December 17, 1998, the ~~C~~company registered the shares reserved for issuance under the 1998 Stock Option Plan under the Securities Act of 1933.

               With respect to incentive stock options, the ~~P~~plan provides that the exercise price of each such option must be at least equal to 100% of the fair market value of the common stock on the date that such option is granted (110% of fair market value in the case of shareholders who, at the time the option is granted, own more than 10% of the total outstanding common stock), and requires that all such options have an expiration date not later than the date which is one day before the tenth anniversary of the date of the grant of such options (or the fifth anniversary of the date of grant in the case of 10% shareholders). However, in the event that the option holder ceases to be an employee of the ~~C~~company, such option holder's incentive options immediately terminate. Pursuant to the provisions of the ~~P~~plan, the aggregate fair market value, determined as of the date(s) of grant, for which incentive stock options are first exercisable by an option holder during any one calendar year cannot exceed $100,000.

               With respect to non-qualified stock options, the ~~P~~plan permits the exercise price to be less than the fair market value of the ~~C~~ common ~~S~~stock on the date the option is granted and permits Board discretion with respect to the establishment of the terms of such options. Unless the Board otherwise determines, in the event that the option holder ceases to be an employee of the ~~C~~company, such option holder's non-qualified options immediately terminate.

               In connection with their employment agreements, the ~~C~~company's Board of Directors granted stock options under the 1998 Stock Option Plan to the ~~C~~company's ~~N~~named ~~E~~executive ~~O~~officers entitling them to purchase an aggregate of 380,000 shares of common stock, all of which provide for an exercise price of $5.00 per share, are exercisable on a cumulative basis at the rate of 20% per year beginning on January 1, 1998 and provide that the right to exercise the option in accordance with its terms shall survive the executive's termination of employment. Each option expires on December 31, 2007. In connection with their consulting agreements, the Board of Directors granted stock options under the 1998 Stock Option Plan to the ~~C~~company's consultants entitling them to purchase an aggregate of 75,000 shares of common stock, all of which provide for an exercise price of $5.00 per share, are exercisable on a cumulative basis at the rate of 20% per year beginning on December 1, 1997 and provide that the right to exercise the option in accordance with its terms shall survive the consultant's termination of services. Each option expires on November 30, 2007.

               No options were granted under the ~~C~~company's 1998 Stock Option Plan during the fiscal year ending December 31, 2000. No options granted under the ~~P~~plan were exercised during the fiscal year ended December 31, 2000.

Business Consultants Stock Plan

               On June 2, 1999, the ~~C~~company created a Business Consultants Stock Plan and reserved 200,000 shares of the ~~C~~c ompany's $.01 par value common stock, which may be issued from time to time to business consultants and advisors who provide bona fide services to the ~~C~~company, provided that such services are not in connection with the offer or sale of securities of the ~~C~~company in a capital raising transaction and do not directly or indirectly promote or maintain a market for the ~~C~~company's securities.

With respect to the actual issuance by the ~~C~~company of shares for services rendered in accordance with the terms of the ~~P~~plan, the per share value of such shares is equal to the closing price for the ~~C~~company's common stock on a date which is one business day immediately prior to the issuance of the shares as quoted in the over-the-counter market ~~(OTCBB)~~.

               The ~~C~~company registered the 200,000 shares reserved for issuance under the Business Consultants Stock Plan under the Securities Act of 1933, and the Registration Statement became effective on June 11, 1999. By virtue of such registration, business consultants, who are not affiliates of the ~~C~~company, may immediately sell such shares in open market transactions without securities law restrictions.

               On September 12, 2000, the Board of Directors authorized a 200,000 share increase in the number of shares issuable under the ~~P~~plan. The ~~C~~company filed Form S-8, Registration Statement with the Securities and Exchange Commission which became effective on October 5, 2000 to register the additional 200,000 shares.

               For the fiscal year ending December 31, 1999, the company issued 45,351 shares of common stock under the Business Consultant's Stock Plan.

               For the fiscal year ending December 31, 2000, the ~~C~~company issued 196,259 shares of common stock under the Business Consultants Stock Plan.

              In fiscal year 2001 through the date of this prospectus, the company has issued 57,148 shares under its business consultant's stock plan for ongoing corporate legal services, internal accounting services rendered by our chief financial accounting officer, patent expenses and ongoing litigation expenses. We estimate an additional 75,000 shares will be issued under the plan during the balance of 2001 for similar services.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND
MANAGEMENT

Security Ownership

               The following table sets forth as of December 31, 2000 certain information with respect to the beneficial ownership of the common stock of the ~~C~~ company by (i) each person known by the ~~C~~company to own more than 5% of the outstanding shares of the common stock of the ~~C~~company, each director, each executive officer, each consultant and (ii)  all directors, executive officers and named consultants of the ~~C~~company as a group. Unless otherwise indicated, the owners have sole voting and investment power with respect to their respective shares.

Name and Address of Beneficial Owner	Number of Position	Shares Owned	Percent of Shares Owned(1)

Herbert H. Dobbs
448 West Maryknoll Road
Rochester Hills, Michigan 48309

Keith E. Gleasman
11 Pond View Drive
Pittsford, New York 14534

Lee E. Sawyer
16 Williamsburg Lane
Rolling Hills, California 90274

Morton A. Polster
c/o Eugene Stephens & Associates
56 Windsor Street
Rochester, New York 14605

James A. Gleasman
11 Pond View Drive
Pittsford, NY 14534

Vernon E. Gleasman
11 Pond View Drive
Pittsford, NY 14534

Samuel M. Bronsky
6653 Main Street
Williamsville, NY 14221

All Executive Officers
and Directors as a Group
(7 persons)

Chairman of the
Board of Directors

Director; President and
Consultant to Torvec,
Inc.

Director

Director; Secretary of
Torvec, Inc.

Director; Consultant
to Torvec, Inc.

Consultant to Torvec,
Inc.

Chief Financial and Accounting Officer

		401,000(2) 5,382,943(3) 393,000(4) 319,883(5) 5,372,141(6) 5,477,601(7) 12,989 17,359,557(8)	1.77% 23.84% 1.73% 1.41% 23.8% 24.3% Less Than 1% 76.21%

1.     Except as indicated in the footnotes to this table, the ~~C~~company believes that all the persons named in the table have sole voting and investment power with respect to all shares shown as beneficially owned by them, subject to community property laws where applicable. In accordance with the rules of the Commission, a person or entity is deemed to be the beneficial owner of securities that can be acquired by such person or entity within 60 days from December 31, 2000 upon the exercise of options or warrants. Each beneficial owner's percentage ownership is determined by assuming that options and warrants that are held by such person (but not those held by any other person) and which are exercisable within 60 days of December 31, 2000 have been exercised. The inclusion herein of such shares listed as beneficially owned does not constitute an admission of beneficial ownership. Percentages herein reflect a base of 22,552,062 shares of common stock outstanding as of December 31, 2000.

2.     Includes 60,000 shares which may be purchased through the exercise of an option granted in connection with his employment agreement, exercisable at $5.00 per share. In May, 1998, Dr. Dobbs entered into option agreements pursuant to which related parties have the right to purchase 360,000 shares of the ~~C~~company's common stock from him at an exercise price of $5.00 per share at any time during a ten year option term.

3.     Includes 20,000 shares which may be purchased through the exercise of an option granted in connection with his consulting agreement, exercisable at $5.00 per share. In December, 1997, Mr. Gleasman entered into option agreements pursuant to which related parties have the right to purchase 300,000 shares of the ~~C~~company's common stock from him at an exercise price of $5.00 per share at any time during a ten year option term.

4.     Includes 108,000 shares which may be purchased through the exercise of an option granted in connection with his employment agreement, exercisable at $5.00 per share.

5.     Includes 60,000 shares which may be purchased through the exercise of an option granted in connection with his employment agreement, exercisable at $5.00 per share.

6.     Includes 20,000 shares which may be purchased through the exercise of an option granted in connection with his consulting agreement, exercisable at $5.00 per share. In November, December 1997, Mr. Gleasman entered into option agreements pursuant to which related parties have the right to purchase 364,000 shares of the ~~C~~company's common stock from him at an exercise price of $5.00 per share at any time during a 10 year option term.

7.     Includes 1,744,066 shares attributable to ownership by Mr. Gleasman's wife. Includes 20,000 shares which may be purchased through the exercise of an option granted in connection with his consulting agreement, exercisable at $5.00 per share. In December, 1997, Mr. Gleasman entered into option agreements pursuant to which related parties have the right to purchase 2,000,000 shares of the ~~C~~company's common stock from him at an exercise price of $5.00 per share at any time during a 10 year option term.

8.     Includes an aggregate 288,000 shares which may be purchased through the exercise of options granted in connection with employment and consulting agreements, exercisable at $5.00 per share.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Certain Transactions

               During the ten plus years prior to the incorporation of the ~~C~~company, Vernon E., Keith E. and James A. Gleasman invented and patented numerous improvements relating to drive mechanisms for tracked vehicles, transmissions, hydraulic pumps/motors, a unique form of gearing, universal joints, and constant velocity joints as disclosed in such patents. Upon the ~~C~~company's incorporation, the Gleasmans assigned all their right, title and interest to and in such inventions and patents to the ~~C~~company in exchange for the issuance of 16,464,400 shares of the ~~C~~ company's common stock and the agreement of the ~~C~~company to pay the Gleasmans the sum of $365,000 for expenditures in the development of these inventions and products, the Gleasmans having agreed to waive and release the ~~C~~company from payment of any other expenses that they incurred in the development of these inventions and products. The Board of Directors of the ~~C~~company concluded that the value of the inventions, patents and patent applications assigned to the ~~C~~company, as well as the value of the services rendered, had a value in excess of the par value of the number of shares transferred to the assignors and service providers, respectively. Shares issued are fully paid and nonassessable .

               On December 1, 1997, as part of his consulting agreement, the company granted a stock option to Vernon E. Gleasman for 25,000 shares of common stock, exercisable at $5.00 per share. The option expires on November 30, 2007 and vests at the rate of 20% per year during the first 5 years of the option term.

               On December 1, 1997, as part of his consulting agreement, the company granted a stock option to Keith E. Gleasman for 25,000 shares of common stock, exercisable at $5.00 per share. The option expires on November 30, 2007 and vests at the rate of 20% per year during the first 5 years of the option term.

               On December 1, 1997, as part of his consulting agreement, the company granted a stock option to James A. Gleasman for 25,000 shares of common stock, exercisable at $5.00 per share. The option expires on November 30, 2007 and vests at the rate of 20% per year during the first 5 years of the option term.

               On April 15, 1997, the ~~C~~company issued 1,000,000 shares of its $.01 par value common stock to certain principals of LT Lawrence & Co., Inc. as compensation pursuant to the terms of a nonexclusive financial consulting agreement entered into February 11, 1997. LT Lawrence & Co., Inc. dissolved in March 1998, although the principals still hold the shares which were issued to them less any shares they may have sold. As a result of the same transaction, there are 125,000 outstanding consulting warrants which may be exercised if and when the ~~C~~company has an initial public offering of its common stock.

               On March 26, 1999, Keith and James Gleasman each purchased 26,000 shares of the ~~C~~company's common stock at $10.00 per share under the ~~C~~company's 1998 private placement. On June 25, 1999, Keith and James Gleasman each purchased 9,500 shares of the ~~C~~company's common stock at $10.00 per share under the ~~C~~company's 1998 private placement. On August 9, 1999, Keith Gleasman purchased 4,870 shares and James Gleasman purchased 3,500 shares at $10.00 per share under the ~~C~~company's 1998 private placement.

               On June 29, 2000, the ~~C~~company announced that it had granted an exclusive, world-wide license of all its automotive technology to Variable Gear, LLC for the aeronautical and marine markets. Variable Gear will pay the ~~C~~company 4% royalties for 7 years after which the ~~C~~company can repurchase the license. Variable Gear is owned 51% by Robert C. Horton, Chairman and CEO of Ultrafab, Inc. and a ~~C~~c ompany shareholder. The ~~C~~company owns the remaining 49%.

               Mr. Morton A. Polster, a director of the ~~C~~company and its Secretary, has been ~~P~~patent ~~C~~c ounsel to the Gleasman family since 1989 and has been in charge of the preparation and execution of the Gleasmans' and now the ~~C~~company's U.S. and international patent protection. Mr. Polster received 291,600 shares of the ~~C~~company's ~~C~~common ~~S~~stock at the inception of the  ~~C~~company. Mr. Polster has received 9,113 shares under the ~~C~~company's Business Consultants Stock Plan through ~~March 15, 2001~~ the date of this prospectus.

               On December 8, 2000, the ~~C~~company entered into an Investment Banking Services Agreement with Dunwoody Brokerage Services, Inc., d/b/a Swartz Institutional Finance. Under the agreement, Dunwoody has agreed to introduce the ~~C~~company to potential investment partners with a view to making an investment in the ~~C~~company and/or entering into a strategic partnership with the ~~C~~company. Dunwoody will receive 4% of the "transaction value" of any closed transaction resulting from any Dunwoody introduction. Such amount is payable in cash or common stock of the ~~C~~company. In addition, Dunwoody will be issued warrants to purchase the number of the ~~C~~company's common shares equal to 4% of the transaction value of any closed transaction, based upon the market price of the ~~C~~company's common stock on the closing date, at an exercise price equal to such market price.

               ~~Certain officers, directors and consultants may engage in transactions with the Ccompany in the ordinary course of the business of the Cc ompany. It is expected that the terms and conditions of such transactions will be substantially the same as similar transactions with unrelated parties.~~

               On March 26, 2001, the company issued 38,286, 40,762 and 47,619 shares to Keith E. Gleasman, Vernon E. Gleasman and James A. Gleasman, respectively, in lieu of payment of accrued consulting fees of $201,000, $214,000 and $250,000. The conversion price was $5.25 per share.

               Other than as described herein, there have been no material transactions, series of similar transactions or currently proposed transactions to which the ~~C~~ company was or is a party, in which the amount invested exceeds $60,000 and in which any director or executive officer, or any security holder who is known to the ~~C~~company to own of record or beneficially more than five percent of the ~~C~~company's common stock, or any member of the immediate family of any of the foregoing persons, had a material interest.

MARKET INFORMATION

Market Information

               Effective September 23, 1998, the ~~C~~company's $.01 par value common stock, as a class, was registered with the Securities and Exchange Commission under the Securities Exchange Act of 1934. As a result, shares of the ~~C~~company's common stock which had been owned for one year or more became eligible for trading of the ~~O~~over-the-~~C~~counter electronic ~~B~~bulletin ~~B~~ board ~~(OTCBB)~~ maintained by the National Association of Securities Dealers, Inc. ~~(NASD)~~ on December 22, 1998. The ~~C~~company's stock began trading on January 21, 1999 at $12.00 per share. The ~~C~~company has approximately 10 market makers for its common stock.

               The following table presents the range of high and low bid prices for the ~~C~~company's $.01 par value common stock for each quarter during its last two fiscal years. The source of the high and low bid information is the ~~O~~over-the-~~C~~counter electronic ~~B~~bulletin ~~B~~board. The market represented by the ~~OTC Bulletin Board~~ over-the-counter electronic bulletin boardis extremely limited and the price for our common stock quoted on the ~~OTC Bulletin Board~~over-the-counter electronic bulletin board is not necessarily a reliable indication of the value of our common stock. Quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not represent actual transactions.

1999	High	Low
1st Quarter	$12.25	$4.75
2nd Quarter	$10.50	$3.50
3rd Quarter	$ 9.94	$5.12
4th Quarter	$ 8.50	$4.13

2000	High	Low
1st Quarter	$ 7.12	$3.37
2nd Quarter	$ 4.87	$2.06
3rd Quarter	$10.00	$2.50
4th Quarter	$ 5.25	$2.50

Swartz Private Equity Financing

               On September 5, 2000 the ~~C~~company entered into an Agreement with Swartz Private Equity, LLC pursuant to which Swartz  ~~Private Equity, LLC ("Swartz")~~ granted to the ~~C~~company a $50,000,000 equity funding commitment which continues for a period of thirty-six months. This flexible funding ~~A~~agreement provides that from time to time at the ~~C~~ company's request, Swartz will purchase from the ~~C~~company that number of the ~~C~~company's common shares equal to 15% of the lesser of the number of shares traded in the market in the 20 business days before or after the requested purchase. The purchase price is the lesser of 91%~~will be 91%~~ of the lowest closing bid price for the ~~C~~company's common stock during the 20 day period following the request or that price less $.20. Swartz will not be required to purchase at any one time shares having a value in excess of $2,000,000. The ~~C~~company may make additional requests at intervals of approximately 30 days.

               In accordance with our investment agreement, the ~~C~~company sold 36,735 shares to Swartz and raised proceeds equal to $108,643.76 during its fiscal year ending December 31, 2000. In connection with this sale, the ~~C~~company issued 3,674 purchase warrants to Swartz at an initial exercise price of $3.575 per share. The ~~C~~company sold an additional 39,915 shares in February, 2001, receiving proceeds in the amount of $158,911.59. In connection with this sale, the ~~C~~company issued 3,992 purchase warrants to Swartz at an initial exercise price of $4.8125 per share. On April 2, 2001, the ~~C~~company sold an additional 19,950 shares, receiving proceeds in the amount of $89,637.84. In connection with this sale, the ~~C~~company issued 1,995 purchase warrants to Swartz at an initial exercise price of $5.4313 per share. The ~~C~~company anticipates making additional puts during the balance of the 3 year term of its investment agreement~~fiscal 2001~~.

DESCRIPTION OF SECURITIES

               The following description of the capital stock of Torvec, Inc. is a summary and is qualified in its entity by the provisions of the Certificate of Incorporation of the ~~C~~company, as amended, which have been filed as exhibits to Torvec's~~, Inc~~. ~~R~~registration ~~S~~statement, of which this ~~P~~prospectus is a part.

Common Stock

               The ~~C~~company is authorized to issue 40,000,000 shares of ~~C~~common ~~S~~stock, $.01 par value per share, of which ~~22,678,816~~ 22,835,877 shares are issued and outstanding as of ~~April 4, 2001~~the date of this prospectus. As of December 31, 2000, the ~~C~~company had 230 shareholders of record. Once issued for consideration, the shares of ~~C~~common ~~S~~stock are not subject to assessment or call.

               The holders of ~~C~~common ~~S~~stock are entitled to one vote for each share held of record on each matter submitted to a vote of stockholders. There is no cumulative voting with respect to the election of directors, which means that the holders of more than 50% of the outstanding shares of ~~C~~common ~~S~~stock can elect all of the ~~C~~company's directors if they choose to do so and, in such event, the holders of the remaining shares would not be able to elect any directors. Holders of ~~C~~common ~~S~~stock are entitled to receive ratably such dividends as may be declared by the Board of Directors out of funds legally available therefor and, in the event of the liquidation, dissolution or winding up of the ~~C~~company, are entitled to share ratably in all assets remaining after payment of all liabilities. Holders of the ~~C~~common ~~S~~stock do not have subscription, redemption or conversion rights, nor do they have any preemptive rights. All of the outstanding shares of ~~C~~common ~~S~~stock are, and the shares to be outstanding upon completion of this Offering will be, duly authorized, validly issued, fully paid and nonassessable. The Board of Directors is authorized to issue additional shares of ~~C~~common ~~S~~stock, not to exceed the amount authorized by the ~~C~~company's Certificate of Incorporation as amended from time to time, and to issue options and warrants for the purchase of such ~~C~~common ~~S~~stock, on such terms and conditions and for such consideration as the Board of Directors may deem appropriate without further stockholder action.

Outstanding Options and Warrants~~; Registration Rights~~ Business Consultants Stock

               The ~~C~~company has granted 455,000 options under its 1998 Stock Option Plan and, in its discretion, may issue another 1,545,000 options under the ~~P~~plan. None of the options granted under this plan have been exercised as of the date of this prospectus.

               ~~The Ccompany has outstanding Consulting Warrants granting the holders the right to purchase up to an aggregate of 125,000 shares of Cc ommon Sstock at a purchase price equal to the initial public offering price per share of the Ccompany's Ccommon Sstock.~~ The company issued 125,000 consulting warrants to 2 former principals at LT Lawrence & Co., Inc. which are exercisable only if the company undertakes an initial public offering. The purchase price is initially equal to the initial offering price but is reset to $1.50 per share if the company experiences a 50% ownership change. The ~~C~~consulting ~~W~~warrants may be exercised on the date the ~~R~~registration ~~S~~statement filed in connection with the ~~C~~company's initial public offering is declared effective by the Commission and shall expire five years thereafter. The ~~C~~consulting ~~W~~warrant holders are entitled to one demand and unlimited piggyback registration rights with respect to the underlying shares. The company has not had an initial public offering and none is contemplated.

               ~~In addition, certain consultants~~ Marquis Capital and PMC Direct Corp. own 354,000 stock options and these consultants have exercised their piggyback registration rights with respect to the underlying shares ~~in this Pprospectus~~. We therefore are registering these shares for resale in this prospectus. The company is paying for all expenses incurred in connection with this registration.

               The company has reserved 400,000 common shares for issuance under its Business Consultants Stock Plan. The company, as of the date of this prospectus, has issued 298,758 shares under the plan, leaving a balance of 101,242 to issue under the plan.

Swartz Warrants and Registration Rights

               The ~~C~~company issued ~~C~~commitment ~~W~~warrants for 960,101 shares of common stock at an initial exercise price of $4.875 to Swartz ~~Private Equity~~ in connection with the ~~I~~investment ~~A~~agreement dated September 5, 2000. The warrants are subject to a provision which resets the exercise price at the lowest closing price of the ~~C~~company's common stock for the five trading days ending on each six-month anniversary of the date of issuance of the warrants. The warrants are also subject to a provision which prohibits their exercise if the total number of shares owned by Swartz after exercise exceeds 4.99% of our outstanding shares. ~~Additional warrants exercisable for common stock are issuable to Swartz Private Equity~~ To date, the company has issued 9,661 purchase warrants to Swartz and may issue up to an additional 357,602 purchase warrants to Swartz under the ~~I~~investment ~~A~~agreement. None of the warrants have been exercised to date.

               ~~Registration rights exist for the common stock and the common stock underlying the warrants issuable to Swartz Private Equity under the Investment Agreement and which are being registered on the Ccompany's registration statement, of which this Pprospectus is a part.~~ We are registering the resale of the shares we sell to Swartz under our investment agreement in this prospectus.The ~~C~~company ~~will~~is paying for ~~the~~ all expenses incurred in connection with this registration.

Dividend Policy

               The ~~C~~company has not paid any cash dividends to its shareholders since its inception. The declaration or payment of cash dividends, if any, to its shareholders is within the discretion of the Board of Directors of the ~~C~~company and will depend upon the ~~C~~company's earnings, capital requirements, financial condition and other relevant factors. The Board of Directors does not currently intend to declare or pay any cash dividends in the foreseeable future and intends to retain any earnings to finance the growth of the ~~C~~company.

Preferred Stock

               As of ~~April 4, 2001~~the date of this prospectus, we have no shares of preferred stock issued and outstanding. Our ~~Articles~~ Certificate of Incorporation authorizes the issuance of "blank check" preferred stock in one or more classes or series with such designations, rights, preferences and restrictions as may be determined from time to time by the Board of Directors. Accordingly, the Board of Directors may, without prior shareholder approval, issue preferred stock with dividend, liquidation, conversion, voting or other rights which could adversely affect the relative voting power or other rights of the holders of the ~~P~~preferred ~~S~~stock or the ~~C~~common ~~S~~stock. Preferred stock could be used, under certain circumstances, as a method of discouraging, delaying or preventing a change in our control. At its shareholders meeting held on July 27, 2000, the ~~C~~company announced that it intended to issue 1 share of preferred stock for each common share held of record as of a date to be specified in January, 2001. On January 29, 2001, the Board announced that it had cancelled the issuance of preferred stock because its portfolio of advanced technologies had generated significant interest from third parties and the ~~C~~company wished to maintain flexibility in discussions and negotiations.

Transfer Agent and Registrar

               Continental Stock Transfer & Trust ~~C~~company has been appointed as the ~~C~~company's Transfer Agent and Registrar for ~~the~~our ~~C~~common ~~S~~stock.

SALES TO SWARTZ

SWARTZ INVESTMENT AGREEMENT

               OVERVIEW. On September 5, 2000 we entered into an investment agreement with Swartz. The investment agreement entitles us to issue and sell our common stock for up to an aggregate of $50 million from time to time during a three-year period, beginning on ~~the effective date of this Registration Statement~~October 23, 2000. This right to ~~sale~~sell is referred to as a put right.

               PUT RIGHTS. In order to invoke a put right, we must have an effective registration statement on file with the SEC registering the resale of the common shares which may be issued as a consequence of the invocation of that put right. Additionally, we must give at least ten but not more than twenty business days advance notice to Swartz of the date on which we intend to exercise a particular put right and we must indicate the number of shares of common stock we intend to sell to Swartz. At our option, we may also designate a maximum dollar amount of common stock (not to exceed $2 million) which we will sell to Swartz ~~during the put~~ and/or a minimum purchase price per common share at which Swartz may purchase shares ~~during the put~~.

               The number of common shares sold to Swartz ~~in any given~~for any one put may not exceed the lesser of:

  ~~a)~~1,500,000 shares;
  ~~b)~~15% of the aggregate daily reported trading volume during a period which begins on the business day immediately following the day we invoke the put right and ends on and includes the day which is twenty business days after the date we invoke the put right;
  ~~c)~~the number of put shares which when multiplied by the put share price, equals $2,000,000; ~~or~~
  ~~d)~~15% of the aggregate daily reported trading volume during the twenty business days preceding the day we invoke the put right.

               ~~In addition,~~ Swartz shall in no event be required to purchase an amount of shares which, when added to the number of shares acquired by Swartz during the 31 days preceding the day we invoke ~~the~~a given put right, would exceed 9.99% of the number of shares of common stock outstanding.

               For each common share, Swartz will pay us the lesser of:

  the market price for such put, minus $.20 , or
  91% of the market price~~,~~. ~~which is defined~~

               "Market price" is defined under our investment agreement as the lowest closing bid price for ~~the~~our common stock  ~~during the pricing period which is~~ the twenty business days following the date notice of the put was provided to Swartz. However, the price may not be less than the designated minimum per share price, if any, that we indicated in our notice.

               PURCHASE WARRANTS. Within five business days after the end of each pricing period, we are required to issue and deliver to Swartz a warrant to purchase a number of shares of common stock equal to 10% of the common shares issued to Swartz in the applicable put. Each warrant will be exercisable at a price which will initially equal 110% of the market price for the applicable pricing period. The warrants will have semi-annual reset provisions. Each warrant will be immediately exercisable and have a term beginning on the date of issuance and ending five years thereafter. The purchase warrants may not be exercised to the extent that Swartz would own, after exercise, more than 4.99% of our outstanding common stock.

               LIMITATIONS AND CONDITIONS PRECEDENT TO OUR PUT RIGHTS. Our right to exercise a put is limited as follows:

                     (a)   notwithstanding the amount of any ~~P~~put, ~~the Investor~~Swartz ~~shall~~is not be obligated to purchase any additional ~~P~~put ~~S~~shares once the aggregate ~~Put Dollar Amount~~amount purchased paid by ~~Investor~~Swartz equals the ~~Maximum Offering Amount~~$50,000,000;

                     (b)   ~~the Investor shall not be~~ Swartz is not obligated to acquire and pay for the ~~P~~put ~~S~~shares with respect to any ~~P~~put for which the ~~C~~company has announced a subdivision or combination, including a reverse split, of its ~~C~~c ommon ~~S~~stock or has subdivided or combined its ~~C~~common ~~S~~stock during the ~~E~~extended ~~P~~put ~~P~~period;

                     (c)   ~~the Investor shall not be~~ Swartz is not obligated to acquire and pay for the ~~P~~put ~~S~~shares with respect to any ~~P~~put for which the ~~C~~company has paid a dividend of its ~~C~~common ~~S~~stock or has made any other distribution of its ~~C~~common ~~S~~stock during the ~~E~~extended ~~P~~put ~~P~~period;

                     (d)   ~~the Investor shall not be~~ Swartz is not obligated to acquire and pay for the ~~P~~put ~~S~~shares with respect to any ~~P~~put for which the ~~C~~company has made, during the ~~E~~extended ~~P~~put ~~P~~p eriod, a distribution of all or any portion of its assets or evidences of indebtedness to the holders of its ~~C~~common ~~S~~stock;

                     (e)   ~~the Investor shall not be~~ Swartz is not obligated to acquire and pay for the ~~P~~put ~~S~~shares with respect to any ~~P~~put for which a Major Transaction has occurred during the ~~E~~extended ~~P~~put ~~P~~period.

               SHORT SALES. Swartz and its affiliates are prohibited from engaging in short sales of our common stock unless they have received a put notice and the amount of shares involved in a short sale does not exceed the number of shares specified in the put notice.

               CANCELLATION OF PUTS. We must cancel a particular put between the date of the advance put notice and the last day of the pricing period if:

               - we discover an undisclosed material fact relevant to Swartz's investment decision;

               - the registration statement registering resales of the common shares becomes ineffective; or

               - shares are delisted from the then primary exchange.

However, the put will remain in effect for the number of shares specified in the put notice for the shortened pricing period which will end on the day prior to the date of delivery of the put cancellation notice.

               SHAREHOLDER APPROVAL. We may issue more than 20% of our outstanding shares to Swartz. If we become listed on the Nasdaq Small Cap Market or Nasdaq National Market, then we must get shareholder approval to issue more than 20% of our outstanding shares. Since we are currently a bulletin board company, we do not need shareholder approval. Our directors and officers have agreed to recommend shareholder approval of this proposal at our next annual shareholders meeting.

               TERMINATION OF INVESTMENT AGREEMENT. We may ~~also~~ terminate our right to initiate further puts or terminate the investment agreement by providing Swartz with notice of ~~such~~our intention to terminate; however, ~~any such~~the termination will not affect any other rights or obligations we have concerning the investment agreement or any related agreement.

               RESTRICTIVE COVENANTS. During the term of the investment agreement and for a period of 60 days thereafter, we are prohibited from certain transactions. These include the issuance of common stock in a private transaction or of any debt or equity securities in a private transaction which are convertible or exercisable into shares of common stock. We are also prohibited from entering into any private equity line type agreements similar to the investment agreement without obtaining Swartz's prior written approval.

               RIGHT OF FIRST REFUSAL. Swartz has a right of first refusal to purchase equity securities offered by us in any private transaction which closes on or prior to the date which is sixty days after the termination of the investment agreement.

               SWARTZ'S RIGHT OF INDEMNIFICATION. We are obligated to indemnify Swartz (including their stockholders, officers, directors, employees and agents) from all liability and losses resulting from any misrepresentations or breaches we made in connection with the investment agreement, our registration rights agreement, other related agreements, or the registration statement.

               COMMITMENT PAYMENTS. During the term of the investment agreement, if we do not put at least $1,000,000 during each six month period following the effective date of this ~~P~~prospectus, we must pay Swartz, as a "semi-annual non-usage fee" $100,000 less 10% of the aggregate put dollar amount during that same six month period. If we terminate the investment agreement, we must pay Swartz the "semi-annual non-usage fee" for the applicable six-month period or, if greater, $200,000 less 10% of the aggregate dollar amounts of all puts to Swartz over the life of the agreement.

SWARTZ AND CONSULTANTS AS SELLING SHAREHOLDERS

               In August, 2000, management contacted Swartz to ascertain its interest in extending a private, equity funding commitment to Torvec. On August 15, 2000, Swartz and Torvec executed a letter of intent for an equity line of up to $50 million, conditioned on completion of Swartz's due diligence and the execution of a definitive investment agreement. Torvec and Swartz entered into the investment agreement on September 5, 2000, the salient terms and conditions of which are described in the preceding section of this prospectus.

               Under the equity line, Torvec has the right to require that Swartz purchase its common shares. Swartz may retain the shares it purchases as an investment, may sell them or retain some shares and sell other shares as it chooses from time to time.

               The following table sets forth certain Torvec stock ownership information with respect to Swartz as of ~~April 4, 2001~~the date of this prospectus based upon information provided to us by Swartz. Except as shown below, Swartz is not an affiliate of ours, and has not had a material relationship with us during the past three years. Swartz is not and has not been affiliated with registered broker dealers.

Name	Beneficial Ownership of Common Stock ~~as of April 4, 2001~~ 	Maximum Number of Shares of Common Stock Offered for Sale	Amount and Percentage of Common Stock After the Sale (1)
Swartz Private Equity, LLC	1,066,362(2)	5,000,000(3)	NONE

(1)     Assumes that the Swartz will sell all of the shares of common stock ~~offered hereby~~it purchases from us. We cannot assure you that Swartz will sell all or any of the shares ~~offered hereby~~ it purchases.

(2)     Includes 96,600 shares purchased by Swartz pursuant to the investment agreement. Includes 960,101 in currently exercisable commitment warrants and 9,661 currently exercisable purchase warrants. Does not take into account any sales of our common stock by Swartz.

(3)     Includes 96,600 shares purchased by Swartz pursuant to the investment agreement. Includes 960,101 in currently exercisable commitment warrants and 9,661 currently exercisable purchase warrants. Also includes, solely for purposes of this ~~P~~prospectus, up to an aggregate of 3,933,638 shares that we may sell to Swartz pursuant to the investment agreement and warrants issuable in connection with the investment agreement, which shares are not deemed to be beneficially owned within the meaning of Sections 13(d) and 13(g) of the Exchange Act before their acquisition by Swartz. It is expected that Swartz will not beneficially own more than 9.99% of our outstanding common stock at any time.

(4)     Eric S. Swartz exercises sole dispositive and voting power over our shares owned by Swartz.

               In January, 1997, management contacted LT Lawrence & Co., Inc. to ascertain its interest in providing financial consulting services to Torvec. On February 11, 1997, Torvec and LT Lawrence entered into a 3 year financial consulting agreement. As compensation, Torvec issued 1,000,000 common shares to LT Lawrence which were distributed to LT Lawrence's 5 principal owners for $50. As additional compensation, Torvec issued 500,000 consulting warrants to LT Lawrence which also were distributed to the same 5 principal owners. The consulting warrants only become exercisable if and when the company conducts an initial public offering of its common stock. As of the date of this prospectus, the company has not engaged in an initial public offering and none is planned. LT Lawrence performed financial consulting services under the consulting agreement until it ceased doing business in March, 1998. One former LT Lawrence principal formed a new financial services company, PMC Direct Corp. Two other former LT Lawrence principals formed a separate new financial services company, Marquis Capital, LLC.

               On February 10, 1999, the former LT Lawrence principal who formed PMC Direct Corp. cancelled his 125,000 consulting warrants in exchange for 125,000 options granted to PMC Direct Corp., exercisable immediately at $5.00 per share. On February 19, 1999, PMC Direct Corp exercised 7,000 options at $5.00 per share. The option term expires on February 10, 2004.

               On February 10, 1999, the 2 former LT Lawrence principals who formed Marquis Capital cancelled their 250,000 consulting warrants in exchange for 250,000 options granted to Marquis Capital, exercisable immediately at $5.00 per share. On February 19, 1999, Marquis Capital exercised 14,000 options at $5.00 per share. The option term expires on February 10, 2004.

               The following table sets forth certain Torvec stock ownership information with respect to Marquis Capital and PMC Direct Corp. as of the date of this prospectus based upon information provided to us by Marquis Capital and PMC Direct Corp. Neither PMC Direct Corp. nor Marquis Capital, LLC is an affiliate of ours. PMC Direct Corp. and Marquis Capital, LLC served as consultants under their option and consulting agreements from February 10, 1999 to February 10, 2000 and the principals of both companies served the company as consultants from February 1997 to February 10, 2000. Neither PMC Direct, Marquis Capital nor their principals have served as company consultants since February 10, 2000.
Name	Beneficial Ownership of Common Stock ~~as of April 4, 2001~~	Maximum Number of Shares of Common Stock Offered for Sale	Amount and Percentage of Common Stock After the Sale (1)
PMC Direct Corp.	~~7,000~~118,000	118,000	~~7,000~~0
Marquis Capital, LLC.	~~0~~236,000	236,000	0

(1)     Assumes that PMC Direct Corp. and Marquis Capital~~, LLC~~ will exercise all of its options at $5.00 per share and will sell all of their shares of common stock resulting from such exercise. We cannot assure you that either PMC Direct Corp. or Marquis Capital~~, LLC~~ will either exercise their options or sell all or any of such shares.

(2)     Richard J. Parone exercises sole dispositive and voting power over our shares owned by PMC Direct Corp.

(3)     Lisa Roberti exercises sole dispositive and voting power over our shares owned by Marquis Capital.

SWARTZ PLAN OF DISTRIBUTION

               Swartz is free to offer and sell the common shares it buys from us at such times, in such manner and at such prices as it may determine. The types of transactions in which the common shares are sold may include transactions in the over-the-counter market (including block transactions), negotiated transactions, the settlement of short sales of common shares, or a combination of such methods of sale. The sales will be at market prices prevailing at the time of sale or at negotiated prices. Such transactions may or may not involve brokers or dealers. Swartz has advised us that it has not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of its securities. Swartz does not have an underwriter or coordinating broker acting in connection with the proposed sale of the common shares. Swartz may effect such transactions by selling common stock directly to purchasers or to or through broker-dealers, which may act as agents or principals. Such broker-dealers may receive compensation in the form of discounts, concessions, or commissions from Swartz. It may also receive compensation from the purchasers of common shares for whom such broker-dealers may act as agents or to whom they sell as principal, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions).

               Swartz is, and any broker-dealer that acts in connection with the sale of common shares may be deemed to be, an "underwriter" within the meaning of Section 2(11) of the Securities Act. Any commissions received by such broker-dealers and any profit on the resale of the common shares sold by them while acting as principals might be deemed to be underwriting discounts or commissions. Because Swartz is deemed to be an "underwriter" within the meaning of Section 2(11) of the Securities Act, Swartz will be subject to prospectus delivery requirements.

               We have informed Swartz that the anti-manipulation rules of the SEC, including Regulation M promulgated under the Securities and Exchange Act, may apply to its sales in the market and have provided Swartz with a copy of such rules and regulations.

               Swartz may resell all or a portion of the common shares in open market transactions in reliance upon Rule 144 under the Securities and Exchange Act, provided it meets the criteria and conform to the requirements of such Rule.

~~CONSULTANTS AS SELLING SHAREHOLDERS~~

               ~~The following table sets forth certain information as of April 4, 2001. Neither PMC Direct Corp. nor Marquis Capital, LLC is an affiliate of ours. PMC Direct Corp. and Marquis Capital, LLC served as consultants under their option and consulting agreements from February 10, 1999 to February 10, 2000 and certain of the principals of both companies have served the Ccompany as consultants since February 1997.~~

CONSULTANTS PLAN OF DISTRIBUTION

               Both PMC Direct Corp. and Marquis Capital, LLC are free to offer and sell the common shares either of them buy as a result of the exercise of their stock options at such times, in such manner and at such prices that either may determine. The types of transactions in which the common shares are sold may include transactions in the over-the-counter market (including block transactions), negotiated transactions, the settlement of short sales of common shares, or a combination of such methods of sale.

The sales will be at market prices prevailing at the time of sale or at negotiated prices. Such transactions may or may not involve brokers or dealers. Both PMC Direct Corp. and Marquis Capital, LLC have advised us that neither of them have entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their securities. Neither PMC Direct Corp. nor Marquis Capital, LLC have an underwriter or coordinating broker acting in connection with the proposed sale of the common shares. Either PMC Direct Corp. or Marquis Capital, LLC may effect such transactions by selling common stock directly to purchasers or to or through broker-dealers, which may act as agents or principals. Such broker-dealers may receive compensation in the form of discounts, concessions, or commissions from PMC Direct Corp. or Marquis Capital, LLC. They may also receive compensation from the purchasers of common shares for whom such broker-dealers may act as agents or to whom they sell as principal, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions).

               Both PMC Direct Corp. and Marquis Capital~~, LLC~~ are, and any broker-dealer that acts in connection with the sale of common shares may be deemed to be, "underwriters" within the meaning of Section 2(11) of the Securities Act. Any commissions received by such broker-dealers and any profit on the resale of the common shares sold by them while acting as principals might be deemed to be underwriting discounts or commissions. Because both PMC Direct Corp. and Marquis Capital~~, LLC~~ are deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act, both PMC Direct Corp. and Marquis Capital~~, LLC~~ will be subject to prospectus delivery requirements.

               We have informed both PMC Direct Corp. and Marquis Capital~~, LLC~~ that the anti-manipulation rules of the SEC, including Regulation M promulgated under the Securities and Exchange Act, may apply to their sales in the market and have provided each of them with a copy of such rules and regulations.

               ~~Both~~Either PMC Direct Corp. ~~and~~or Marquis Capital~~, LLC~~ may resell all or a portion of the common shares in open market transactions in reliance upon Rule 144 under the Securities and Exchange Act, provided it meets the criteria and conform to the requirements of such Rule.

LEGAL MATTERS

               Certain legal matters with respect to the validity of the shares of ~~C~~common ~~S~~stock offered hereby will be passed upon for the ~~C~~company by Chamberlain, D'Amanda, Oppenheimer & Greenfield which has acted as counsel to the ~~C~~company in connection with this Offering. The partners of Chamberlain, D'Amanda, Oppenheimer & Greenfield were issued 95,000 shares of the ~~C~~company's ~~C~~common ~~S~~stock which were received for the performance of services rendered in connection with legal matters associated with the formation and initial capitalization of the ~~C~~company. The partners do not intend to purchase any shares offered hereby.

               The firm has also been paid a total of ~~90,100~~  100,100 shares for legal services rendered to the ~~C~~company under its Business Consultant's Plan through ~~April 4, 2001.~~through the date of this prospectus.

EXPERTS

               Our financial statements as of December 31, 2000 and for each of the years in the two years then ended and for the period from September 25, 1996 (inception) through December 31, 2000, included in this prospectus have been audited by Richard A. Eisner & Company, LLP, independent auditors, as stated in their report which calls attention to an uncertainty and which is included herein, and has been given upon their authority as experts in accounting and auditing.

ADDITIONAL INFORMATION

               We have filed a registration statement on Form SB-2 under the Securities Act of 1933, as amended, relating to the shares of common stock being offered by this ~~P~~prospectus, and reference is made to such registration statement. This ~~P~~prospectus constitutes the ~~P~~prospectus of Torvec, Inc. filed as part of the registration statement, and it does not contain all information in the registration statement, as certain portions have been omitted in accordance with the rules and regulations of the SEC.

               We are subject to the informational requirements of the Securities Exchange Act of 1934 and pursuant to those requirements, we file reports, proxy statements and other information with the Securities and Exchange Commission relating to our business, financial statements and other matters. Reports, proxy and information statements filed under Sections 14(a) and 14(c) of the Securities Exchange Act of 1934 and other information filed with the SEC, including copies of the registration statement, can be inspected and copied SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling 1-800-SEC-0330. The SEC also maintains an Internet site that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC at http://www.sec.gov. Our Internet web site is www.torvec.com.

               The ~~C~~company furnishes our shareholders with annual reports containing audited financial statements in accordance with requirements of the Securities Exchange Act of 1934.

TORVEC, INC.
(a development stage company)

FINANCIAL STATEMENTS

Contents

Independent auditors' report	F-2
Consolidated balance sheet as of December 31, 2000	F-3
Consolidated statements of operations for each of the years in the two-year period ended December 31, 2000 and for the period from September 25, 1996 (inception) through December 31, 2000	F-4
Consolidated statements of changes in stockholders' equity for the period from September 25, 1996 (inception) through December 31, 2000	F-5
Consolidated statements of cash flows for each of the years in the two-year period ended December 31, 2000 and for the period from September 25, 1996 (inception) through December 31, 2000	F-6
Notes to financial statements	F-7
Condensed Consolidated Balance Sheets - December 31, 2000 and March 31, 2001 (unaudited)	F-17
Condensed Consolidated Statements of Operations (unaudited) - Three Months Ended March 31, 2001, Three Months Ended March 31, 2000, September 25, 1996 (inception) through March 31, 2001	F-18
Condensed Consolidated Statements of Cash Flows (unaudited) - Three Months Ended March 31, 2001, Three Months Ended March 31, 2000, September 25, 1996 (inception) through March 31, 2001	F-19
Notes to Financial Statements	F-20

                                                                                                                                                    F-1

INDEPENDENT AUDITORS' REPORT

Board of Directors and Stockholders
Torvec, Inc.

We have audited the accompanying consolidated balance sheet of Torvec, Inc., (a development stage company) and its subsidiary, as of December 31, 2000, and the related consolidated statements of operations and cash flows for each of the years in the two-year period ended December 31, 2000 and for the period from September 25, 1996 (inception) through December 31, 2000 and changes in stockholders' equity for the period from September 25, 1996 (inception) through December 31, 2000. These financial statements are the responsibility of the company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements enumerated above present fairly, in all material respects, the consolidated financial position of Torvec, Inc. and its subsidiary as of December 31, 2000 and the consolidated results of their operations and their consolidated cash flows for each of the years in the two-year period ended December 31, 2000 and for the period from September 25, 1996 (inception) through December 31, 2000 in conformity with generally accepted accounting principles in the United States of America.

As described in Note J[4], the principal stockholders are involved in an arbitration proceeding relating to certain technology which they contributed to the ~~C~~company at its formation.

/S/ RICHARD A. EISNER & COMPANY, LLP

Richard A. Eisner & Company, LLP

New York, New York
March 7, 2001

With Respect to Note K
May 2, 2001

                                                                                                                                                        F-2

TORVEC, INC.
(a development stage company)

Consolidated Balance Sheet
December 31, 2000

ASSETS Current assets: Cash Stock Subscription receivable (collected in January 2001) Prepaid expenses Total current assets	$ 34,000 109,000 147,000 290,000
Equipment: Office equipment Transportation equipment Less accumulated depreciation Net equipment License, less accumulated amortization of $15,000	9,000 53,000 62,000 (36,000) 26,000 3,246,000 $ 3,562,000

LIABILITIES
Current liabilities:
   Current portion of loan payable
   Accounts payable and accrued expenses
   ~~Current portion of deferred revenue~~
   Consulting fees payable to related parties

      Total current liabilities

Deferred revenue (Note K)
Loan payable

      Commitments, contingency and other matter
STOCKHOLDERS' EQUITY
Preferred stock, $.01 par value, 100,000,000 shares authorized, none issued
Common stock, $.01 par value, 40,000,000 shares authorized, 22,552,062 issued and outstanding (including 63,256 shares issued subject to put option)
Additional paid-in capital
Deficit accumulated during the development stage (Note K)

$ 6,000 77,000  ~~21,000~~ 665,000 748,000 150,000 9,000 907,000 225,000 13,125,000 (10,695,000) 2,655,000 $ 3,562,000

See independent auditors' report and notes to financial statements                                           F-3

TORVEC, INC.
(a development stage company)

Statements of Operations
Note K

	Year Ended December 31,		September 25, 1996 (Inception) Through December 31, 2000
	2000 (consolidated)	1999
Cost and expenses: Research and development General and administrative Net loss Basic and diluted loss per common share Weighted average number of shares of common stock - basic and diluted	$ 731,000 1,643,000 $ (2,374,000) $(0.11) 21,322,000	$ 1,035,000 3,753,000 $ (4,788,000) $(0.23) 20,918,000	$ 3,044,000 7,651,000 $(10,695,000)

See independent auditors' report and notes to financial statements                                                     F-4

TORVEC, INC.
(a development stage company)

Consolidated Statements of Changes in Stockholders' Equity
Common Stock Shares Amount	Additional Paid-in Capital	Unearned Compensatory Stock and Options	Deficit Accumulated During the Development Stage	Total Stockholders' Equity

Issuance of shares to founders (Note A)
Issuance of stock for services (Note A)
Sale of common stock - November ($1.50 per share)
Sale of common stock - December ($1.50 per share)
Distribution to founders (Note A)
Net loss
Balance - December 31, 1996
Issuance of compensatory stock (Note I[2])
Issuance of stock for services (Note I[6])
Sale of common stock - January ($1.50 per share)
Sale of common stock - February ($1.50 per share)
Sale of common stock - May ($1.50 per share)
Issuance of stock for services (Note I[6])
Sale of common stock - June ($3.00 per share)
Sale of common stock - July ($3.00 per share)
Sale of common stock - August ($3.00 per share)
Sale of common stock - September ($3.00 per share)
Sale of common stock - October ($3.00 per share)
Sale of common stock - November ($3.00 per share)
Sale of common stock - December ($3.00 per share)
Issuance of compensatory options to consultants (Note I[4])
Compensatory stock and options earned
Distributions to founders (Note A)
Net loss
Balance - December 31, 1997
Issuance of stock for services (Note I[6])
Sale of common stock - May 11 to September 20 ($5.00 per share)
Sale of common stock - September 21 to December 31 ($10.00 per share)
Costs of offering
Compensatory stock and options earned
Contribution of services (Note E[2])
Net loss
Balance - December 31, 1998
Issuance of stock for services (Note I[5])
Sale of common stock - January 1 to August 9 ($10.00 per share)
Sale of common stock - August 10 to November 30 ($5.00 per share)
Issuance of compensatory options to consultants (Note I[2])
Common stock issued- exercise of options (Note I[2])
Compensatory stock and options earned
Contribution of services (Note E[2])
Net loss
Balance - December 31, 1999
Issuance of stock for services (Note I[5])
Sale of common stock - March 29 ($4.51 per share)
Sale of common stock - June 23 ($3.50 per share)
Acquisition of Ice Surface Development (Note B)
Proceeds from exercise of put option
Compensatory stock and options earned
Contribution of services (Note E[2])
Net loss (Note K)
Balance - December 31, 2000

  16,464,400
    2,535,600
       64,600
      156,201

  19,220,801
   1,000,000
       12,000
       58,266
       75,361
       30,000
         2,000
       73,166
       13,335
       60,567
       10,000
        7,000
       10,000
      100,000

  20,672,496
         1,000
      112,620
       25,500

  20,811,616
       45,351
       80,670
       84,500

       21,000

  21,043,137
      196,259
       44,321
      100,000
    1,068,354
       36,735

  22,488,806

$ 165,000 25,000 1,000 1,000 192,000 10,000 1,000 1,000 1,000 1,000 1,000 207,000 1,000 208,000 1,000 1,000 210,000 2,000 1,000 11,000 1,000 $ 225,000

$    (165,000)
       381,000
         96,000
       233,000
       (27,000)

       518,000
     1,490,000
         18,000
        86,000
       112,000
         45,000
          6,000
       219,000
         40,000
       181,000
         30,000
         21,000
        30,000
       299,000
       234,000

     (338,000)

     2,991,000
          3,000
       562,000
       255,000
       (60,000)

         15,000

     3,766,000
       327,000
       806,000
       422,000
     2,780,000
       105,000

         15,000

     8,221,000
       838,000
       200,000
       349,000
     3,394,000
       108,000

         15,000

$ 13,125,000

		$ (1,500,000) (234,000) 451,000 (1,283,000) 578,000 (705,000) (2,780,000) 3,050,000 (435,000) 435,000 $ 0	$ (489,000) (489,000) (922,000) (1,411,000) (2,122,000) (3,533,000) (4,788,000) (8,321,000) (2,374,000) $ (10,695,000)

$              0
       406,000
        97,000
       234,000
       (27,000)
     (489,000)
       221,000
               0
         18,000
         87,000
       113,000
         45,000
          6,000
       220,000
         40,000
       182,000
         30,000
         21,000
         30,000
       300,000
               0
       451,000
     (338,000)
     (922,000)
      504,000
          3,000
       563,000
       255,000
       (60,000)
       578,000
         15,000
   (2,122,000)
     (264,000)
       327,000
       807,000
       423,000
               0
       105,000
     3,050,000
         15,000
   (4,788,000)
     (325,000)
       840,000
       200,000
       350,000
     3,405,000
       109,000
       435,000
        15,000
   (2,374,000)
$    2,655,000

See independent auditors' report and notes to financial statements                                                                                                                                                                                                                        F-5

TORVEC, INC.
(a development stage company)

Consolidated Statements of Cash Flows
(Note K)

	Year Ended December 31, 2000 1999 (consolidated)		September 25, 1996 (Inception) Through December 31, 2000

Cash flows from operating activities:
          Net loss
          Adjustments to reconcile net loss to net cash used in
                    operating activities:
                              Depreciation and amortization
                              Common stock issued for services
                              Contribution of services
                              Compensation expense attributable to
                                        common stock and options
                              Changes in:
                                        Other assets
                                        Prepaid expenses
                                        Deferred revenue
                                        Accounts payable and accrued expenses

                                                   Net cash used in operating activities

	$ (2,374,000) 27,000 840,000 15,000 435,000 13,000 150,000 217,000 (677,000)	$ (4,788,000) 12,000 327,000 15,000 3,050,000 164,000 (38,000) (1,258,000)	$ (10,695,000) 51,000 1,577,000 69,000 4,513,000 13,000 150,000 742,000 (3,580,000)

Cash flows from investing activities: Purchase of equipment Cost of acquisition Net cash used in investing activities	(16,000) (16,000)		(62,000) (16,000) (78,000)

Cash flows from financing activities:
          Net proceeds from sales of common stock and expense of options
          Proceeds from loan
          Repayments of loan
          Distributions

                                                   Net cash provided by financing activities

Net increase (decrease) in cash
Cash at beginning of period

Cash at end of period

	550,000 (6,000) __________ 544,000 (149,000) 183,000 $ 34,000	1,416,000 (5,000) 1,411,000 153,000 30,000 $ 183,000	4,042,000 29,000 (14,000) (365,000) 3,692,000 34,000 __________ $ 34,000

Supplemental disclosure of noncash investing and financing activities: Issuance of compensatory options to consultants Issuance of common stock for license Cash paid for interest	$ 3,405,000 $ 2,000	$ 2,780,000 $ 2,000

See independent auditors' report and notes to financial statements                                             F-6

TORVEC, INC.
(a development stage company)

Notes to Financial Statements
December 31, 2000

Note A - The Company

Torvec, Inc. (the " ~~C~~company ") was incorporated in New York on September 25, 1996. The ~~C~~company, which is in the development stage, specializes in automotive technology. In September 1996, the ~~C~~company acquired numerous patents, inventions and know-how (the "technology") contributed by Vernon E. Gleasman and members of his family (the "Gleasmans") (see Note J[4]). The ~~C~~c ompany intends to develop and design specific applications for this technology relating to steering drives for tracked vehicles, infinitely variable transmissions, hydraulic pumps and motors and constant velocity joints and spherical gearings. As consideration for this contributed technology, the ~~C~~company issued 16,464,400 shares of common stock and $365,000 to the Gleasmans. In September 1996, the ~~C~~company issued 2,535,600 shares of common stock (valued at $406,000) to individuals as consideration for the cost of services and facilities provided in assisting with the development of this technology.

For the period from inception through December 31, 2000, the ~~C~~company has accumulated a deficit of $10,684,000, and at December 31, 2000 has a working capital deficiency of $479,000 and has been dependent upon equity financing to meet its obligations and sustain operations. The ~~C~~company is in the development stage and its efforts have been principally devoted to research and development, raising capital and marketing of principal products. Substantial additional financing will be required by the ~~C~~ company to fund its activities (see Note I[7]).

Note B - acquisition of license

On November 29, 2000, the ~~C~~company entered into an Agreement and Plan of Merger to acquire Ice Surface Development, Inc ("Ice") (incorporated on May 2, 2000) for 1,068,354 shares of common stock. The acquisition was accounted for under the purchase method. The fair value of the common stock issued of approximately $3,405,000 was allocated as follows:

Prepaid expenses --sponsored research --Consulting Agreement License (Note D) Consideration (including costs of $16,000)	$ 140,000 20,000 3,261,000 $ 3,421,000

The results of operations of Ice prior to acquisition were de minimis.

Note C - summary of significant accounting policies
[1]

Consolidation:

The financial statements include the accounts of the ~~C~~company and its wholly-owned subsidiary, Ice, as at December 31, 2000 and from the date of its acquisition through December 31, 2000. All material intercompany transactions and account balances have been eliminated in consolidation.

[2]

Equipment:

Equipment, including a vehicle intended to be used as a prototype, is stated at cost less accumulated depreciation. Depreciation is provided using the straight-line method over the estimated useful lives of the assets which range from five to seven years.

[3]	Research and development and patents: Research and development costs and patent expenses are charged to operations as incurred.

                                                                                                                                                    F-7

TORVEC, INC.
(a development stage company)

Notes to Financial Statements
December 31, 2000

Note C - summary of significant accounting policies (continued)
[4]	License: The license is being amortized over its remaining life of approximately 19 years which correlates to an underlying patent.
[5]

Use of estimates:

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

[6]

Loss per common share:

Statement of Financial Accounting Standards No. 128, "Earnings Per Share," requires the presentation of basic earnings per share, which is based on common stock outstanding, and dilutive earnings per share, which gives effect to options, warrants and convertible securities in periods when they are dilutive. The number of potentially dilutive securities excluded from the computation of diluted loss per share were approximately 1,898,000 and 934,000 for the years ended December 31, 2000 and 1999.

[7]	Fair value of financial instruments: The carrying value of cash, accounts payable and accrued expenses approximates their fair value due to the short maturity of those instruments.

[8]

Stock-based compensation:

Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" ("SFAS No. 123"), encourages, but does not require, companies to record compensation cost for stock-based employee compensation plans at fair value. The ~~C~~company has elected to account for its employee stock-based compensation plans using the intrinsic value method prescribed by Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" ("APB No. 25"). Under the provisions of APB No. 25, compensation cost for stock options is measured as the excess, if any, of the quoted market price of the ~~C~~company's common stock at the date of the grant over the amount an employee must pay to acquire the stock. Stock options granted to nonemployees for goods or services are measured using the fair value of these options and such costs are included in operating results as an expense.

[9]

Revenue Recognition:

Revenue in connection with the granting of a license (Note J[3]) is to be recognized when all conditions specified under recent accounting standards have been met. Generally, revenue is recorded only when no future performance is required related to item.~~being amortized over the period of the license of approximately seven years.~~

F-8

TORVEC, INC.
(a development stage company)

Notes to Financial Statements
December 31, 2000
[10]	Impairment of Long-Lived Assets

The company has adopted Statement of Financial Accounting Standards No. 121, "Impairment of Long-Lived Assets to be Disposed of." Accordingly, whenever events or circumstances indicate that the carrying amount of an asset may not be recoverable, management assesses the recoverability of the asset.

Note D - LICENSE FROM THE TRUSTEES OF DARTMOUTH COLLEGE

On November 28, 2000, Ice entered into a 20 year exclusive license with the Trustees of Dartmouth College for land-based applications to a novel ice adhesion modification system developed by Dr. Petrenko at Dartmouth Thayer School of Engineering for $25,000. The license agreement provides for the payment of $140,000 for sponsored research and a royalty of 3.5% based on the value of net sales of licensed product with minimum annual payments of $10,000 for the first two years, $15,000 for the third year and $25,000 per year thereafter. In addition, the agreement provides for the payment of 50% of sub-license fee income.

Dr. Petrenko also entered into a one year consulting agreement with Ice for a minimum of $20,000.

Note E - Related Party Transactions
[1]

On December 1, 1997, the ~~C~~company entered into three-year consulting agreements with three members of the Gleasman family (major stockholders and directors) whereby each will provide technical services to the ~~C~~ company in exchange for compensation of $12,500 each per month. In addition, the ~~C~~company granted them options to purchase a total of 75,000 shares of common stock at an exercise price of $5.00 per share (Note I[2]). For the years ended December 31, 2000, 1999, 1998 and 1997, the company incurred expenses amounting to approximately $522,000, $528,000, $528,000 and $45,000, respectively, in connection with these agreements. Effective December 1, 2000, the agreement was extended for three years and amended to provide for the payment of prior and future compensation at the discretion of the Board of Directors in either cash or shares of common stock or combination of both. Prior to these agreements, one member of the Gleasman family provided consulting services to the ~~C~~company. Amounts charged to operations for the year ended December 31, 1997 and for the period ended December 31, 1996 were approximately $55,000 and $18,000, respectively.

[2]

During the three years ended December 31, 2000 a stockholder provided space and services to the ~~C~~company at no charge. The fair value of such space and services amount to $15,000 in each year and was treated as a capital contribution and expensed.

[3]

During the years ended December 31, 2000 and 1999 the ~~C~~company issued to a director 2,882 and 6,231 shares of common stock, respectively, under the business consultants stock plan (Note I[5]) for services rendered as patent counsel.

Note F - Income Taxes

The ~~C~~company recognizes deferred tax assets and liabilities for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases.

F-9

TORVEC, INC.
(a development stage company)

Notes to Financial Statements
December 31, 2000

Note F - Income Taxes (continued)

At December 31, 2000, the ~~C~~company has available $3,661,000 of net operating loss carryforwards to offset future taxable income tax expiring through 2020.

At December 31, 2000, the ~~C~~company has a deferred tax asset of approximately $1,438,000 representing the benefits of its net operating loss carryforward and a deferred tax asset of $2,524,000 from temporary differences, principally stock options not currently deductible and certain operating expenses which have been capitalized as start-up costs for federal income tax purposes. The total of these deferred tax assets has been fully reserved by a valuation allowance since realization of their benefit is uncertain.

A reconciliation between the actual income tax benefit and income taxes computed by applying the federal income tax rate of 34% to the net loss is as follows:

	Year Ended
	December 31,
	2000	1999

Computed federal income tax benefit at 34% rate	$ (807,000)	$ (1,627,000)
State tax benefit, net of federal tax benefit	(125,000)	(253,000)
Nondeductible expenses	33,000	202,000
Valuation allowance	899,000	1,678,000

	$ 0	$ 0

Note G - Accounts Payable and Accrued Expenses

At December 31, 2000, accounts payable and accrued expenses consist of the following:

Professional fees	$ 23,000
Trade payables	54,000

$ 77,000

Note H - Loan Payable

During 1998, the ~~C~~company purchased a vehicle that is intended to be used as a prototype. The vehicle is collateral for the loan. The loan is payable in monthly installments of principal and interest (at 10.13% per annum) of approximately $610 through March 2003.

                                                                                                                                                           F-10

TORVEC, INC.
(a development stage company)

Notes to Financial Statements
December 31, 1999

Note H - Loan Payable (continued)

At December 31, 2000 the net book value of the prototype vehicle was approximately $21,000.

Total future principal payments under the loan are as follows:

2001 2002 2003	$ 6,000 7,000 2,000 $ 15,000

Note I - Stockholders' Equity
[1]

Private placement:

On May 11, 1998 the ~~C~~company initiated a private placement of its common stock at $5.00 per share. On September 21, 1998 the ~~C~~company increased the offering price to $10.00 per share. The  ~~C~~company received net proceeds of $550,000, $1,230,000 (of which $507,000 was received from the Gleasman family), $758,000, $1,068,000 and $331,000 from private placements for the years ended December 31, 2000, 1999, 1998 and 1997 and for the period ended December 31, 1996, respectively.

[2]

Consultant:

In February 1997, the ~~C~~company entered into a three-year agreement with a consultant (the "Consultant") whereby the Consultant will provide financial consulting services and assistance in obtaining financing as well as other services. In consideration thereof, employees of the Consultant received an aggregate of 1,000,000 shares of common stock for $50. The ~~C~~company valued the shares of common stock at $1.50 per share.

In April 1997, the ~~C~~company granted an aggregate of 500,000 warrants to five employees of the Consultant. The warrants are exercisable into common stock at the initial public offering (the "IPO") price and are exercisable for five years from the date the ~~C~~company's IPO is declared effective ("warrant term"). However, if fifty percent or more of either the ~~C~~company's assets or its common stock is acquired by another entity or group during the warrant term, the exercise price shall be $1.50. The ~~C~~company will record a charge to operations representing the fair value of the warrants when the IPO is declared effective.

On February 10, 1999, the ~~C~~company entered into a one-year agreement with two consultants to provide financial and public relation services. In connection therewith, 375,000 of previously granted warrants were cancelled and the ~~C~~company granted 375,000 options at an exercise price of $5.00 exercisable immediately through February 10, 2004. The ~~C~~company valued these options at $2,780,000 using the Black-Scholes Option pricing model with the following weighted average assumptions for the year ended December 31, 1999: risk free interest rate of 5%, dividend yield 0%, volatility 40% and expected life for options granted of 5 years. These options will be charged to operations over the term of the consulting agreement. In February 1999, 21,000 of such options were exercised.

F-11

TORVEC, INC.
(a development stage company)

Notes to Financial Statements
December 31, 2000

Note I - Stockholders' Equity (continued)
[3]	Authorized shares: In August 2000, the Board of Directors amended the certificate of incorporation to authorize 100,000,000 shares of preferred stock and 40,000,000 shares of common stock.

[4]

Stock option plan:

In December 1997, the Board of Directors of the ~~C~~company approved a Stock Option Plan (the "Plan") which provides for the granting of up to 2,000,000 shares of common stock, pursuant to which officers, directors, key employees and key consultants/advisors are eligible to receive incentive, nonstatutory or reload stock options. Options granted under the ~~P~~plan are exercisable for a period of up to 10 years from date of grant at an exercise price which is not less than the fair value on date of grant, except that the exercise period of options granted to a stockholder owning more than 10% of the outstanding capital stock may not exceed five years and their exercise price may not be less than 110% of the fair value of the common stock at date of grant. Options generally vest over five years.

In connection with certain consulting agreements (see Note E[1]), the ~~C~~company granted an aggregate of 75,000 nonqualified options to purchase common stock under the ~~P~~plan at an exercise price of 0$5.00 per share. The options vest 20% per annum and are exercisable through November 30, 2007. The ~~C~~company valued these options at $234,000 using the Black-Scholes option-pricing model with the following weighted average assumptions for the year ended December 31, 1997: risk-free interest rate of 5.91%, dividend yield 0%, volatility 40% and expected life for options granted of 10 years. The options are being amortized over the term of the consulting agreements.

On January 1, 1998 the ~~C~~company granted 380,000 options under the ~~P~~plan at an exercise price of $5.00 per share to officers and directors. The options are exercisable for a period of ten years and vest 20% per annum.

Pro forma information regarding net loss and net loss per share is required by SFAS 123, and has been determined as if the ~~C~~company had accounted for its employee stock options under the fair value method of that statement. The weighted fair value of options granted during the year ended December 31, 1998 is estimated to be $.47. The fair value of these options was estimated at the date of grant using the Black-Scholes option-pricing model with the following assumptions: risk-free interest rate of 5.75%, dividend yield 0%, volatility of .40% and expected life of 10 years.

Had compensation cost for the ~~C~~company's stock options been determined base upon the fair value at the grant date for awards under the ~~P~~plan consistent with the methodology prescribed under SFAS No. 123, the ~~C~~company's pro forma net loss and pro forma net loss per share would be as follows:

	Year Ended December 31,

	2000	1999
Pro forma net loss Pro forma basic and diluted net loss per share	$2,486,000 $<0.12>	$4,900.000 $<0.23>

                                                                                                                                                       F-12

TORVEC, INC. (a development stage company) Notes to Financial Statements December 31, 2000 Note I - Stockholders' Equity (continued)
[4]

Stock option plan (Continued):

At December 31, 2000, 455,000 options were outstanding with a weighted average exercise price of $5.00 per share and the weighted average remaining life was 7 years. At December 31, 2000, 273,000 options were exercisable with a weighted average exercise price of $ 5.00 per share.

At December 31, 2000, 1,545,000 options were available under the ~~P~~plan.

[5]

Business consultant stock plan:

In June 1999, the ~~C~~company adopted the Business Consultant Stock Plan, as amended (the "Stock Plan"). The plan provides for up to 400,000 shares of common stock to be issued from time to time to consultants in exchange for services. For the years ended December 31, 2000 and 1999, 196,259 and 45,351 shares were issued, respectively, to consultants and third parties in exchange for services and amounts owed to them. During the years ended December 31, 2000 and 1999 the ~~C~~company charged $840,000 and $327,000, respectively, to operations in connection with the share issuances.

[6]

Noncash transaction:

During 1998, the ~~C~~company granted 1,000 shares of common stock, valued at $3.00 per share, for services provided. During 1997, the ~~C~~company granted 12,000 and 2,000 shares of common stock for services provided. The ~~C~~company valued the shares at their fair value of $1.50 and $3.00 per share, respectively.

[7]

Equity funding commitment:

On September 5, 2000, the ~~C~~company entered into an agreement with Swartz Private Equity, LLC ("Swartz") pursuant to which Swartz granted to the ~~C~~company a $50,000,000 equity funding commitment which continues for a period of thirty-six months. The agreement provides that from time to time, at the ~~C~~company 's request, Swartz will purchase from the ~~C~~company that number of the ~~C~~company's common shares equal to 15% of the number of shares traded ~~on~~in the market in the 20 business days after the ~~start~~date of the requested purchase. The purchase price per share will be the lesser of~~,~~  91% of the average market price per share during that 20 day period or ~~such~~that market price minus $0.20. Swartz will not be required to purchase at any one time shares having a value in excess of $2,000,000. If the ~~C~~company is in need of funds, the ~~C~~company may make additional requests at intervals of approximately 30 days.

As a commitment fee, the ~~C~~company granted to Swartz commitment warrants to purchase 960,101 shares of the ~~C~~company 's common stock which warrants can be exercised at $4.875 per share through August  15, 2005. The total number of commitment warrants is subject to antidilution provisions. The warrant exercise price is reset to the lowest closing price of the ~~C~~company 's common stock during the five trading days ending on each six month anniversary of warrant issue date.

                                                                                                                                                       F-13

TORVEC, INC.
(a development stage company)

Notes to Financial Statements
December 31, 2000

Note I - Stockholders' Equity (continued)
[7]

Equity funding commitment (Continued):

In addition to the commitment warrants referred to above, Swartz will be issued a warrant to purchase one share of common stock of the ~~C~~company for every ten shares that it purchases pursuant to the agreement. These purchase warrants will initially be exercisable at 110% of the market price of the shares simultaneously purchased by Swartz, subject to the same reset provisions as govern the commitment warrants. In connection therewith the ~~C~~company has reserved 367,263 shares of common stock. At December 31, 2000 Swartz has been granted an option to purchase 3,674 shares of common stock at $3.575 per share exercisable through January 8, 2006.

Swartz has been granted a right of first refusal to handle future financings for the ~~C~~company. However, that right continues only during the period of the commitment and the commitment can be terminated at any time upon paying a termination fee to Swartz. The termination fee is a maximum of $200,000 and may be less dependent upon the amount of financing which has been provided by Swartz prior to the termination. The ~~C~~company has agreed to reserve 5,000,000 common shares for sale pursuant to this agreement. As of December 31, 2000, 100,000 shares of common stock had been issued under the agreement of which 36,735 were exercised under the put option. The ~~C~~company sold an additional 39,915 shares in February, 2001, receiving proceeds in the amount of $158,911.59. In connection with this sale, the ~~C~~company issued 3,992 purchase warrants to Swartz at an initial exercise price of $4.8125 per share.

Note J - COMMITMENTS, CONTINGENCY AND OTHER MATTER
[1]

Lease:

In January 1998 the ~~C~~company entered into an agreement with a stockholder/landlord, as amended to be effective upon the completion of the ~~C~~company's private placement, to lease land and a building for one year at $52,500 per month. The agreement also provided for the right to purchase of land adjacent to the leased premises for one year after the effective date of the lease for $350,000.

The ~~C~~company paid approximately $164,000 representing the first month's rent and rent deposits. On August 31, 1999, the ~~C~~company and the stockholder terminated the lease agreement. The termination noted that the first and last monthly payments previously paid by the ~~C~~company constitute the total payment required to be made. As a result, the $164,000 was charged to operations during 1999.

[2]

Employment agreements:

The ~~C~~company has entered into three employment agreements with stockholders for a period of three years, commencing on the first day of the month in which the ~~C~~company receives the proceeds from an IPO. Two agreements each provide for salaries of $150,000 per year. The third agreement provides for a salary of $240,000 in the first year, $252,000 in the second year and $264,000 in the third year and provides for a minimum bonus of $15,000 per quarter for the duration of the agreement.

                                                                                                                                                       F-14

TORVEC, INC.
(a development stage company)

Notes to Financial Statements
December 31, 2000

Note J - COMMITMENTS, CONTINGENCY AND OTHER MATTER (continued)

[3]

Variable Gear, LLC:

In June 2000, the ~~C~~company sold 100,000 shares of common stock to a stockholder for $5.00 per share and granted an exclusive world-wide license of all its technology to Variable Gear, LLC ("Variable Gear") (an entity owned 51% by the stockholder) for the aeronautical and marine markets. Variable Gear is to pay the ~~C~~company a royalty of 4% of the gross selling price of products incorporating the technology and 49% of compensation received with respect to sublicense income through January 1, 2008. The ~~C~~company owns the remaining 49% of Variable Gear. The ~~C~~company does not share in any profit or losses in this entity. On January 1, 2008, the ~~C~~company is required to purchase the membership interest of the stockholder at the then fair market value as defined. At December 31, 2000 such fair value cannot yet be reasonably estimated.

The market price of the ~~C~~company's stock at the date of the transaction was $3.50. Accordingly, $1.50 per share has been allocated to the license agreement and included in deferred revenue. ~~The license revenue of $150,000 is being recognized over the license period and the unrecognized portion is classified as deferred revenue.~~

[4]

Arbitration:

During 1997 certain members of the Gleasman family were named in a lawsuit seeking monetary damages relating to the development of certain technology and related matters. The court stayed all aspects of the litigation and directed that the parties arbitrate such matters in dispute. The arbitration proceedings were conducted during 1998 and a decision on this matter was rendered in April 1999. The arbitrator issued a nonappealable decision which determined that the Gleasmans exclusively owned all the patents and the patents are exclusive patents of the ~~C~~company. The arbitrator's decision also awarded the sum of $863,000 to be paid to McElroy Manufacturing, Inc. ("McElroy") by the Gleasmans out of royalties which they may receive and awarded McElroy a 20% interest in all royalties and other sums received by the Gleasmans. The ~~C~~company was not a party to the arbitration.

In June 1999, McElroy filed an amended complaint in the United States District Court for the Northern District of Oklahoma seeking correction of the inventorship of the subject patents and that the Gleasmans immediately reimburse McElroy for its expense in the amount of $863,000 plus interest. In addition McElroy has demanded that the ~~C~~company pay out of proceeds generated by sale of its stock the sums demanded of the Gleasmans.

In March 2000, the Court remanded the case to the arbitrator to clarify certain ambiguities regarding the payment and terms of the April 1999 decision. In July 2000, the arbitrator issued an "Addendum and clarification Memorandum" awarding $360,000 to McElroy in partial reimbursement of its expenses. This amount is to be paid by Vernon and Keith Gleasman, not the ~~C~~company.

Vernon and Keith Gleasman made an application to the arbitrator to vacate so much of the addendum which related to the payment of $360,000 to McElroy and, if the application to vacate was not granted, to reopen the hearing before the arbitrator to allow Vernon and Keith Gleasman to introduce additional evidence regarding their expenses.

In September 2000, the arbitrator found that Vernon and Keith Gleasman's contentions to reopen the hearing were without merit and therefore denied in all respects Vernon and Keith Gleasman's application to vacate so much of the addendum as it relates to the payment of $360,000 or, in the alternative, to reopen the hearing to allow them to introduce additional evidence regarding their expenses.

F-15 89

TORVEC, INC.
(a development stage company)

Notes to Financial Statements
December 31, 2000

Note J - COMMITMENTS, CONTINGENCY AND OTHER MATTER (continued)
[4]

Arbitration: (continued)

In rendering its decision, the arbitrator stated that the existence of the ~~C~~company has nothing to do with the lawsuit or the arbitration and that the Gleasmans have certain obligations to McElroy, and McElroy to the Gleasmans.

Management of the ~~C~~company believes that certain demands made by McElroy upon the ~~C~~company constitute a complete misreading of the arbitrator's decision and are without merit since the contract was between the Gleasmans and McElroy, the ~~C~~company did not participate in the arbitration proceedings and that the arbitrator's decision did not direct payment of any sums from the ~~C~~company to McElroy.

Should the ~~C~~company's position not prevail, it would have an adverse effect on the ~~C~~company's financial position and results of operations. No provision for such contingency has been made in the financial statements. Presently, such loss cannot be reasonably estimated.

In a related matter, the ~~C~~company, together with the Gleasmans, commenced an action in November 2000 in the United States District Court for the Northern District of Oklahoma against McElroy. The complaint sets forth five causes of action against McElroy based on common-law fraud. McElroy brought a motion to dismiss the complaint arguing that the action constituted an impermissible collateral attack on a previous arbitration and that the issues presented had already been determined in arbitration. The motion to dismiss is pending.

NOTE K - RETROACTIVE ADJUSTMENT

In the second half of fiscal year 2000 the company previously reported revenues from a world wide license to Variable Gear, LLC, which it is changing, based on accounting guidance derived from Staff Accounting Bulletin 101. Accordingly, Deferred Revenue and Deficit Accumulated During Development Stage have been increased by $11,000 at December 31, 2000. There was no impact on a per share basis for this change.

                                                                                                                                                       F-16

TORVEC, INC.
(A Development Stage Company)
CONDENSED CONSOLIDATED BALANCE SHEETS
March 31, 2001 (Unaudited)		December 31, 2000
ASSETS CURRENT ASSETS Cash Stock subscriptions receivable (collected April 2001 and January 2001 respectively) Prepaid expenses	$ 41,000 90,000 107,000	$34,000 109,000 147,000
Total Current Assets	238,000	290,000
PROPERTY AND EQUIPMENT
Office equipment Transportation equipment	9,000 53,000 62,000	9,000 53,000 62,000
LESS: ACCUMULATED DEPRECIATION	39,000	36,000
Net Equipment	23,000	26,000

LICENSE, NET OF ACCUMULATED AMORTIZATION OF $57,000	3,204,000	3,246,000

Total Assets	$3,465,000	$3,562,000

LIABILITIES AND CAPITAL DEFICIT
CURRENT LIABILITIES Accounts payable and accrued expenses Consulting fees payable to related parties Current maturities of long-term debt	$ 124,000 58,000 6,000	$77,000 665,000 6,000
Total Current Liabilities	188,000	748,000

LONG TERM LIABILITIES Long-term debt, net of current maturities Deferred revenue-long-term (Note 9)	7,000 150,000	9,000 150,000
Total Liabilities	345,000	907,000

STOCKHOLDERS' EQUITY
     Preferred stock $.01 par value, 100,000,000 shares
        authorized, none issued
     Common stock, $.01 par value, 40,000,000 shares
       authorized, 22,805,492 (including 103,400 shares subject
       to put option) and  22,552,062 (including 63,256 shares
       subject to put option) issued and outstanding at
       March 31, 2001 and December 31, 2000, respectively
     Additional paid in capital
     Deficit accumulated during the development stage (Note 9)
     Unearned Compensation

              Total Stockholders' Equity

	227,000 14,160,000 (11,232,000) (35,000) 3,120,000	225,000 13,125,000 (10,695,000) 0 2,655,000

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$3,465,000	$3,562,000

See Notes to Financial Statements                                                                                                                                              F-17

TORVEC, INC.
(A Development Stage Company)
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)
	Three Months Ended March 31, 2001	Three Months Ended March 31, 2000	September 25, 1996 (Inception) Through March 31, 2001

COSTS AND EXPENSES Research and development General and administrative	294,000 243,000 -----------------	147,000 632,000 -----------------	3,338,000 7,894,000 -------------------
Net Loss	($537,000) ==========	($779,000) ==========	($11,232,000) ===========
Basic and Diluted Loss Per Share	($.02) ==========	($0.04) ==========
Weighted average number of shares of common stock - basic and diluted	22,525,000 ==========	$21,059,000 ==========

See Notes to Financial Statements                                                                                                                                                 F-18

TORVEC, INC. (A Development Stage Company) CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
	Three Months Ended March 31, 2001	Three Months Ended March 31, 2000	September 25, 1996 (inception) Through March 31, 2001
CASH FLOWS FROM OPERATING ACTIVITIES:

     Net loss
     Adjustment to reconcile net loss
     to net cash used in operating activities:
        Depreciation and amortization
        Compensation expense attributable
           to common stock options
        Common stock issued for services
        Contribution of services
        Changes in other current assets
           and current liabilities:
        Decrease in other assets
        Increase/(decrease) in accounts payable
        and accrued expenses
        Increase in deferred revenue

           Net cash (used in) operating activities

	($537,000) 45,000 0 88,000 0 40,000 105,000 0 _________ (259,000)	($779,000) 3,000 383,000 221,000 0 0 (25,000) 0 __________ (197,000)	($11,232,000) 96,000 4,513,000 1,665,000 69,000 53,000 847,000 150,000 __________ (3,839,000)

CASH FLOWS FROM INVESTING ACTIVITIES: Purchase of property and equipment Cost of acquisition Net cash (used in) investing activities	0 0 0	0 0 0	(62,000) (16,000) (78,000)

CASH FLOWS FROM FINANCING ACTIVITIES:
     Proceeds from sale of common stock and
       exercise of options
     Proceeds from long-term borrowings
     Repayment of long-term borrowings
     Distributions

       Net cash provided by financing activities

	268,000 0 (2,000) 0 266,000 ________	200,000 0 (2,000) 0 198,000 ________	4,310,000 29,000 (16,000) (365,000) 3,958,000 _________

NET INCREASE IN CASH	7,000	1,000	41,000
CASH - BEGINNING OF PERIOD	34,000 ________	183,000 _________	0 _________
CASH - END OF PERIOD	$41,000 =======	$184,000 ========	$41,000 ========

NON-CASH ACTIVITIES:
     During the three-months ended March 31, 2001, consulting fees payable of $665,000 were exchanged for 126,667 shares of common stock.

See Notes to Financial Statements                                                                                                           F-19

TORVEC, INC.

NOTES TO FINANCIAL STATEMENTS

MARCH 31, 2001

Note 1 Financial Statement Presentation

The information contained herein with respect to the three month periods ended March 31, 2001 and March 31, 2000 and the period from September 25, 1996 (inception) through March 31, 2001 has not been audited but was prepared in conformity with generally accepted accounting principles for interim financial information and instructions for 10-QSB and Item 310(b) of Regulation S-B. Accordingly, the condensed financial statements do not include information and footnotes required by generally accepted accounting principles for financial statements. Included are ordinary adjustments, which in the opinion of management are necessary for a fair presentation of the financial information for the three month periods ended March 31, 2001 and March 31, 2000, and since inception. The results are not necessarily indicative of results to be expected for the year.

Note 2 The Company

Torvec, Inc. (the Company) was incorporated in New York on September 25, 1996. The Company, which is in the development stage, specializes in automotive technology.

On November 29, 2000 the Company acquired Ice Surface Development, Inc. ("Ice"). Ice which is also in the development stages has a license and technology associated with ice removal and adhesion.

Note 3 Summary of Significant Accounting Policies

Consolidation

The financial statements include the accounts of the Company and its wholly owned subsidiary, Ice as at March 31, 2001 and December 31, 2000, and from the date of its acquisition. All material intercompany transactions and account balances have been eliminated in consolidation.

Equipment

Equipment is stated at cost less accumulated depreciation. Depreciation is provided using the straight-line method over the useful lives of the assets.

F-20

TORVEC, INC.

NOTES TO FINANCIAL STATEMENTS

MARCH 31, 2001

Research, Development and Patents

Research, development costs and patent expenses are charged to operations as incurred.

License

The license is being amortized over its remaining life of approximately 19 years, which correlates to an underlying patent.

Revenue Recognition

Revenue in connection with the granting of license to Variable Gear LLC is to be recognized when all conditions specified under recent accounting standards have been met. Generally, revenue is only recorded when no future performance is required related to the item.

Note 4 Related Party Transactions

The Company has entered into consulting agreements with members of the Gleasman family. Included in research and development and general and administrative expenses for the periods ending March 31, 2001 and March 31, 2000 is $112,500 and $112,500 respectively for consulting expenses.

During the quarter ended March 31, 2001 the Company issued 126,667 shares of common stock to the Gleasmans in consideration of the outstanding consulting fees payable to the Gleasmans of $665,000 as of December 31, 2000. This transaction was authorized and ratified by the Board of Directors on March 26, 2001.

Note 5 Long-Term Debt

Long-term debt at March 31, 2001 consisted of a note payable in monthly installments of $610 including interest at 10.13% through March, 2003. The note is secured by transportation equipment.

TORVEC, INC.

NOTES TO FINANCIAL STATEMENTS

MARCH 31, 2001

Note 6 Consultant Stock Plan

The Company's Business Consultant Stock Plan as amended, ("the Plan") provides for the granting of 400,000 shares of the Company's $.01 par value stock, which may be issued from time to time to business consultants and advisors.

For the three months ended March 31, 2001, 26,754 shares were issued under the Plan to consultants in exchange for services and amounts owed to these consultants. The shares were valued at the market value of the shares at the date of issuance and approximated $123,000.

Note 7 Equity Funding

In connection with the Company's equity funding commitment from Swartz Private Equity LLC the Company sold 59,865 shares of its common stock for aggregate proceeds of approximately $249,000 during the three months ended March 31, 2001.

Note 8 Arbitration

During 1997 certain members of the Gleasman family were named in a lawsuit seeking monetary damages relating to the development of certain technology and related matters. The court stayed all aspects of the litigation and directed that the parties arbitrate such mattes in dispute. The arbitration proceedings were conducted during 1998 and a decision on this matter was rendered in April 1999. The arbitrator issued a nonappealable decision which determined that the Gleasmans exclusively owned all patents and the patents are exclusive patents of the Company. The arbitrator's decision also awarded the sum of $863,000 to be paid to McElroy Manufacturing, Inc. ("McElroy") by the Gleasmans out of royalties which they may receive and awarded McElroy a 20% interest in all royalties and other sums received by the Gleasmans. The Company was not a party to the arbitration.

In June, 1999, McElroy filed an amended complaint in the United States District Court for the Northern District of Oklahoma seeking correction of the inventorship of the subject patents and that the Gleasmans immediately reimburse McElroy for its expense in the amount of $863,000 plus interest. In addition, McElroy has demanded that the Company pay out of proceeds generated by sale of its stock the sums demanded of the Gleasmans.

TORVEC, INC.

NOTES TO FINANCIAL STATEMENTS

MARCH 31, 2001

Note 8 Arbitration (cont'd)

On March 31, 2000, the Court remanded the case to the arbitrator to clarify certain ambiguities regarding the payment and terms of his April, 1999 decision. In July, 2000, the arbitrator issued an "Addendum and Clarification Memorandum" awarding $360,000 to McElroy in partial reimbursement of its expenses. This amount is to be paid by Vernon and Keith Gleasman, not the Company.

Vernon and Keith Gleasman made an application to the arbitrator to vacate so much of the Addendum which related to the payment of $360,000 to McElroy and, if the application to vacate was not granted, to reopen the hearing before the arbitrator to allow Vernon and Keith Gleasman to introduce additional evidence regarding their expenses.

In September, 2000, the arbitrator found that Vernon and Keith Gleasman's contentions to reopen the hearing were without merit and therefore denied in all respects Vernon and Keith Gleasman's application to vacate so such of the Addendum as relates to the payment of $360,000 or, in the alternative, to reopen the hearing to allow them to introduce additional evidence regarding their expenses.

In rendering its decision, the arbitrator stated that the existence of the Company has nothing to do with the lawsuit or the arbitration and that the Gleasmans have an obligation to McElroy and McElroy to the Gleasmans.

               On March 23, 2001, the court confirmed the arbitrator's award against Vernon and Keith Gleasman for MMI's expense reimbursement in the amount of $360,000. The court stayed enforcement of the award until the court resolved the question of whether MMI committed fraud upon the court in bringing its lawsuit. As a condition for the stay, Vernon and Keith Gleasman deposited $423,000 (including $63,000 interest) with the court.

               As stated above, the company is not, and never has been, a party to this litigation. Based upon the amended complaint filed by MMI and the order of the court confirming the award against Vernon and Keith Gleasman, the company's position has been confirmed that it is not obligated in any way to reimburse MMI for their expenses nor liable to MMI for any continuing royalty obligation or any other sums.

TORVEC, INC.

NOTES TO FINANCIAL STATEMENTS

MARCH 31, 2001

Note 8 Arbitration (cont'd)

In a related matter, the Company together with the Gleasmans, commenced an action in November 2000 in United States District Court for the Northern District of Oklahoma against McElroy. The complaint sets forth five causes of action against McElroy based on common - law fraud. McElroy brought a motion to dismiss the complaint arguing that the action constituted an impermissible collateral attach on a previous arbitration and that the issues presented had already been determined in arbitration. The motion to dismiss is pending.

Note 9 Retroactive Adjustment

In the second half of 2000 the Company previously reported revenue from a worldwide license to Variable Gear LLC, which it is changing, based on accounting guidance derived from Staff Accounting Bulletin 101. Accordingly, deferred revenue and deficit accumulated during development stage have been increase by $11,000 as of December 31, 2000.

Note 10 Variable Gear LLC

On January 1, 2008, the Company is required to purchase the 51% membership interest it does not own in Variable Gear LLC at the then fair market value as defined. At March 31, 2001 such fair market value cannot yet be reasonably estimated.

You should rely only on the information contained in this prospectus to make your investment decision. We have not authorized anyone to provide you with information that is different from what is contained in this prospectus. The following table of contents has been designed to help you find important information contained in this prospectus. We have included subheadings to aid you in searching for particular information you might want to return to. We encourage you to read the entire prospectus.

Table of Contents

Prospectus Summary
           About our Company
           About our Investment Agreement with Swartz
           About our Consulting Agreements with PMC Direct Corp. and
              Marquis Capital, LLC.
          Certain key facts
Risk Factors
The Company
                Description of business
                     History and Development of Torvec ~~issuer's~~                             Inventions
                     Our Patented Automotive Properties
                     Our Patented Ice Technology
                     Current Status of Product Development
                     Business Development and Commercialization
                         of Products
                     Competition and Market Acceptance
                Description of Property
                Plan of Operation
                Legal Proceedings
                Use of Proceeds
Directors and Officers
           Business Experience
           Family Relationships
           Section 16 (a) Beneficial Ownership Reporting Compliance
           Indeminification
Executive Compensation
          1998 Stock Option Plan
          Business Consultants Stock Plan
Security Ownership of Management and Beneficial Owners
Certain Relationships and Transactions
Market Information
Description of Securities
Sales to Swartz
          Swartz Investment Agreement
                Overview
                Put Rights
                Purchase Warrants
                Limitations and Conditions Precedent to our
                          Put Rights
                Short Sales
                Cancellation of Puts
                Shareholder Approval
                Termination of Investment Agreement
                Restrictive Covenants
                Right of First Refusal
                Swartz's Right of Indemnification
                Commitment Payments
Swartz and Consultants as Selling Shareholders
Swartz Plan of Distribution
~~consultants as selling shareholders~~
Consultants Plan of Distribution
Legal Matters
Experts
Additional Information
Financial Information

4 4 5 7 7 8 22 22 22 24 29 29 31 32 33 34 39 43 45 46 51 52 52 52 52 56 59 61 62 64 66 66 66 66 67 67 67 68 68 68 68 68 68 68 69 71 ~~48~~ 71 73 74 74 F-1

       5,354,000 SHARES
       OF COMMON        STOCK

       TORVEC, INC.

     MAY 29, 2001

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Under the provisions of the Certificate of Incorporation and By-Laws of the Registrant, each person who is or was a director or officer of Registrant shall be indemnified by the Registrant as of right to the full extent permitted or authorized by the Business Corporations Law of New York. The following provisions, taken from the ~~C~~company's By-Laws Article XI, provide all of the rules governing indemnification of the ~~C~~company 's officers and directors:

"1.	GENERALLY

Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or his testator or intestate (a) is or was a director or officer of the Corporation or (b) is or was a director or officer of the Corporation who serves or served, in any capacity, any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise at the request of the Corporation (hereinafter an "Indemnitee"), shall be indemnified and held harmless by the Corporation against all expense, liability and loss including ERISA excise taxes or penalties, judgments, fines, penalties, amounts paid in settlement (provided the Corporation shall have given its prior consent to such settlement, which consent shall not be unreasonably withheld by it) and reasonable expenses, including attorneys' fees suffered or incurred by such Indemnitee in connection therewith and such indemnification shall continue as to an Indemnitee who has ceased to be a director or officer and shall inure to the benefit of the Indemnitee's heirs and fiduciaries; provided, however, that no indemnification may be made to or on behalf of any director or officer if his acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated or otherwise disposed of, or he personally gained in fact a financial profit or other advantage to which he was not legally entitled. Notwithstanding the foregoing, except as contemplated by Section 3 hereof, the Corporation shall indemnify any such Indemnitee in connection with a proceeding (or part thereof) initiated by such Indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation.

2.	ADVANCEMENT OF EXPENSES

All expenses reasonably incurred by an Indemnitee in connection with a threatened or actual proceeding with respect to which any such Indemnitee is or may be entitled to indemnification under this Article shall be advanced to him or promptly reimbursed by the Corporation in advance of the final disposition of such proceeding, upon receipt of an undertaking by him or on his behalf to repay the amount of such advances, if any, as to which he is ultimately found not to be entitled to indemnification or, where indemnification is granted, to the extent such advances exceed the indemnification to which he is entitled. Such person shall cooperate in good faith with any request by the Corporation that common counsel be used by the parties to an action or proceeding who are similarly situated unless to do so would be inappropriate due to an actual or potential conflict of interest.

3.	PROCEDURE FOR INDEMNIFICATION

(a)

Not later than thirty (30) days following final disposition of a proceeding with respect to which the Corporation has received written request by an Indemnitee for indemnification pursuant to this Article or with respect to which there has been an advancement of expenses pursuant to Section 2 of this Article, if such indemnification has not been ordered by a court, the Board of Directors shall meet and find whether the Indemnitee met the standard of conduct set forth in Section 1 of this Article, and, if it finds that he did, or to the extent it so finds, shall authorize such indemnification.

(b)

Such standard shall be found to have been met unless (i) a judgment or other final adjudication adverse to the Indemnitee established that the standard of conduct set forth in Section 1 of this Article was not met, or (ii) if the proceeding was disposed of other than by judgment or other final adjudication, the Board finds in good faith that, if it had been disposed of by judgment or other final adjudication, such judgment or other final adjudication would have been adverse to the Indemnitee and would have established that the standard of conduct set forth in Section 1 of this Article was not met.

(c)

If the Board fails or is unable to make the determination called for by paragraph (a) of this Section 3, or if indemnification is denied, in whole or in part, because of an adverse finding by the Board, or because the Board believes the expenses for which indemnification is requested to be unreasonable, such action, inaction or inability of the Board shall in no way affect the right of the Indemnitee to make application therefor in any court having jurisdiction thereof. In such action or proceeding, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the issue shall be whether the Indemnitee met the standard of conduct set forth in Section 1 of this Article, or whether the expenses were reasonable, as the case may be (not whether the finding of the Board with respect thereto was correct.) If the judgment or other final adjudication in such action or proceeding establishes that the Indemnitee met the standard set forth in Section 1 of this Article, or that the disallowed expenses were reasonable, or to the extent that it does, the Board shall then find such standard to have been met or the expenses to be reasonable, and shall grant such indemnification, and shall also grant to the Indemnitee indemnification of the expenses incurred by him in connection with the action or proceeding resulting in the judgment or other final adjudication that such standard of conduct was met, or if pursuant to such court determination such person is entitled to less than the full amount of indemnification denied by the Corporation, the portion of such expenses proportionate to the amount of such indemnification so awarded. Neither the failure of the Board to have made timely a determination prior to the commencement of such suit that indemnification of the Indemnitee is proper in the circumstances because the Indemnitee has met the applicable standard of conduct set forth in Section 1, nor an actual determination by the Board that the Indemnitee has not met such applicable standard of conduct, shall create a presumption that the Indemnitee has not met the applicable standard of conduct. In any suit brought by the Indemnitee to enforce a right to indemnification, or by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the Indemnitee is not entitled to indemnification, under this Article or otherwise, shall be on the Corporation.

(d) A finding by the Board pursuant to this Section 3 that the standard of conduct set forth in Section 1 of this Article has been met shall mean a finding of the Board or shareholders as provided by law.

4.	CONTRACTUAL ARTICLE

The rights conferred by this Article are contract rights which shall not be abrogated by any amendment or repeal of this Article with respect to events occurring prior to such amendment or repeal and shall, to the fullest extent permitted by law, be retroactive to events occurring prior to the adoption of this Article. No amendment of the Business Corporation Law, insofar as it reduces the permissible extent of the right of indemnification of an indemnitee under this Article, shall be effective as to such person with respect to any event, act or omission occurring or allegedly occurring prior to the effective date of such amendment irrespective of the date of any claim or legal action in respect thereto. This Article shall be binding on any successor to the Corporation, including any corporation or other entity which acquires all or substantially all of the Corporation's assets.

5.	NON-EXCLUSIVITY

The indemnification provided by this Article shall not be deemed exclusive of any other rights to which any person covered hereby may be entitled other than pursuant to this Article. The Corporation is authorized to enter into agreements with any such person providing rights to indemnification or advancement of expenses in addition to the provisions therefor in this Article, and the Corporation's shareholders and its Board of Directors are authorized to adopt, in their discretion, resolutions providing any such person with any such rights.

6.	INSURANCE

The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under this Article or applicable law.

7.	INDEMNIFICATION OF EMPLOYEES AND AGENTS OF THE CORPORATION

The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification and the advancement of expenses to any employee or agent of the Corporation with the same scope and effect as provided in this Article to directors and officers of the Corporation."

The Registrant has no coverage and has no present plans to procure officers and directors liability insurance or to provide liability coverage for its employees and agents.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers, and controlling persons of the small business issuer relative to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, as a result, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Other Expenses of Issuance and Distribution.

          Other expenses in connection with the registration of the securities hereunder which will be paid by us will be substantially as follows:

Item	Amount Payable by Company
S.E.C. Registration Fees Accounting Fees and Expenses State Securities Laws (Blue Sky) Fees and Expenses Printing and Engraving Legal Fees Miscellaneous Total	$_____7,500 $____30,000 $____15,000 $____85,000 $____30,000 $_____2,500 $___170,000 =========

          *Represents an estimate for the purpose of this filing.

RECENT SALES OF UNREGISTERED SECURITIES.

               The following table provides information with respect to the sale of all "unregistered" and "restricted" securities sold by the ~~C~~c ompany since its incorporation in September, 1996, which were not registered under the Securities Act of 1933, as amended:

(a)     Sale of Shares Upon Company's Formation

               Upon its formation on September 27, 1996, the ~~C~~company issued shares to the ~~C~~company's founders, members of its initial Board of Directors, its initial officers, and to consultants and advisors who had from time to time assisted the Gleasmans with the development of their products and who were interested in joining with them to form the ~~C~~company. The ~~C~~company claimed exemption from registration for these sales under Section 4(2) of the Securities Act of 1933 as a transaction by an issuer not involving a public offering. The names of the founders and the number of shares issued as founders shares are as follows:

Name of Stockholder	Date of Sale	No. Shares	Amount Paid
Gleasman,Keith E.	9-27-96	1.0	Founder's Shares
Gleasman, Vernon E	9-27-96	5,488,133.0	Founder's Shares
Gleasman, Keith E.	9-27-96	5,488,133.0	Founder's Shares
Gleasman,James A.	9-27-96	5,488,133.0	Founder's Shares
Vogt, James M.	9-27-96	380,000.0	Founder's Shares
Polster, Morton A.	9-27-96	291,600.0	Founder's Shares
Oppenheimer, Robert, Voting Trustee	9-27-96	95,000.0	Founder's Shares
Jackson Investment	9-27-96	190,000.0	Founder's Shares
Sawyer, Lee	9-27-96	285,000.0	Founder's Shares
Cleaver, Derek	9-27-96	285,000.0	Founder's Shares
Martindale, Michael	9-27-96	190,000.0	Founder's Shares
Gleasman, David	9-27-96	95,000.0	Founder's Shares
Smith, Tim	9-27-96	47,500.0	Founder's Shares
McCracken, Peter	9-27-96	47,500.0	Founder's Shares
Neri, Joseph	9-27-96	95,000.0	Founder's Shares
Neri, Gerard J.	9-27-96	154,000.0	Founder's Shares
Dobbs, Herbert	9-27-96	380,000.0	Founder's Shares

(b)     November 18, 1996 Private Placement

          On November 18, 1996, the ~~C~~company initiated a private placement of up to 1,000,000 shares of its $.01 par value common stock to institutional investors or persons of substantial means or substantial income who qualified as accredited investors as defined by Rule 501 of Regulation D promulgated under the 1933 Securities Act. The first sale pursuant to this offering occurred on January 7, 1997 and the offering terminated on October 5, 1997.

          Based upon completed investor questionnaires received by the ~~C~~company in the offering, management believes all of the investors in this offering were either "accredited investors" as that term is defined under applicable federal and state securities laws, rules and regulations, or were persons who were by virtue of background, education and experience, either alone or through the aid and assistance of a personal representative, could accurately evaluate the risks and merits accordant to an investment of the securities of the ~~C~~company. Further, all such persons were provided with access to all material information regarding the ~~C~~company, prior to the offer or sale of these securities, and each had an opportunity to ask of and receive answers from directors, executive officers, attorneys and accountants for the ~~C~~company. The offers and sales of the foregoing securities are believed to be exempt from the registration requirements of Section 5 of the 1933 Act pursuant to Section 4(2) thereof, and pursuant to and in accordance with Regulation D, Rule 505 promulgated thereunder, and from similar states' securities laws, rules and regulations requiring the offer and sale of securities by available state exemptions from such registration.

               The names of the persons who purchased shares pursuant to the offering, date of sale, number of shares sold and amount paid are listed below~~are as follows:~~ Persons whom management reasonably believes, based upon completed questionnaires and interviews, are accredited investors are marked with an asterisk. Management reasonably believes, based upon completed questionnaires and interviews, that all 32 non-accredited investors, either alone or with their personal representatives, had such knowledge and experience in financial and business matters that they are capable of evaluating the merits and risks of their investment.

Name of Stockholder	Date of Sale	No. Shares	Amount Paid
Post, John A. II *	1-7-97	3,000.0	4,500.00
Kettle, John *	1-7-97	2,000.0	3,500.00
Testa, David R.	1-7-97	4,000.0	6,000.00
Jordan, William E. and Janis E. *	1-7-97	10,000.0	15,000.00
Bauer, Gerard R. and Barbara *	1-7-97	2,800.0	4,200.00
Post, Jack E. *	1-7-97	10,000.0	15,000.00
Resch, David P. *	1-7-97	13,000.0	19,500.00
Lawson, Alfred C. and Audrey *	1-7-97	6,000.0	9,000.00
Gale, Diane L. *	1-7-97	10,000.0	15,000.00
Bonn, Kenneth Sr. *	1-7-97	5,000.0	7,500.00
Liberty Systems *	1-7-97	5,000.0	7,500.00
Warner, Greg *	1-7-97	20,000.0	30,000.00
Husser, John D. *	1-7-97	5,000.0	7,500.00
Bauer, Kimberly A. *	1-7-97	2,000.0	3,000.00
Tallo, Gerard A. and Sandra	1-7-97	4,500.0	6,750.00
Woodworth, Richard L. and Essie M.	1-7-97	3,334.0	5,001.00
Cook, Clark *	1-7-97	66,660.0	100,000.00
Brenner, Lloyd M. and Wyllo *	1-7-97	3,333.3	5,000.00
Miller, Gregory and Mary Ann *	1-7-97	2,500.0	3,750.00
Ellison, Deborah M.	1-7-97	3,333.0	5,000.00
Millet, Carol S. *	1-7-97	1,000.0	1,500.00
Millet, David J. *	1-7-97	7,000.0	10,500.00
Maker, Christine M.	1-7-97	2,000.0	3,000.00
Hampton, William R. and Shirley	1-7-97	6,666.0	10,000.00
DeManincor, Daniel and Donna	1-7-97	6,667.0	10,000.00
Visconte, Joseph J. and Diane M.	1-7-97	9,334.0	14,001.00
Visconte, Joseph D. and Irene M.	1-7-97	6,667.0	10,000.00
Lyles, James and Nancy *	2-5-97	5,000.0	7,500.00
Webster, Odgen H.	2-5-97	6,667.0	10,000.50
Gysel, Charles P. and Jeri *	2-5-97	3,333.3	5,000.00
Dailey, Kenneth P. and Marcia	2-5-97	6,666.0	10,000.00
Radford, Gary *	2-5-97	4,000.0	6,000.00
Schmidt, Stephen and Patricia *	2-5-97	4,600.0	6,900.00
Case, Theodore D. *	2-5-97	4,000.0	6,000.00
Mihevc, Mayda *	2-5-97	10,000.0	15,000.00
Hanson,James R. and Portia P. *	2-5-97	10,000.0	15,000.00
Williams, Fred *	2-5-97	2,000.0	3,000.00

Name of Stockholder	Date of Sale	No. Shares	Amount Paid
Miller, Michael T. *	2-5-97	2,000.0	3,000.00
Galusha, Gloria *	2-5-97	5,000.0	7,500.00
Weinstein, Eugene A. *	2-5-97	4,000.0	6,000.00
Nygard, Kirsten Erica *	2-5-97	700.0	1,050.00
Hubbard,Gary A. *	2-24-97	3,334.0	5,001.00
Schmidt,Stephen and Patricia *	2-24-97	1,666.0	2,500.00
Schmidt,Pete W. and Lorraine J. *	2-24-97	4,666.0	7,000.00
Gerace, Vincent J.	2-24-97	4,000.0	6,000.00
Warner, W. Greg *	2-24-97	20,000.0	30,000.00
Warner, W. Greg *	2-25-97	20,000.0	30,000.00
Sevene,Paul H. Jr. and Dalessando, Paul	2-25-97	1,334.0	2,001.00
Marvek Investments, Inc. *	2-25-97	10,667.0	16,000.50
Resch, David P. *	6-1-97	15,000.0	22,500.00
Marvek Investments *	6-1-97	15,000.0	22,500.00
Post, Jack E. *	6-1-97	5,000.0	15,000.00
Lawson, Alfred C. and Audrey F. *	6-1-97	2,500.0	7,500.00
Canan, Patricia L. *	6-1-97	2,500.0	7,500.00
Martin, Henry A. and Annabelle V. *	6-1-97	2,000.0	6,000.00
Polster, Keith A. and Theresa *	6-1-97	16,000.0	48,000.00
Polster, Evan D. *	6-1-97	2,000.0	6,000.00
Polster, Mark S. *	6-1-97	1,000.0	3,000.00
Runberg, Jon E. *	6-1-97	500.0	1,500.00
Sharpe, Joanne L. *	6-1-97	500.0	1,500.00
Sharpe, Larissa M. *	6-1-97	500.0	1,500.00
Hampton, William R. and Shirley *	6-1-97	1,667.0	5,000.00
Martindale, Michael and Dorothy *	6-1-97	16,000.0	48,000.00
Miller, Michael T. and Elizabeth J, *	6-1-97	1,000.0	3,000.00
Stendardo, Joseph G. and Ellicot, Laurie B.	6-1-97	3,500.0	10,500.00
Cook, Clark W. *	6-1-97	1,000.0	3,000.00
Ramsey, Christine E. *	6-1-97	1,000.0	3,000.00
Ramsey, Donald W. and Suzanne M. *	6-1-97	1,000.0	3,000.00
Miller, Gregory J. and Mary Ann	6-1-97	1,000.0	3,000.00
Weinstein, Eugene *	6-1-97	2,000.0	6,000.00
Post, John A. *	6-1-97	2,500.0	7,500.00
Radford, G. Gary and Patricia M. (Living Trust) *	6-1-97	1,000.0	3,000.00
Millet, David J. *	6-1-97	3,000.0	9,000.00
Runberg, Jon and Janet *	6-1-97	1,000.0	3,000.00
Maker, Christine	6-1-97	1,000.0	3,000.00
Siconolfi, Samuel A. and Mary	7-25-97	1,667.0	5,001.00
Siconolfi, Gary A.	7-25-97	6,667.0	20,000.00

Name of Stockholder	Date of Sale	No. Shares	Amount Paid
Flammia, James M. Sr.	7-25-97	1,667.0	5,001.00
Lunn, Robert J. and Paul L.	7-25-97	1,667.0	5,001.00
Alberti, Joseph	7-25-97	1,667.0	5,001.00
Gabel, Donald W. and Dora N.	7-25-97	5,000.0	7,500.00
R.L.T. Associates, Inc.	7-25-97	5,000.0	7,500.00
Elting, Arthur S. and Marilyn M. *	7-25-97	1,000.0	3,000.00
Dreyer, Charles *	7-25-97	1,000.0	3,000.00
Pastore, Carl P.	7-25-97	1,000.0	3,000.00
Dickinson, Jerry B.	7-25-97	1,000.0	3,000.00
Bradia, David Jr.	8-1-97	12,000.0	36,000.00
Toscano, Joseph *	9-1-97	1,667.0	5,001.00
Ray, Larry G. and Rebecca M. *	9-1-97	2,000.0	6,000.00
Rogers, Mark	9-1-97	1,500.0	4,500.00
Abelove, David *	9-1-97	20,000.0	60,000.00
Hopson, Bradford J. *	9-1-97	1,700.0	5,100.00
Giosio, Angelo	9-1-97	1,700.0	5,100.00
Howard Norvasel Trust *	9-1-97	20,000.0	60,000.00
MLPF&S f/b/o M. Mihevc *	9-1-97	10,000.0	30,000.00
Richter, Douglas C. and Jean S.	10-1-97	2,000.0	6,000.00
Miller, Russell S.	10-1-97	2,000.0	6,000.00
Whitehead, James A. and Susan S. *	10-1-97	1,000.0	3,000.00
Gleasman, Jason *	10-1-97	500.0	1,500.00
Gleasman, Patricia *	10-1-97	500.0	1,500.00
Gleasman, Howard and Patricia *	10-1-97	1,000.0	3,000.00
Kane, Clifford and Jill	10-1-97	2,000.0	3,000.00
Paul, James R.	10-5-97	1,000.0	3,000.00
Dolan, Brendan	10-5-97	1,000.0	3,000.00

(c)     Privately Negotiated Transactions

          On April 15, 1997, the ~~C~~company issued 1,000,000 shares of its $.01 par value common stock to certain principals of LT Lawrence & Co.,  Inc. as compensation pursuant to the terms of a nonexclusive financial consulting agreement entered into on February 11, 1997.

          On December 30, 1997, the ~~C~~company sold 100,000 and 10,000 shares to two individual accredited investors, respectively, in privately negotiated transactions. On March 13, 1998, the ~~C~~company sold 1,000 shares to its Chief Financial and Accounting Officer.

               The ~~C~~company claimed exemption from registration for these sales under Section 4(2) of the 1933 Act as transactions by an issuer not involving a public offering. The names of these persons, date of sale, number of shares sold and amount paid are as follows:

Name of Stockholder	Date of Sale	No. Shares	Amount Paid
Principato,Lawrence	4-15-97	250,000.0	10.00
Roberti,Todd	4-15-97	250,000.0	10.00
Paone,Richard J.	4-15-97	250,000.0	10.00
Gold,Joel	4-15-97	125,000.0	10.00
Toto,James	4-15-97	125,000.0	10.00
Name of Stockholder	Date of Sale	No. Shares	Amount Paid
Bunner, Robert B. IRA	12-30-97	10,000.0	30,000.00
Horton, Robert C.	12-30-97	100,000.0	300,000.00
Bronsky,Samuel M.	3-13-98	1,000.0	3,000.00

(d)     May 11, 1998 Private Placement

          On May 11, 1998, the ~~C~~company initiated a private placement of up to 1,500,000 shares of its $.01 par value common stock to institutional investors or persons of substantial means or substantial income who qualified as accredited investors as defined by Rule 501 of Regulation D promulgated under the 1933 Securities Act. The first sale pursuant to this offering occurred on May 19, 1998 and the offering terminated on November 30, 1998.

          Based upon completed investor questionnaires received by the ~~C~~company in the offering, management believes all of the investors in this offering were either "accredited investors" as that term is defined under applicable federal and state securities laws, rules and regulations, or were persons who were by virtue of background, education and experience, either alone or through the aid and assistance of a personal representative, could accurately evaluate the risks and merits accordant to an investment of the securities of the ~~C~~company. Further, all such persons were provided with access to all material information regarding the ~~C~~company, prior to the offer or sale of these securities, and each had an opportunity to ask of and receive answers from directors, executive officers, attorneys and accountants for the ~~C~~company. The offers and sales of the foregoing securities are believed to be exempt from the registration requirements of Section 5 of the 1933 Act pursuant to Section 4(2) thereof, and pursuant to and in accordance with Regulation D, Rule 506 promulgated thereunder, and from similar states' securities laws, rules and regulations requiring the offer and sale of securities by available state exemptions from such registration.

               The names of the persons who purchased shares pursuant to the offering, date of sale, number of shares sold and amount paid are listed below~~are as follows:~~ Persons whom management reasonably believes, based upon completed questionnaires and interviews, are accredited investors are marked with an asterisk. Management reasonably believes, based upon completed questionnaires and interviews, that all 27 non-accredited investors, either alone or with their personal representatives, had such knowledge and experience in financial and business matters that they are capable of evaluating the merits and risks of their investment.

Name of Stockholder	Date of Sale	No. Shares	Amount Paid
Faure, Janet G. and Patrick R. *	5-19-98	1,000.0	5,000.00
McCabe, John and Joyce	5-19-98	100.0	500.00
Kilmartin, Richard B. and Karen P.	5-20-98	200.0	1,000.00
Hoenig, Karl	6-18-98	1,000.0	5,000.00
Biggs Pont-Buick-Cad-Old-GMC Trk, Inc.c/o Bruce A. Biggs *	6-18-98	5,000.0	25,000.00
Kucy, David B. and Jean T.	6-18-98	1,500.0	7,500.00
Bear, Stearns Sec. Corp., as Custodian for David P. Resch IRA *	6-18-98	2,000.0	10,000.00
Bear, Stearns Sec. Corp., as Custodian for Diane L. Resch IRA *	6-18-98	1,500.0	7,500.00
Sicart, Jean-Paul *	6-18-98	1,000.0	5,000.00
Dorris, Richard P. *	6-18-98	5,000.0	25,000.00
Breen, David J. Jr.	6-18-98	200.0	1,000.00
Gregory J. Mott as Custodian for Ryan E. Mott, per UTMA *	6-18-98	1,000.0	5,000.00
Gyscek, Stephen and Catherine	6-18-98	1,200.0	6,000.00
Gyscek, Stephen and Lorraine	6-18-98	1,000.0	5,000.00
Richter, Douglas C. and Jean S.	6-18-98	2,000.0	10,000.00
Hanson, James R. *	6-18-98	2,200.0	11000.00
O'Connor, John L. *	6-18-98	4,000.0	20,000.00
Sykes, Timothy W. and Dorothy J. *	6-18-98	1,000.0	5,000.00
Breen, David J. Sr.	6-18-98	500.0	2,500.00
Schmidt, Peter and Lorraine *	6-18-98	2,000.0	10,000.00
Romeo, James and Katherine	6-18-98	3,400.0	17,000.00
White, Nika *	6-18-98	300.0	1,500.00

Name of Stockholder	Date of Sale	No. Shares	Amount Paid
Niles, Michael and Fitzpatrick, Patricia *	6-18-98	5,000.0	25,000.00
Knapp, Lauren R. and Pamela J.	6-18-98	120.0	600.00
Resch, Christopher R. and Joanne *	6-18-98	1,000.0	5,000.00
Aumick, Stephen	6-18-98	1,000.0	5,000.00
Aumick, Janice	6-18-98	1,000.0	5,000.00
Schmidt, Stephen P. and Patricia S. *	6-18-98	5,000.0	25,000.00
DiBella, Ernest J. and Virginia L.	6-18-98	1,000.0	5,000.00
White, Phillip and Arlene	6-18-98	1,000.0	5,000.00
Kelly, Edward A.	6-18-98	1,000.0	5,000.00
Fabrizi, Joseph G. *	6-18-98	1,000.0	5,000.00
Lawson, Alfred C. and Audrey F. *	6-18-98	1,000.0	5,000.00
The Clucas Family Trust *	6-18-98	5,000.0	25,000.00
Roberts, Loren and Noreen *	6-18-98	1,000.0	5,000.00
Roberts, Andrea *	6-18-98	1,000.0	5,000.00
Schroeder, Ladonna and Arnold *	6-18-98	1,000.0	5,000.00
Temple, Alan Jr. and Mary S. *	7-8-98	1,000.0	5,000.00
Buck, Harold and Sherry *	7-8-98	400.0	2,000.00
D'Agostino, Roy *	7-8-98	300.0	1,500.00
Hopson, Bradford J. *	7-8-98	1,000.0	5,000.00
Robert A. Niles Trustee, The Robert A. Niles Trust *	7-8-98	2,000.0	10,000.00
Goulder, Eric A. and Diane K. *	7-8-98	1,000.0	5,000.00
Dalleo, Joseph Jr. and Jean	7-8-98	1,000.0	5,000.00
Susco, Joseph O. *	7-8-98	1,000.0	5,000.00
Susco, Arthur and Rosemary *	7-8-98	500.0	2,500.00
Brosh, Mark *	7-21-98	5,000.0	25,000.00
Bear Sterns SEC Corp. as Custodian for John F. Butler, IRA	7-21-98	1,500.0	7,500.00
DeVeronica, Frank	7-21-98	500.0	2,500.00
Graham, Paul G. and Jane L. *	7-21-98	3,000.0	15,000.00
Wolfschlag, Christopher or Kimberlee *	7-24-98	1,500.0	7,500.00
~~Principato,Lawrence~~	~~7-31-98~~	~~250,000.0~~ 	~~0.00~~
The Gold Trust dated January 13, 1993 *	7-31-98	1,000.0	5,000.00
Arieno, Kathleen	7-31-98	1,000.0	5,000.00

Name of Stockholder	Date of Sale	No. Shares	Amount Paid
Wiese, Bernard D. *	8-18-98	2,000.0	10,000.00
Mondy, Robert and Debra	8-18-98	400.0	2,000.00
~~Vogt, James M.~~	~~8-24-98~~	~~377,000.0~~ 	~~0.00~~
Rothenberg, David A. *	8-24-98	1,500.0	0.00
Rothenberg, Susan P. *	8-24-98	1,500.0	0.00
Miller, Christopher H. *	8-28-98	2,000.0	10,000.00
Rothenburgh, Robert and Margaret *	8-28-98	400.0	2,000.00
Pruner, H. Gene *	9-4-98	1,000.0	5,000.00
Galasso, Eugene and Barbara	9-4-98	1,000.0	5,000.00
Field, Hellen G.	9-4-98	1,000.0	5,000.00
Blake, Andrew S. *	9-4-98	2,000.0	10,000.00
Mott, Ann E. *	9-16-98	200.0	1,000.00
Scott, Gary J. *	9-16-98	2,000.0	10,000.00
Reed, Ronald R. *	9-16-98	2,000.0	10,000.00
Massa, Joseph	9-16-98	1,000.0	5,000.00
Fey, Wallace D. and Emily S. *	9-16-98	1,000.0	5,000.00
~~Hanson, James R.~~	~~9-16-98~~	~~200.0~~ 	~~0.00~~
~~Hanson, Marjory Wightman~~	~~9-16-98~~	~~2,000.0~~ 	~~0.00~~
Angiolillo, Anthony *	10-2-98	2,000.0	10,000.00
Richter, Douglas C. and Jean S.	10-2-98	2,000.0	10,000.00
Brummett, Jr., Lee D.	10-2-98	2,000.0	10,000.00
Dezio, Dominic S. and Nathalie J. *	10-2-98	200.0	1,000.00
Johnson, Kiwee *	10-21-98	100.0	1,000.00
McCormick, David R. and Susan F. *	10-21-98	1,000.0	5,000.00
Riccelli, Frank	11-17-98	1,000.0	5,000.00
Wrona, Matthew R.	11-17-98	500.0	2,500.00
Baron, Robert *	11-30-98	500.00	2,500

(e) Privately Negotiated Sales

                On February 10, 1999, the company granted 125,000 options to PMC Direct Corp., exercisable at $5.00 per share, in exchange for cancellation of 125,000 warrants held by Richard J. Parone, a former consultant to the company. On February 23, 1999, PMC Direct Corp. exercised 7,000 options for $35,000.

               On February 10, 1999, the company granted 250,000 options to Marquis Capital, LLC, exercisable at $5.00 per share, in exchange for cancellation of 250,000 warrants held by Todd Roberti and Lawrence Principato, former consultants to the company. On February 22, 1999, Marquis Capital exercised 14,000 options for $70,000.

                 On March 26, 1999, James and Keith Gleasman each purchased 26,000 shares for $260,000 each. On June 25, 1999, James and Keith Gleasman each purchased 9,500 shares for $95,000 each. On August 9, 1999 James Gleasman purchased 3,500 shares for $35,000 and Keith Gleasman purchased 4,870 shares for $48,700.

               On August 24, 1999 and November 1, 1999, the company sold 38,000 shares to Robert C. Horton, an existing shareholder and his wholly-owned company, ULTRAFAB, Inc. for $190,000.

               On November 12, 1999, the company sold 36,000 shares to Robert C. Horton, an existing shareholder for $180,000.

               On March 29, 2000, the ~~C~~company sold 44,321 shares to Robert C. Horton, an existing shareholder for an aggregate price of $200,000. On June 23, 2000, the ~~C~~company sold 100,000 share at $5.00 per share to the same shareholder. ~~The Ccompany claims an exemption from registration under Section 4(2) of the Act.~~

               On March 26, 2001, the company issued 38,286, 40,762 and 47,619 shares to Keith E. Gleasman, Vernon E. Gleasman and James A. Gleasman, respectively, in lieu of payment of accrued consulting fees of $201,000, $214,000 and $250,000. The conversion price was $5.25 per share.

               All of these sales were to management, business consultants or to existing shareholders who are familiar with the company and are accredited investors. The company claims exemption from registration under section 4(2) of the 1933 Act as transactions by an issue not involving a public offering.

EXHIBITS

The following Exhibits, as applicable, are attached to this Registration Statement (Form SB-2/A) The Exhibit Index is found on the page immediate succeeding the Signature Page and the Exhibits follow on the pages immediately succeeding the Exhibit Index.

(1)	Investment Agreement

1.1	Investment Agreement between Swartz Private Equity, LLC and Torvec, Inc. dated September 5, 2000, including all exhibits, incorporated by reference to Form 8-K filed October 2, 2000;

(2)	Plan of Acquisition, reorganization, arrangement, liquidation, or succession.

2.1

Agreement and Plan of Merger, dated November 29, 2000 by and among Torvec Subsidiary Corporation, Torvec, Inc., UTEK Corporation and ICE Surface Development Inc., incorporated by reference to Form 8-K filed November 30, 2000 and Form 8K/A filed February 12, 2001.

(3)	Articles of Incorporation, By-laws
3.1

Certificate of Incorporation incorporated by reference to Form 10-SB/A, Registration Statement, registering ~~C~~company's $.01 par value common stock under section 12(g) of the Securities Exchange Act of 1934;

	3.2	By-laws incorporated by reference to Form 10-SB/A, Registration Statement, registering ~~C~~company's $.01 par value common stock under section 12(g) of the Securities Exchange Act of 1934;

	3.3	Certificate of Amendment to the Certificate of Incorporation dated August 30, 2000.

(4)	Instruments defining the rights of holders including indentures

None

(5)	Opinion re: Legality

	5.1	Opinion Letter of Chamberlain D'Amanda Oppenheimer & Greenfield

(8)	Opinion re: Tax Matters

None

(9)	Voting Trust Agreement Voting Trust Agreement

None

(10)	Material Contracts
10.1

Certain Employment Agreements, Consulting Agreements, certain assignments of patents, patent properties, technology and know-how to the Company, Neri Service and Space Agreement and Ford Motor Company Agreement and Extension of Term, all incorporated by reference to Form 10-SB/A, Registration Statement, registering Company's $.01 par value common stock under section 12(g) of the Securities Exchange Act of 1934;

10.2

The Company's 1998 Stock Option Plan and related Stock Options Agreements, incorporated by reference to Form S-8, Registration Statement, registering 2,000,000 shares of the Company's $.01 par value common stock reserved for issuance thereunder, effective December 17, 1998;

10.3

The Company's Business Consultants Stock Plan, incorporated by reference to Form S-8, Registration Statement, registering 200,000 shares of the Company's $.01 par value common stock reserved for issuance thereunder, effective June 11, 1999 as amended by reference to Form S-8 Registration Statement registering an additional 200,000 shares of the Company's $.01 par value common stock reserved for issuance thereunder, effective October 5, 2000;

10.4	Termination of Neri Service and Space Agreement dated August 31, 1999, incorporated by reference to Form 10-QSB filed for the quarter ended September 30, 1999;

10.5	Operating Agreement of Variable Gear, LLC dated June 28, 2000, incorporated by reference to Form 10-QSB filed for the quarter ended June 30, 2000;

10.6	License Agreement between Torvec, Inc. and Variable Gear, LLC dated June 28, 2000, incorporated by reference to Form SB-2 filed October 19, 2000.

10.7	Extension of and Amendment to Consulting Agreement with James A. Gleasman, incorporated by reference to Form 10-KSB filed for the fiscal year ended December 31, 2000.

10.8	Extension of and Amendment to Consulting Agreement with Keith E. Gleasman, incorporated by reference to Form 10-KSB filed for the fiscal year ended December 31, 2000.

10.9	Extension of and Amendment to Consulting Agreement with Vernon E. Gleasman, incorporated by reference to Form 10-KSB filed for the fiscal year ended December 31, 2000.

10.10	Option and Consulting Agreement with Marquis Capital, LLC dated February 10, 1999, incorporated by reference to Form 10-QSB filed for the quarter ended March 31, 2001;

10.11	Option and Consulting Agreement with PMC Direct Corp., dated February 10, 1999, incorporated by reference to Form 10-QSB filed for the quarter ended March 31, 2001;

10.12

Investment Banking Services Agreement with Dunwoody Brokerage Services, Inc. d/b/a Swartz Institutional Finance dated December 8, 2000, incorporated by reference to Form 10-QSB filed for the quarter ended March 31, 2001.

(11)	Computation of Per Share Earnings (Loss)

(15)	Letter on Unaudited Interim Financial Information

(16)	Letter on change in certifying accountant

None

(21)	Subsidiaries of the Registrant

	21.1	Variable Gear, LLC - New York

	21.2	Ice Surface Development, Inc. - New York

(23)	Consent of Experts and Counsel

	23.1	Consent of Richard A. Eisner & Company, LLP

	23.2	Consent of Chamberlain D'Amanda Oppenheimer & Greenfield

(24)	Power of Attorney relating to subsequent amendments (included on the signature page of this Registration Statement)

(25)	Statement of Eligibility of Trustee

Not applicable.

(26)	Invitations for competitive bids

Not applicable

~~(27)~~	~~Financial Data Schedule immediate following Exhibits~~

(99)	Additional Exhibits

Not applicable.

UNDERTAKINGS
(a)	Rule 415 Offering

Torvec, Inc., the Registrant, will:

	(1)	File, during any period in which it offers or sells securities, a post-effective amendment to this Registration Statement to:

(i) Include any ~~P~~prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)

Reflect in the ~~P~~prospectus any facts or events which, individually or together, represent a fundamental change in the information in the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

(iii)

Include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)

For determining liability under the Securities Act, treat each post-effective amendment as a new Registration Statements of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

	(3)	File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(e)	Request for Acceleration of Effective Date

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this Registration Statement to be signed on its behalf by the undersigned, in the City of Rochester, State of New York on May 29, 2001.

TORVEC, INC. BY: /S/ KEITH E. GLEASMAN KEITH E. GLEASMAN, President

In accordance with the requirements of the Securities Act of 1933, this Registration Statement was signed by the following persons in the capacities and on the date stated. Each person whose signature appears below constitutes and appoints Robert Oppenheimer and Richard B. Sullivan, and each of them individually, his true and lawful attorney-in-fact and agent, with full power of substitution and revocation, for him and in his name, place and stead, in any and all capabilities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and such of them, full power and authority to do and perform each any every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, may lawfully do or cause to be done by virtue hereof.

Date: 5/29/2001	/S/ HERBERT H. DOBBS Herbert H. Dobbs, Chairman of Board of Directors

Date: 5/29/2001	/S/ KEITH E. GLEASMAN Keith E. Gleasman, President and Director

Date: 5/29/2001	/S/ MORTON A. POLSTER Morton A. Polster, Secretary and Director

Date: 5/29/2001	/S/ LEE E. SAWYER Lee E. Sawyer, Director

Date: 5/29/2001	/S/ JAMES A. GLEASMAN James A. Gleasman, Director

Date: 5/29/2001	/S/ SAMUEL M. BRONSKY Samuel M. Bronsky, Chief Financial Officer

EXHIBIT INDEX

INDEX		PAGE
(1)	Investment Agreement

	1.1	Investment Agreement between Swartz Private Equity, LLC and Torvec, Inc. dated September 5, 2000, including all exhibits, incorporated by reference to Form 8-K filed October 2, 2000; N/A

(2)	Plan of Acquisition, reorganization, arrangement, liquidation, or succession.

Not applicable.

(3)	Articles of Incorporation, By-laws
3.1

Certificate of Incorporation incorporated by reference to
Form 10-SB/A, Registration Statement, registering ~~C~~company's
$.01 par value common stock under section 12(g) of the
Securities Exchange Act of 1934;                                              N/A

	3.2	By-laws incorporated by reference to Form 10-SB/A, Registration Statement, registering ~~C~~company's $.01 par value common stock under section 12(g) of the Securities Exchange Act of 1934; N/A

	3.3	Certificate of Amendment to the Certificate of Incorporation dated August 30, 2000. N/A

(4)	Instruments defining the rights of holders including indentures

None

(5)	Opinion re: Legality

	5.1	Opinion Letter of Chamberlain D'Amanda Oppenheimer & Greenfield N/A

(8)	Opinion re: Tax Matters

None

(9)	Voting Trust Agreement Voting Trust Agreement

None

(10)	Material Contracts

10.1

Certain Employment Agreements, Consulting Agreements,
certain assignments of patents, patent properties, technology and know-how to the ~~C~~company, Neri Service and Space
Agreement and Ford Motor Company Agreement and
Extension of Term, all incorporated by reference to Form 10-SB/A,
Registration Statement, registering ~~C~~company's $.01 par value common stock under section 12(g) of the Securities Exchange
Act of 1934;                                                       N/A

10.2

The ~~C~~company's 1998 Stock Option Plan and related
Stock Options Agreements, incorporated by reference
to Form S-8, Registration Statement, registering 2,000,000
shares of the ~~C~~company's $.01 par value common stock
reserved for issuance thereunder, effective December 17, 1998;      N/A

10.3

The ~~C~~company's Business Consultants Stock Plan, incorporated by reference to Form S-8, Registration Statement, registering
200,000 shares of the ~~C~~company's $.01 par value common
stock reserved for issuance thereunder, effective June 11, 1999 as amended by reference to Form S-8 Registration Statement
registering an additional 200,000 shares of the ~~C~~company's
$.01 par value common stock reserved for issuance thereunder,
effective October 5, 2000;                                          N/A

	10.4	Termination of Neri Service and Space Agreement dated August 31, 1999, incorporated by reference to Form 10-QSB filed for the quarter ended September 30, 1999; N/A

	10.5	Operating Agreement of Variable Gear, LLC dated June 28, 2000, incorporated by reference to Form 10-QSB filed for the quarter ended June 30, 2000; N/A

	10.6	License Agreement between Torvec, Inc. and Variable Gear, LLC dated June 28, 2000. N/A

	10.7	Extension of and Amendment to Consulting Agreement with James A. Gleasman, incorporated by reference to Form 10-KSB filed for the fiscal year ended December 31, 2000. N/A

	10.8	Extension of and Amendment to Consulting Agreement with Keith E. Gleasman, incorporated by reference to Form 10-KSB filed for the fiscal year ended December 31, 2000. N/A

	10.9	Extension of and Amendment to Consulting Agreement with Vernon E. Gleasman, incorporated by reference to Form 10-KSB filed for the fiscal year ended December 31, 2000. N/A

10.10	Option and Consulting Agreement with Marquis Capital, LLC dated February 10, 1999, incorporated by reference to Form 10-QSB filed for the quarter ended March 31, 2001; N/A

10.11	Option and Consulting Agreement with PMC Direct Corp., dated February 10, 1999, incorporated by reference to Form 10-QSB filed for the quarter ended March 31, 2001; N/A

10.12

Investment Banking Services Agreement with Dunwoody
Brokerage Services, Inc. d/b/a Swartz Institutional Finance
dated December 8, 2000, incorporated by reference to
Form 10-QSB filed for the quarter ended March 31, 2001.      N/A

(11)	Computation of Per Share Earnings (Loss) N/A

(15)	Letter on Unaudited Interim Financial Information N/A

(16)	Letter on change in certifying accountant

None

(21)	Subsidiaries of the Registrant

21.1	Variable Gear, LLC - New York N/A

21.2	Ice Surface Development, Inc. - New York N/A

(23)	Consent of Experts and Counsel

23.1	Consent of Richard A. Eisner & Company, LLP	114

23.2	Consent of Chamberlain D'Amanda Oppenheimer & Greenfield N/A

(24)	Power of Attorney relating to subsequent amendments (included on the signature page of this Registration Statement) N/A

(25)	Statement of Eligibility of Trustee

Not applicable.

(26)	Invitations for competitive bids

Not applicable

~~(27)~~	~~Financial Data Schedule immediate following Exhibits~~

(99)	Additional Exhibits

Not applicable.

EXHIBIT 23.1

INDEPENDENT AUDITORS' CONSENT

We consent to the inclusion in the Registration Statement on Form SB-2/A of our report dated March 7, 2001 (with respect to Note K, May 2, 2001) on our audits of the financial statements of Torvec, Inc. as of December 31, 2000 and for each of the years in the two-year period ended December 31, 2000 and for the period from September 25, 1996 (inception) through December 31, 2000, and to the reference to our firm under the caption "Experts" included in the ~~P~~prospectus.

/S/ RICHARD A. EISNER & COMPANY, LLP

Richard A. Eisner & Company, LLP

New York, New York
May 29, 2001